EXHIBIT 10.11

SENIOR SECURED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

February 7, 2020

NOBLE ROMAN’S, INC.,
an Indiana corporation, as the Issuer,

the Purchasers named herein,

CORBEL CAPITAL PARTNERS SBIC, L.P.,
as the Agent

$8,000,000

Page
ARTICLE 1	THE NOTES AND WARRANTS	1
1.1	Authorization of Initial Notes and Warrants; Issuance of Initial Notes and Warrants Generally	1
1.2	Interest Rates; Payments of Interest	2
1.3	Statements of Obligations	4
1.4	Holidays	4
1.5	Repayment of Notes	4
1.6	Payment of Obligations	9
1.7	Fees	9
1.8	Taxes on Payments	9
1.9	Recovery of Additional Costs	10
1.10	Inability to Determine Interest Rate	10
ARTICLE 2	CONDITIONS TO CLOSING	12
2.1	Conditions to the Purchase of the Initial Notes on the Closing Date	12
ARTICLE 3	ISSUER REPRESENTATIONS AND WARRANTIES	12
3.1	Legal Status	12
3.2	No Violation; Compliance	12
3.3	Authorization; Enforceability	12
3.4	Approvals; Consents	13
3.5	Liens and Debt	13
3.6	Litigation; Compliance with Laws; Product Liability; Information Security	13
3.7	No Default	14
3.8	Capitalization; Subsidiaries	14
3.9	Taxes	15
3.10	Correctness of Financial Statements; No Material Adverse Effect	15
3.11	ERISA	15
3.12	Full Disclosure	15
3.13	Other Obligations	16
3.14	Investment Company Act	16
3.15	Patents, Trademarks, Copyrights, and Intellectual Property, etc	16

(continued)
Page

3.16	Environmental Condition	16
3.17	Solvency	17
3.18	Labor Matters	17
3.19	Brokers	17
3.20	Material Contracts	17
3.21	OFAC and Anti-Corruption Matters	17
3.22	ITAR	18
3.23	SBIC Matters	18
3.24	Warrants	19
3.25	Company-Owned Unit Locations; Franchised Unit Locations	20
3.26	Franchise Agreements; FDD	20
3.27	Leases	20
3.28	Insurance	21
3.29	Inventory and Equipment	21
3.30	Debt	21
3.31	Designation of Senior Debt	21
ARTICLE 4	AFFIRMATIVE COVENANTS	21
4.1	Punctual Payments	21
4.2	Books and Records; Inspection Rights	22
4.3	Collateral Reporting and Financial Statements	22
4.4	Existence; Preservation of Licenses; Compliance with Law	24
4.5	Insurance	24
4.6	Assets	25
4.7	Taxes and Other Liabilities	25
4.8	Notices to the Agent	26
4.9	Further Assurances	27
4.10	Board Observer Rights	27
4.11	Environmental Compliance	28
4.12	Additional Collateral	28
4.13	Additional Guarantors	28

(continued)
Page

4.14	Warrants	28
4.15	Key Person Life Insurance	29
4.16	Tax Account; Estimated Tax Amounts	29
4.17	Post-Closing Matters	29
ARTICLE 5	NEGATIVE COVENANTS	29
5.1	Use of Funds; Margin Regulation	29
5.2	Debt	30
5.3	Liens	30
5.4	Merger, Consolidation, Acquisitions	30
5.5	Sales and Leasebacks	30
5.6	Dispositions	30
5.7	Investments	30
5.8	Character of Business	30
5.9	Restricted Payments; Officer and Employee Compensation	31
5.10	Guarantee	32
5.11	Transactions with Affiliates	32
5.12	Securities Issuance	32
5.13	Financial Condition	32
5.14	OFAC	33
5.15	Fiscal Year; Accounting Methods	34
5.16	Burdensome Agreements	34
5.17	Prepayments and Amendments	34
5.18	Tax Account	35
5.19	Settlement of Disputes	35
ARTICLE 6	EVENTS OF DEFAULT AND REMEDIES	35
6.1	Events of Default	35
6.2	Remedies	38
6.3	Appointment of Receiver or Trustee	39
6.4	Power of Attorney	39
6.5	Remedies Cumulative	39

(continued)
Page

ARTICLE 7	AGENCY	40
7.1	Appointment and Authority	40
7.2	Rights as a Purchaser	40
7.3	Exculpatory Provisions	40
7.4	Reliance by the Agent	41
7.5	Delegation of Duties	41
7.6	Resignation of the Agent	42
7.7	Non-Reliance on the Agent and Other Purchasers	42
7.8	No Other Duties, etc	42
7.9	The Agent May File Proofs of Claim	43
7.10	Collateral and Guaranty Matters	43
ARTICLE 8	PURCHASER REPRESENTATIONS AND WARRANTIES	44
8.1	Purchase Entirely for Own Account	44
8.2	Accredited Investor	44
ARTICLE 9	MISCELLANEOUS	44
9.1	Notices	44
9.2	No Waivers	45
9.3	Expenses; Documentary Taxes; Indemnification	45
9.4	Amendments and Waivers	46
9.5	Successors and Assigns; Participations; Disclosure; Register	48
9.6	Confidentiality	49
9.7	Counterparts; Integration	50
9.8	Severability	51
9.9	Knowledge	51
9.10	Additional Waivers	51
9.11	Destruction of the Issuer’s Documents	51
9.12	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; CLASS ACTION WAIVER	51
9.13	Reference Provision	53
9.14	Patriot Act Notification	54

(continued)
Page

9.15	Continuing Liability	55
9.16	Survival	55

Annexes, Exhibits and Schedules

Annex 1	Definitions and Construction
Annex 2	Closing Conditions

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Form of Board Observer Agreement
Exhibit D	Funds Flow Memorandum
Exhibit 4.3(a)	Form of Monthly Financial Reporting Package
Exhibit 4.3(d)	Form of Compliance Certificate
Schedule 1.1	Purchasers Commitments
Schedule 3.1	Legal Status
Schedule 3.6(a)	Litigation
Schedule 3.6(c)	Product Liability
Schedule 3.6(d)	Information Security
Schedule 3.8(a)	Ownership of Note Parties
Schedule 3.8(b)	Ownership of Subsidiaries
Schedule 3.15	Intellectual Property
Schedule 3.19	Brokers
Schedule 3.20	Material Contracts
Schedule 3.25	Unit Locations
Schedule 3.26	Franchise Agreements; FDD
Schedule 3.27	Leases
Schedule 3.30	Debt
Schedule 4.17	Post-Closing Matters

This SENIOR SECURED PROMISSORY NOTE AND WARRANT PURCHASE
AGREEMENT, dated as of February 7, 2020, is entered into by and among NOBLE ROMAN’S, INC., an Indiana corporation (the “Issuer”), each purchaser from time to time party hereto (collectively, the “Purchasers” and individually, a “Purchaser”), and CORBEL CAPITAL PARTNERS SBIC, L.P., in its capacity as the administrative agent (the “Agent”). (Initially capitalized terms used in this Agreement have the meanings ascribed to such terms in Annex 1. In addition, interpretation of UCC terms, accounting terms, and other matters of construction are set forth in Annex 1):

A. The respective Purchasers desire to purchase Notes and Warrants from the Issuer pursuant to this Agreement, and the Issuer desires to sell and issue Notes and Warrants to the Purchasers, on the terms and subject to the conditions set forth herein; and

B. The Issuer is selling and issuing the Warrants to the respective Purchasers, as an inducement to and as consideration for the Purchaser’s willingness to enter into and purchase Notes pursuant to this Agreement.

NOW, THEREFORE, inconsideration for the foregoing premises, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
THE NOTES AND WARRANTS

1.1 Authorization of Initial Notes and Warrants; Issuance of Initial Notes and Warrants Generally.

(a) Authorization of Initial Notes and Warrants. The Issuer has authorized the issue and sale of $8,000,000 aggregate principal amount of its Senior Secured Promissory Notes due February 7, 2025 (the “Initial Notes”). The Initial Notes shall be substantially in the form attached hereto as Exhibit A. No amount repaid or prepaid under any Initial Note may be borrowed again. The Issuer also has authorized the issuance and sale of the Warrants to the Purchasers concurrently with the issuance and sale of the Initial Notes. The Warrants shall be substantially in the forms attached hereto as Exhibit B.

(b) Issuance of Initial Notes and Warrants. The Issuer hereby agrees to sell to each Purchaser on the Closing Date, and, subject to the terms and conditions set forth herein and in the other Note Documents, and in reliance upon the representations, warranties and covenants set forth herein and therein, each Purchaser severally agrees to purchase from the Issuer on the Closing Date, Initial Notes in the original principal amount set forth opposite such Purchaser’s name on Part (a) of Schedule 1.1 and Warrants to purchase the respective percentages of the Ownership Interests of the respective Purchasers set forth on Part (b) of Schedule 1.1. On the Closing Date, the Issuer will deliver to each Purchaser at the offices of Morgan, Lewis & Bockius LLP, 300 South Grand Avenue, Suite 2200, Los Angeles, California, one or more original executed Initial Notes registered in such Purchaser’s name and in the denomination or denominations and in the respective face amounts specified on Part (a) of Schedule 1.1, and Warrants to purchase the respective percentages of the Ownership Interests of the respective Purchasers set forth on Part (b) of Schedule 1.1, against payment of the purchase price therefor by wire transfer of immediately available funds to the bank account of the Issuer in accordance with the wire instructions set forth in the Funds Flow Memorandum. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non- performance of any obligation by any other Purchaser hereunder.

(c) OID. The Initial Notes are being issued with OID in the amount allocated to the respective Initial Notes on Part (a) of Schedule 1.1. The Issuer agrees to report the amount of OID associated with the respective Initial Notes (and to record and report any interest expense attributable to such OID) in accordance with such Schedule and allocation. For purposes of Section 1273 of the Internal Revenue Code, the aggregate issue price of the Initial Notes and the Warrants is $8,000,000. Pursuant to GAAP consistently applied and U.S. Treasury Regulations, the Purchasers and Issuer agree to allocate $7,940,022.88 of the issue price to the Initial Notes and

$59,977.12 to the Warrants, and agree that such allocation reflects the relative fair market values of the Initial Notes and the Warrants as of the Closing Date. The Purchasers and Issuer further agree to recognize and adhere to the determinations and allocations of OID and valuation of the Warrants set forth herein for all federal and state income tax purposes and file all tax returns in a manner consistent herewith.

(d) Put Notes. The Issuer shall issue the Put Notes to the Purchasers if and when required pursuant to the terms of the Warrants. The Put Notes shall be substantially in the form attached hereto as Exhibit A. No amount repaid or prepaid under any Put Note may be borrowed again.

1.2 Interest Rates; Payments of Interest.

(a) Interest. Interest on the Initial Notes shall be payable from time to time partially in cash, and partially in the form of PIK Interest, and interest on the Put Notes shall be payable from time to time in cash, in each case, as provided below. Interest on the Notes will be computed as set forth in Section 1.2(b).

(i) Cash Interest on Notes. In addition to the interest payable in accordance with Section 1.2(a)(ii), if applicable, on each Interest Payment Date prior to the Maturity Date applicable thereto and at maturity (whether the stated Maturity Date applicable thereto, as a result of acceleration or otherwise), the Issuer shall pay and discharge in cash to the Agent the interest then accrued on the aggregate outstanding principal amount of the Notes (including interest accrued on all additional principal added to the principal balance of the Notes prior to such Interest Payment Date in accordance with Section 1.2(a)(ii)) at a rate equal to, subject to Section 1.2(a)(iii), the LIBOR Rate plus 7.75% per annum. Except as otherwise set forth herein, upon the expiration of an Interest Period, the Notes will continue to accrue interest under this Section 1.2(a)(i) at a rate of interest based on the LIBOR Rate for successive Interest Periods.

(ii) PIK Interest on Initial Notes. In addition to the interest payable in accordance with Section 1.2(a)(i), on each Interest Payment Date prior to the Maturity Date applicable thereto and at maturity (whether the stated Maturity Date applicable thereto, as a result of acceleration or otherwise), the Issuer shall pay interest then accrued on the aggregate outstanding principal amount of the Initial Notes (including interest accrued on all additional principal added to the principal balance of the Initial Notes prior to such Interest Payment Date in accordance with Section 1.2(a)(ii)) in kind (“PIK Interest”) by adding such amount to the outstanding principal amount of the Initial Notes, at a rate equal to, subject to Section 1.2(a)(iii), 3.00% per annum (the “PIK Interest Rate”). Any PIK Interest added to the then outstanding principal balance of the Initial Notes shall begin accruing interest at the interest rates set forth in Section 1.2(a)(i) and (ii) beginning on and including the Interest Payment Date on which such PIK Interest is added to the principal amount of the Initial Notes. All PIK Interest added to the principal balance of the Initial Notes pursuant to this Section 1.2(a)(ii) will, for all purposes of this Agreement and the Initial Notes, constitute outstanding principal on the Initial Notes.

(iii) Default Rate. Upon the occurrence and during the continuance of an Event of Default, in addition to and not in substitution of any of the Agent’s or any Purchaser’s other rights and remedies with respect to such Event of Default, in the sole discretion of the Agent or the Required Purchasers, the entire unpaid principal balance of the Notes shall bear interest at a per annum cash rate equal to 300 basis points above the per annum cash rate, and if applicable, PIK Interest Rate, otherwise applicable thereunder. In addition, in the sole discretion of the Agent or the Required Purchasers, interest, Expenses, any fees chargeable hereunder, and other amounts due hereunder or under any other Note Document not paid when due shall bear interest at the interest rates set forth in Section 1.2(a)(i) increased by 300 basis points until such overdue payment is paid in full in cash. For the avoidance of doubt, Agent or the Required Purchasers may elect to impose the default rates above effective as of the date of the occurrence of such Event of Default regardless of the date Agent or the Purchasers give written notice of the election to impose such default rates and regardless of the date Agent or the Purchasers received notice of, or obtained knowledge of, the occurrence of such Event of Default, and such default rates shall automatically apply upon the occurrence of an Event of Default under Section 6.1(g) or (h); provided, however, that other than with respect to Events of Default under Section 6.1(g) or (h), the Issuer shall not be required to pay interest at the default rate for any periods in excess of 120 days prior to the earlier of the date on which the Issuer provided written notice to the Agent regarding the applicable Event of Default and the date on which the Agent provided written notice to the Issuer regarding the applicable Event of Default.

(b) Computation of Interest. All interest shall be calculated on the basis of a 360 day year and the actual number of days elapsed. Interest shall accrue (i) with respect to the Initial Notes, from the Closing Date to the date of repayment of the Initial Notes, and (ii) with respect to any Put Note, from the date such Put Note is issued to the date of repayment of such Put Note, in each case, in accordance with the provisions of this Agreement; provided, however, that if a Note is repaid on the same day on which it is made, then one day’s interest shall be paid on the Note. Any and all interest not paid when due shall be added to the principal balance of the applicable Note and shall bear interest thereafter as provided for in Section 1.2(a)(iii).

(c) Maximum Interest Rate. Under no circumstances shall the interest rate or rates charged hereunder or under the Notes, plus any other amounts paid hereunder or under the Notes, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that the Purchasers have received or charged interest hereunder in excess of the highest legally permissible interest rate, any payments with respect to such excess amount shall be deemed received on account of, and shall automatically be applied to reduce the Obligations, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate applicable at the time or in the context in question. If there are no Obligations then outstanding, the Purchasers shall refund to the Issuer the amount of interest in excess of the maximum legally permissible rate.

(d) Payments of Interest. All accrued but unpaid interest on the Notes, calculated in accordance with this Section 1.2, shall be due and payable as set forth in Sections 1.2(a)(i) and 1.2(a)(ii). Notwithstanding anything contained herein to the contrary, all interest due and payable on the date that the entire then outstanding principal amount of the Notes becomes due and payable, whether on the stated Maturity Date applicable thereto, by acceleration or otherwise, shall be due and payable in full on such date.

(e) Cost of Money. Notwithstanding anything contained in the Note Documents to the contrary, the parties acknowledge and agree that any default interest or other amounts charged under the Note Documents that would cause the amount charged under the Note Documents to exceed the ceiling under, and as defined in, SBA Regulations §107.855, will be held in escrow as set forth in Section 1.2(f).

(f) Escrowed Payments. To the extent that any payments to Purchasers would exceed the maximum amount permitted by the SBIC Act, such excess amounts shall be held in escrow by the Issuer solely for the Purchasers’ benefit and paid out to Purchasers as soon as practicable following the time(s) as such amounts are permitted to be paid to Purchasers under the SBIC Act.

1.3 Statements of Obligations. Each Purchaser shall maintain a loan account in accordance with its usual and customary practices evidencing the Obligations of the Issuer hereunder. Any failure of any Purchaser to record any charge or payment in such loan account, or any error in doing so, shall not limit or otherwise affect the obligation of the Issuer to pay any amount owing hereunder. Entries made in a Purchaser’s loan account shall constitute presumptive evidence of the information contained therein. If any information contained in any such loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error.

1.4 Holidays. Any principal or interest payment in respect of the Notes which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest.

1.5 Repayment of Notes.

(a) General Payment Provisions. All payments of Obligations shall be made in immediately available funds in Dollars, without offset, counterclaim or defense of any kind, not later than 12:00 noon Pacific Time on the due date. Any payment after such time shall be deemed made on the next Business Day. Notwithstanding the foregoing, the Obligations may be satisfied in whole or in part at the election of the holder of the Warrants in connection with the exercise of the Warrants pursuant to their terms.

(b)
Repayment of the Notes.

(i) The Issuer shall repay the aggregate outstanding principal balance of the Initial Notes (including any PIK Interest added to the outstanding principal balance of the Initial Notes) in cash commencing on February 28, 2023, and on the last day of each month thereafter, in equal monthly installments of $33,333.33, unless accelerated sooner pursuant to Section 6.2 or redeemed or prepaid in accordance with this Section 1.5. The Issuer shall repay the outstanding unpaid principal balance of the Initial Notes, together with any accrued but unpaid interest thereon, in cash on the Maturity Date applicable thereto (unless accelerated in accordance with Section 6.2).

(ii) The Issuer shall repay the aggregate outstanding principal balance of the Put Notes, together with any accrued but unpaid interest thereon, in cash on the Maturity Date applicable thereto (unless accelerated in accordance with Section 6.2 or redeemed or prepaid in accordance with this Section 1.5).

(c)
Prepayments.

(i) Optional. The Issuer may, with or without notice, prepay the principal of the Notes, in whole or in part. Each prepayment made pursuant to this Section 1.5(c)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid, together with any additional amounts required pursuant to Sections 1.7(b) and 1.9. Each such prepayment shall be applied against the remaining installments of principal due on the Notes in inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date applicable thereto shall constitute an installment). Such prepayments shall be paid to the Purchasers in accordance with their pro rata share of the Notes.

(ii)
Mandatory.

(A) Dispositions and Involuntary Dispositions. Unless otherwise agreed to by Agent in its sole discretion, the Issuer shall prepay the Notes as hereinafter provided in an aggregate amount equal to the Net Cash Proceeds received by any Note Party or any Subsidiary from all Dispositions (other than Permitted Dispositions under clauses (a) through (f) of the definition of Permitted Dispositions) and Involuntary Dispositions within three (3) Business Days of the date of such Disposition or Involuntary Disposition; provided, that, with respect to any Permitted Disposition under clause (g) of the definition of Permitted Dispositions, so long as (w) no Default or Event of Default shall have occurred and is continuing or would result therefrom,

(x) the Issuer shall have given Agent prior written notice of Issuer’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such Disposition or the cost of purchase of other assets useful in the business of such Note Party or its Subsidiaries,
(y) the monies are held in a deposit account in which Agent has a perfected first-priority security interest, and (z) such Note Party or its Subsidiary, as applicable, completes such replacement or purchase within 180 days after the initial receipt of such monies, then the Note Party or such Note Party’s Subsidiary whose assets were the subject of such Disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such Disposition unless and to the extent that such applicable period shall have expired without such replacement or purchase being made or completed, in which case, any amounts remaining in the deposit account referred to in clause (y) above shall be paid to Agent and applied in accordance with Section 1.5(c)(ii)(G).

(B) Equity Issuance. Unless otherwise agreed to by Agent in its sole discretion, within three (3) Business Days of the receipt by any Note Party or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Issuer shall prepay the Notes as hereinafter provided in an aggregate amount equal to such Net Cash Proceeds; provided that, so long as (w) no Default or Event of Default shall have occurred and is continuing or would result therefrom,
(x) the Issuer shall have given Agent prior written notice of Issuer’s intention to apply such monies to the costs of building new and/or remodeling existing Company-Owned Units and related opening costs, (y) the monies are held in a deposit account in which Agent has a perfected first- priority security interest, and (z) such Note Party or its Subsidiary, as applicable, completes such building or remodeling within three years after the initial receipt of such monies, then the Note Party or such Note Party’s Subsidiary shall have the option to apply such monies for such purposes unless and to the extent that such applicable period shall have expired without such monies being used for such purposes, in which case, any amounts remaining in the deposit account referred to in clause (y) above shall be paid to Agent and applied in accordance with Section 1.5(c)(ii)(G).

(C) Debt Issuance. Unless otherwise agreed to by Agent in its sole discretion, within three (3) Business Days of the receipt by any Note Party or any Subsidiary of the Net Cash Proceeds of any issuance by any Note Party or ay Subsidiary of any Debt (other than Permitted Debt), the Issuer shall prepay the Notes as hereinafter provided in an aggregate amount equal to such Net Cash Proceeds.

(D) Extraordinary Receipts. Unless otherwise agreed to by Agent in its sole discretion, within three (3) Business Days of the receipt by any Note Party or any Subsidiary of any Extraordinary Receipt received by or paid to or for the account of any Note Party or any of its Subsidiaries, and not otherwise included in clause (A), (B) or (C) of this Section, the Issuer shall prepay the Notes as hereinafter provided in an aggregate principal amount equal to the Net Cash Proceeds received therefrom. Notwithstanding anything to the contrary in this clause (D), upon the death of Paul W. Mobley or A Scott Mobley, the Issuer shall be permitted to use up to $500,000 of proceeds of the Life Insurance Policies, in the aggregate for both such Persons, for purposes any costs and expenses deemed necessary by the Issuer to find and secure one or more successor(s) to the deceased.

(E) Consolidated Excess Cash Flow. Unless otherwise agreed to by Agent in its sole discretion, commencing with the Financial Statements and related Compliance Certificate required to be delivered for the Fiscal Quarter of the Issuer ending December 31, 2020, within five (5) Business Days after Financial Statements have been delivered pursuant to Section 4.3(b) and the related Compliance Certificate has been delivered pursuant to Section 4.3(d), or if such Financial Statements or Compliance Certificate are not delivered on the dates so required, within five (5) Business Days after such Financial Statements and related Compliance Certificate are required to be delivered pursuant to Section 4.3(c) and 4.3(d), as applicable, the Issuer shall prepay the Notes as hereafter provided in an aggregate amount equal to 50% of Consolidated Excess Cash Flow for the Fiscal Quarter covered by such Financial Statements less the amount of any voluntary prepayments made on the Notes during such Fiscal Quarter.

(F)
Consolidated Excess Cash Flow Adjustments.

(1) If the calculations of the amount of Consolidated Excess Cash Flow set forth in the Compliance Certificate delivered for Financial Statements delivered pursuant to Section 4.3(c) (the “Annual Compliance Certificate”) show an aggregate amount of Consolidated Excess Cash Flow for the Fiscal Year with respect to which such annual Financial Statements are delivered that is greater than the aggregate amount of Consolidated Excess Cash Flow indicated by the Issuer in the Compliance Certificates delivered for Financial Statements delivered pursuant to Section 4.3(b) for the four Fiscal Quarters of such Fiscal Year (collectively, the “Quarterly Compliance Certificates”), then the Issuer shall prepay, no later than five (5) Business Days after delivery of the Annual Compliance Certificate, an additional aggregate amount of the Notes (“Additional Excess Cash Flow”) equal to (x) the amount required to be prepaid pursuant to the terms of Section 1.5(c)(ii)(E) based on the amount of Consolidated Excess Cash Flow set forth in such Annual Compliance Certificate, less (y) the amount of Consolidated Excess Cash Flow required to be prepaid pursuant to the terms of Section 1.5(c)(ii)(E) based on the aggregate amount of Consolidated Excess Cash Flow set forth in the Quarterly Compliance Certificates.

(2) If the calculations of the amount of Consolidated Excess Cash Flow set forth in the Annual Compliance Certificate show an aggregate amount of Consolidated Excess Cash Flow for the Fiscal Year with respect to which such annual Financial Statements are delivered that is less than the aggregate amount of Consolidated Excess Cash Flow indicated by the Issuer in the Quarterly Compliance Certificates, then the Issuer may deduct from the next payment or payments, as the case may be, required pursuant to the terms of Section 1.5(c)(ii)(E) an amount equal to the difference between (x) the amount of Consolidated Excess Cash Flow required to be prepaid pursuant to the terms of Section 1.5(c)(ii)(E) based on the aggregate amount of Consolidated Excess Cash Flow set forth in the Quarterly Compliance Certificates and (y) the amount required to be prepaid pursuant to the terms of Section 1.5(c)(ii)(E) based on the amount of Consolidated Excess Cash Flow set forth in such Annual Compliance Certificate; provided that under no circumstances shall the Agent or the Purchasers be required to return any amount of Consolidated Excess Cash Flow previously received.

(G) Application of Payments. Each prepayment of the Notes pursuant to the foregoing provisions of Section 1.5(c)(ii)(A) through (F) shall be applied against the remaining installments of principal due on the Notes in inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date applicable thereto shall constitute an installment). Such prepayments shall be paid to the Purchasers in accordance with their pro rata share of the Notes.

The Issuer agrees to pay to the Agent upon a prepayment pursuant to Section 1.5(c)(ii)(A) through (D), the prepayment fee required pursuant to Section 1.7(b). All prepayments under this Section 1.5(c)(ii) shall be subject to Section 1.9, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(d)
Application and Allocation of Payments.

(i) Application.                                            Payments made by the Issuer hereunder shall be applied (A) first, as specifically required hereby; (B) second, to Obligations then due and owing;

(C) third, to other Obligations specified by the Issuer; and (D) fourth, as determined by the Required Purchasers.

(ii) Post-Default Allocation. Notwithstanding anything in any Note Document to the contrary, during the continuance of an Event of Default, monies to be applied to the Obligations, whether arising from payments by Note Parties, setoff or otherwise, shall be allocated as follows:

Purchasers;

(A)
first, to all costs and expenses owing to the Agent and

(B)
second, to all Obligations constituting fees;

(C)
third, to all Obligations constituting interest, including PIK

Interest that has not yet been capitalized;

(D) fourth, to principal amounts outstanding under the Notes, including the principal balance thereof constituting PIK Interest that has been capitalized; and

(E)
fifth, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after payment in full of all preceding categories. If amounts are insufficient to satisfy a specific category, Obligations in such category shall be paid on a pro rata basis. The allocations set forth in this Section 1.5(d) are solely to determine the rights and priorities among the Purchasers, and may be changed by agreement among them without the consent of any Note Party. This Section 1.5(d) is not for the benefit of or enforceable by any Note Party, and the Issuer irrevocably waives the right to direct the application of any payments subject to this Section 1.5(d).

(iii) Erroneous Application. No Purchaser shall be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Purchaser or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it in error (and, if such amount was received by any Purchaser, such Purchaser hereby agrees to return it).

(e) Marshaling; Payments Set Aside. The Purchasers shall not be under any obligation to marshal any assets in favor of any Note Party or against any Obligations. If any payment by or on behalf of the Issuer is made to any Purchaser, or any Purchaser exercises a right of setoff, and such payment or any proceeds of such setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person (including in each case pursuant to any settlement entered into by such Purchaser in its discretion), then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had never been made or such setoff had never occurred. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

1.6 Payment of Obligations. Obligations other than the Notes will be paid by the Issuer as provided in the Note Documents or, if no payment date is specified, shall be due and payable within five (5) calendar days of written demand by the Agent. The Issuer shall pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Expenses)) in full on the last Maturity Date hereunder or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement.

1.7 Fees.

(a) Fee. The Issuer shall pay to Agent and Purchasers all fees specified in the Fee Letter and any other fee letter executed by the Issuer in connection with this Agreement.

(b) Prepayment Fee. In the event that (i) the Obligations are prepaid in whole or in part before the applicable Maturity Date, (ii) the Obligations are prepaid, reduced, refinanced or replaced by operation of law or otherwise before the applicable Maturity Date, (iii) the Obligations are accelerated (whether pursuant to the terms of this Agreement, by operation of law, or otherwise), (iv) Obligations are satisfied as a result of a foreclosure sale, or (v) an Event of Default occurs under Section 6.1(g) or 6.1(h), then Issuer shall pay the Purchasers as liquidated damages (and not as a penalty) a prepayment fee in an amount equal to a percentage of the amount of prepayment of the Obligations calculated as follows: (A) three percent (3.0%) if such prepayment, refinancing, replacement, sale, acceleration or such Event of Default occurs on or before the first anniversary of the Closing Date; (B) two percent (2.0%) if such prepayment, refinancing, replacement, sale, acceleration or such Event of Default occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date; (C) one percent (1.0%) if such prepayment, refinancing, replacement, sale, acceleration or such Event of Default occurs after the second anniversary of the Closing Date, but on or before the third anniversary of the Closing Date; and (D) zero percent (0.0%) if such prepayment, refinancing, replacement, sale, acceleration or such Event of Default occurs after the third anniversary of the Closing Date. The applicable prepayment fee set forth in this Section 1.7(b) shall be presumed to be the amount of damages sustained by the Purchasers as a result of a prepayment, and the Issuer agrees that it is reasonable under the circumstances currently existing. The prepayment fee provided for in this Section 1.7(b) shall be deemed included in the Obligations. This provision shall be applicable whether the prepayment is made voluntarily, as a result of an Event of Default, or otherwise.

1.8 Taxes on Payments. All payments in respect of the Obligations shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, levies, imposts, deductions, charges, withholdings, assessments or governmental charges, and all liabilities with respect thereto, imposed by the United States of America, any foreign government, or any political subdivision or taxing authority thereof or therein, excluding any Excluded Taxes (all such non-Excluded Taxes being hereinafter referred to as “Taxes”). If any Taxes are imposed and required by law to be deducted or withheld from any amount payable to the Agent and the Purchasers, then the Issuer shall (i) increase the amount of such payment so that the Agent and the Purchasers will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, and (ii) pay such Taxes to the appropriate taxing authority for the account of the Agent and the Purchasers prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, if any such penalties or interest shall become due, the Issuer shall make prompt payment thereof to the appropriate taxing authority. The Issuer shall indemnify the Agent and the Purchasers for the full amount of Taxes (including penalties, interest, expenses and Taxes arising from or with respect to any indemnification payment) arising therefrom or with respect thereto, whether or not the Taxes were correctly or legally asserted. This indemnification shall be made on demand.

1.9 Recovery of Additional Costs. If the imposition of or any Change in Law or the interpretation or application thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except Excluded Taxes) or reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to the Agent and the Purchasers for extending or maintaining the loans or other financial accommodations to which this Agreement relates, (b) reduce the amounts payable to the Agent and the Purchasers under this Agreement or any other Note Documents, or (c) reduce the rate of return on the Agent and the Purchasers’ capital as a consequence of the Agent and the Purchasers’ obligations with respect the loans or other financial accommodations to which this Agreement relates, then the Issuer shall pay to the Agent and the Purchasers such additional amounts as will compensate the Agent and the Purchasers therefore, within fifteen (15) days after the Agent and such Purchaser’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Issuer, which explanation and calculations shall be conclusive in the absence of manifest error; provided that

(A) Issuer shall not be required to compensate Agent or any Purchaser for any increased costs incurred or reductions suffered more than 180 days prior to the date that Agent or such Purchaser, as the case may be, notifies Issuer of the Change in Law giving rise to such increased costs or reductions, and of Agent’s or such Purchaser’s intention to claim compensation therefor, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

1.10 Inability to Determine Interest Rate.

(a) In the event that, prior to the first day of any Interest Period, (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Issuer absent manifest error) that (x) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, and (y) the circumstances described in Section 1.10(b)(i) do not apply, (ii) the Agent shall have determined (which determination shall be conclusive and binding upon the Issuer absent manifest error) that dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Note or (iii) the Agent shall have determined that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to one or more Purchasers (as conclusively certified by such Purchaser) of making or maintaining their affected Notes during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Issuer as soon as practicable thereafter. If such notice is given, on the first day of such Interest Period, the interest payable under Section 1.2(a)(i) shall accrue at the Base Rate rather than the LIBOR Rate (in each case, plus the applicable margin set forth in Section 1.2(a)) until such notice has been withdrawn by the Agent.

(b) Notwithstanding anything contained herein to the contrary, if the Agent shall have determined (which determination shall be conclusive and binding upon the Issuer absent manifest error) that (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period and such circumstances are unlikely to be temporary, (ii) a public statement or publication of information has been made (x) by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate, (y) by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System (or any successor), an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator of the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate, or (z) by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative,
(iii) a LIBOR Rate is not published by the administrator of the LIBOR Rate for five consecutive Business Days and such failure is not the result of temporary moratorium, embargo or disruption declared by the administrator of the LIBOR Rate or by the regulatory supervisor for the administrator of the LIBOR Rate, or (iv) a new index rate has become a widely-recognized replacement benchmark rate for the LIBOR Rate in newly originated loans denominated in Dollars in the U.S. market, then reasonably promptly thereafter, the Agent shall amend this Agreement as described below to replace the LIBOR Rate with an alternative benchmark rate (which may be a rate based on the Secured Overnight Financing Rate and which alternative benchmark rate shall be subject to a floor of 1.50% per annum), and to modify the applicable margins and make other related amendments, in each case giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities, or any selection, endorsement or recommendation by a relevant Governmental Authority with respect to such facilities.

(c) The Agent shall provide notice to the Issuer of the amendment to this Agreement to reflect the replacement index, adjusted margins and such other related amendments as may be appropriate, in the reasonable discretion of the Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary contained in this Agreement or any other Note Document, such amendment shall become effective without any further action or consent of any other party to this Agreement upon delivery of notice to the Issuer.

(d) For the avoidance of doubt, to the extent Agent is prohibited by Applicable Law to use the LIBOR Rate as a reference rate following the date when a determination is made pursuant to Section 1.10(b) above and until a replacement index has been selected and implemented in accordance with the terms and conditions of Section 1.10(c), at the Agent’s election, the interest payable under Section 1.2(a)(i) shall accrue at the Base Rate rather than the LIBOR Rate (in each case, plus a margin equal to the sum of (i) the LIBOR Rate in effect immediately prior to such change to Base Rate plus (ii) 7.75% per annum minus (iii) the Base Rate in effect at such time).

(e) Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, then at such times, such index shall be deemed to be zero for purposes of this Agreement.

ARTICLE 2
CONDITIONS TO CLOSING

2.1 Conditions to the Purchase of the Initial Notes on the Closing Date. The Purchasers’ obligation to purchase the Initial Notes on the Closing Date is subject to and contingent upon the fulfillment of each of the conditions set forth in Annex 2 to the satisfaction of the Agent and/or the Purchasers (as specified on Annex 2) and its counsel.

ARTICLE 3

ISSUER REPRESENTATIONS AND WARRANTIES

In order to induce the Agent and the Purchasers to enter into this Agreement and to purchase the Notes, the Issuer hereby represents and warrants to the Agent and each Purchaser that:

3.1 Legal Status. Each Note Party is the type of organization indicated in Schedule 3.1, and is duly organized and existing under the laws of the state of its organization, as indicated in Schedule 3.1. Each Note Party has the power and authority to own its own Assets and to transact the business in which it is engaged, to execute and deliver this Agreement and the other Note Documents to which it is a party and to perform the provisions hereof and thereof (including, without limitation, the issuance and sale of the Notes and the Warrants by the Issuer on the Closing Date). Each Note Party is properly licensed, qualified to do business and in good standing in every jurisdiction in which failure to so qualify would reasonably be expected to have a Material Adverse Effect as set forth in Schedule 3.1. Each Note Party has delivered to the Agent accurate and complete copies of its Governing Documents all of which are operative and in effect as of the Closing Date.

3.2 No Violation; Compliance. The execution, delivery and performance of the Note Documents to which each Note Party is a party, and the consummation of the transactions contemplated hereby and thereby (including the issuance of the Notes and the Warrants), are duly authorized and are within such Note Party’s powers, are not in conflict with the terms of the Governing Documents of such Note Party, and do not result in a material breach of or constitute a default under any material contract, obligation, indenture or other agreement or instrument to which such Note Party is a party or by which such Note Party or its assets are or may be bound or affected. No law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor any judgment, decree or order of any court or Governmental Authority binding on any Note Party, will be contravened by the execution, delivery, performance or enforcement of the Note Documents to which any Note Party is a party.

3.3 Authorization; Enforceability. Each Note Party has taken all action necessary to validly authorize the execution and delivery by such Note Party of the Note Documents to which such Note Party is a party, and the consummation of the transactions contemplated to be consummated hereby and thereby. Upon their execution and delivery in accordance with the terms hereof, the Note Documents to which each Note Party is a party will constitute legal, valid and binding agreements and obligations of such Note Party enforceable against such Note Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

3.4 Approvals; Consents. No approval, authorization, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of the Note Documents except those that have been obtained. All requisite Governmental Authorities and third parties have approved or consented to the transactions contemplated by the Note Documents and all applicable waiting periods have expired. There is no governmental or judicial action, actual or to the Knowledge of the Issuer threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the transactions contemplated by the Note Documents.

3.5 Liens and Debt. Each Note Party and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its Assets, free and clear of all Liens or rights of others, except for Permitted Liens. No Note Party nor any Subsidiary thereof has any Debt other than Permitted Debt.

3.6 Litigation; Compliance with Laws; Product Liability; Information Security.

(a) Except as set forth on Schedule 3.6(a), there are no (i) suits, proceedings, claims or disputes pending or, to the Knowledge of the Issuer, threatened, or (ii) to the Knowledge of Issuer, facts or circumstances existing that could reasonably be expected to result in a suit, proceeding, claim or dispute, in each case, against or affecting any Note Party, or any Note Party’s Assets, or any Subsidiary of a Note Party or any of such Subsidiary’s Assets, which are not fully covered by applicable insurance, and as to which no reservation of rights has been taken by the insurer thereunder.

(b) Neither the Issuer nor any Subsidiary is (i) subject to or in violation of any writ, order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (ii) in violation of any material Applicable Law, ordinance, rule or regulation of any Governmental Authority.

(c) No product that is developed, produced, manufactured, tested, marketed, sold, and/or distributed by the Issuer or any of its Subsidiaries has been recalled (or to the Knowledge of the Issuer is threatened to be recalled) directly or indirectly by the Issuer or any of its Subsidiaries or any Governmental Authority or involuntarily withdrawn, suspended, or discontinued. Schedule 3.6(c) lists all product liability or warranty claims made during the current and the prior two Fiscal Years and the current status or resolution of such claim. To the Knowledge of the Issuer, there are no facts, circumstances, events or conditions that could reasonably be expected to result in any product recall or any product liability, material back charge or material warranty claim. Neither the Issuer nor any Subsidiary has been notified in writing of any action, arbitration, audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative, or informal) or claim commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority (whether completed or pending) seeking the voluntary or other recall, withdrawal, suspension, or seizure of any product that is developed, produced, manufactured, tested, marketed, sold, and/or distributed by the Issuer or any of its Subsidiaries.

(d) Except as set forth on Schedule 3.6(d), there have not been any incidents of, or third party claims alleging, (i) a Data Breach, or (ii) other loss, theft, unauthorized access, disclosure or acquisition, modification, disclosure, corruption, or other misuse of any Personal Information or Customer Confidential Information in a Note Party’s possession or in the possession of a third party service provider for the Note Party. No Note Party has notified in writing, or been required by Applicable Law or a Governmental Authority to notify in writing, any person of any Data Breach. No Note Party has received any notice of any claims, investigations (including investigations by a Governmental Authority), or alleged violations of laws with respect to Personal Information or Customer Confidential Information.

3.7 No Default. No Event of Default or Default has occurred and is continuing or would result from the incurring of obligations by any Note Party or any Subsidiary under this Agreement or the other Note Documents.

3.8 Capitalization; Subsidiaries.

(a) Set forth on Schedule 3.8(a) is a complete and accurate list showing the number and type of Ownership Interests of each Note Party authorized, the number outstanding, the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by each Owner of such Note Party (or its Affiliates). All such outstanding Ownership Interests have been validly issued, are fully paid and non-assessable, and are owned by the Owner indicated on Schedule 3.8(a), free and clear of all Liens (other than Permitted Liens), options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 3.8(a), neither a Note Party nor any Owner of such Note Party is a party to, or has Knowledge of, any agreement restricting the transfer or hypothecation of any Ownership Interests of such Note Party.

(b) Set forth on Schedule 3.8(b) is a complete and accurate list showing all Subsidiaries of each Note Party and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Ownership Interests authorized (if applicable), the number outstanding, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by its Owner(s). All of the outstanding Ownership Interests of each Subsidiary of each Note Party owned (directly or indirectly) by such Note Party have been validly issued, are fully paid and non-assessable (to the extent applicable) and are owned by such Note Party or a Subsidiary of such Note Party, free and clear of all Liens (other than Permitted Liens), options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 3.8(b), neither a Note Party nor any Subsidiary of such Note Party is a party to, or has Knowledge of, any agreement restricting the transfer or hypothecation of any Ownership Interests of any such Subsidiary, other than the Note Documents. Neither a Note Party nor any Subsidiary

of a Note Party owns or holds, directly or indirectly, any Ownership Interests of any Person other than such Subsidiaries and Permitted Investments.

3.9 Taxes. All tax returns required to be filed by each Note Party and each of the Subsidiaries in any jurisdiction have been timely filed. All taxes, assessments, fees and other governmental charges upon each Note Party and each of the Subsidiaries or upon any of their Assets, income or franchises, which are or have become due and payable have been timely paid in full, other than such taxes, assessments, fees and other governmental charges being contested in good faith by appropriate proceedings, and for which adequate reserves have been established with respect thereto as required by GAAP and, by reason of such contest or nonpayment, no Assets of the Issuer or any Subsidiary thereof is subject to a material risk of loss or forfeiture. There are no claims, audits, investigations or other proceedings regarding Taxes or Tax-related matters pending with respect to any Note Party, and to the Knowledge of Issuer no such claims, audits, investigations or other proceedings are threatened nor are there any facts or circumstances which reasonably could provide the basis therefor.

3.10 Correctness of Financial Statements; No Material Adverse Effect. The Issuer’s audited consolidated Financial Statements for the Fiscal Year ended December 31, 2018 and the Issuer’s unaudited consolidated Financial Statements for the nine (9) month period ended September 30, 2019 (collectively, the “Issuer Financial Statements”) were prepared in accordance with the Issuer’s books of account and other financial records, fairly present the financial position of the Issuer as of the dates thereof and the results of the Issuer’s operations for the periods then ended, and have been prepared in accordance with GAAP consistently applied. Any forecasts of future financial performance delivered by the Issuer to the Agent and the Purchasers have been made in good faith and are based on reasonable assumptions and investigations by the Issuer. Since December 31, 2018, there has been no, and there are no facts or circumstances existing which constitute or could reasonably be expected to result in, a Material Adverse Effect. Except as disclosed in the Issuer Financial Statements, no Note Party has any contingent obligations, liabilities for taxes or other outstanding financial obligations or liabilities which are material individually or in the aggregate (regardless of whether required to be disclosed on a balance sheet prepared in accordance with GAAP). No Note Party has any material liabilities or obligations, other than those reflected in the Issuer Financial Statements or those liabilities and obligations which have arisen in the ordinary course of business since the date of the most recent Issuer Financial Statements and are not individually or collectively material in amount or substance. To the Knowledge of the Issuer, there are no pending adjustments to the valuation of the Assets of the Issuer or its Subsidiaries set forth on the balance sheets included in the Issuer Financial Statements.
3.11 ERISA. Neither the Issuer nor any member of the ERISA Group maintains or contributes to any Plan or Multiemployer Plan.

3.12 Full Disclosure. Each Note Party has disclosed to the Agent and the Purchasers all material agreements, instruments and corporate or other restrictions to which it or its Assets is bound or subject, and has disclosed all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. All information furnished in writing by or on behalf of any Note Party and delivered to the Agent in connection with this Agreement or the consummation of the transactions contemplated hereunder or thereunder (other than forward-looking information and projections and information of a general economic nature) does not, as of the time of delivery of such information, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not materially misleading. Any budget or projections delivered by the Issuer hereunder represent the Issuer’s good faith estimate, on the date such budget or projections are delivered, of the Note Parties and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by the Issuer to be reasonable at the time of the delivery thereof to the Agent (it being understood that such budget or projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Note Parties and their Subsidiaries, and no assurances can be given that such budget or projections will be realized, and although reflecting the Issuer’s good faith estimate, projections or forecasts based on methods and assumptions which the Issuer believed to be reasonable at the time such budget or projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the budget or projections may differ materially from projected or estimated results).

3.13
Other Obligations. Neither any Note Party nor any Subsidiary is in default on any
(i) Debt or (ii) any other lease, commitment, contract, instrument or obligation which is material to the operation of its business.

3.14 Investment Company Act. No Note Party is an investment company, or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.15 Patents, Trademarks, Copyrights, and Intellectual Property, etc. Except as set forth in Schedule 3.15, each Note Party owns exclusively or holds licenses in all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, and franchises necessary for it to conduct its business and to operate its Assets, without known conflict with the rights of third Persons, and all of same are valid and subsisting. Other than the Liens granted to the Agent pursuant to the Note Documents, the consummation of the transactions contemplated by this Agreement will not alter or impair any of such intellectual property rights of any Note Party or any Subsidiary. To the Issuer’s Knowledge, no Note Party or Subsidiary is alleged to be infringing upon any intellectual property rights of any Person and, to the Issuer’s Knowledge, no claims alleging infringement is threatened to be asserted against any Note Party or Subsidiary. Except as set forth on Schedule 3.15, no Intellectual Property used in or necessary in the conduct of a Note Party’s business is owned by any Person other than such Note Party or another Note Party.

3.16 Environmental Condition. To the Issuer’s Knowledge, (i) the operations and properties of the Note Parties and their Subsidiaries are in compliance, in all material respects, with federal, state or local environmental codes, ordinances, rules and regulations (“Environmental Laws”); (ii) neither any Note Party nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission by any Note Party or any Subsidiary resulting in the alleged use, storage, transport, release or disposition of Hazardous Materials in violation of Environmental Laws and (iii) neither any Note Party nor any Subsidiary has any actual or claimed liabilities under any Environmental Laws, and no facts or circumstances exist that could reasonably be expected to result in any such liability under any Environmental Laws.

3.17 Solvency. The Issuer and each other Note Party and each Subsidiary, taken as a whole, are, and after giving effect to the issuance of the Notes will be, Solvent. No transfer of cash or property is being made by any Note Party or any Subsidiary and no obligation is being incurred by any Note Party or any Subsidiary in connection with the transactions contemplated by this Agreement or the other Note Documents with the intent to hinder, delay, or defraud either present or future creditors of any Note Party or any Subsidiary.

3.18 Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Note Party pending or, to the Knowledge of the Issuer, threatened, affecting or potentially affecting any Note Party’s business or operations. All payments due from a Note Party, or for which any claim may be made against such Note Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Note Party. No Note Party is a party to or bound by any collective bargaining or similar agreement. There are no representation proceedings pending before, or to the Issuer’s Knowledge threatened to be filed with, the National Labor Relations Board, and no labor organization or group of employees of any Note Party has made a pending demand for recognition.

3.19 Brokers. Except as set forth on Schedule 3.19, no broker or finder brought about the obtaining, making or closing of the purchase of the Notes or transactions contemplated by the Note Documents, and neither the Issuer nor any Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.20 Material Contracts. Schedule 3.20 attached hereto sets forth all Material Contracts to which any Note Party or any of its Subsidiaries a party or is bound. No Note Party nor any of its Subsidiaries is in breach or in default in any material respect of or under any Material Contract and to the Knowledge of the Issuer no counter-party to any Material Contract is in breach or in default in any material respect of or under any Material Contract, and no Note Party or its Subsidiaries has received any notice of the intention of any other party to any Material Contract to terminate or not renew any Material Contract. To the Knowledge of the Issuer, as of the Closing Date, there are no pending changes to any economic arrangements between the Issuer or any Subsidiary, on the one hand, and any counter-party to any Material Contract, on the other hand.

3.21 OFAC and Anti-Corruption Matters.

(a) Neither any Note Party nor any Controlled Entity (i) is a Blocked Person,
(ii)
has been notified that its name appears or may in the future appear on a State Sanctions List or
(iii)
is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither any Note Party nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to each Note Party’s knowledge, is under investigation by any Governmental Authority for possible violation of any
U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)
No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Note Party or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause the Agent or any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause the Agent or any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause the Agent or any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

3.22 ITAR. The Issuer and each of its Subsidiaries (i) is in compliance with ITAR and EAR, (ii) is and will continue to be a “U.S. person” as defined in ITAR, and (iii) is not and will not become a “foreign national” as that term is used in the EAR.

3.23 SBIC Matters. The Issuer acknowledges on behalf of itself and each of its Subsidiaries that Corbel SBIC has a license from the U.S. Small Business Administration (“SBA”) to operate a small business Investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the SBA Regulations promulgated thereunder, as amended (collectively the “SBIC Act”), and hereby makes the following representations, warranties and covenants for the benefit of Corbel SBIC:

(a) The Issuer and its respective “Affiliates” (see SBA Regulations, §121.103, for purposes of this Section 3.23), together comprise a “Small Business Concern” as defined in the SBIC Act. The Issuer and its Affiliates do not presently engage in or intend to engage in any activities, nor do they intend to use, directly or indirectly, the SBIC proceeds from Corbel SBIC pursuant to this Agreement or any other Note Document, for any purpose for which an SBIC is prohibited from providing funds by the SBIC Act.

(b) The Issuer has completed, executed and delivered to Corbel SBIC SBA Forms 480, 652 and 1031. The Issuer represents and warrants that the consolidated data for the Issuer and its respective Affiliates set forth in such Forms is accurate and complete. Also, the Issuer has provided Corbel SBIC with a business plan showing financial projections (including balance sheets and income and cash flow statements) for the consolidated business of Issuer and its respective Affiliates. (See 13 CFR Sec. 107.620.)

(c) The Issuer represents and warrants that, together with their respective Affiliates, on the Closing Date, they do not have tangible net worth in excess of $19.5 million, or average net income after Federal income taxes (excluding carry-over losses) for the prior two completed Fiscal Years of $6.5 million. The Issuer and its Affiliates also has fewer than 500 full- time equivalent employees.

(d) The Issuer and its’ primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair. (See 13 CFR 107.720(a).)

(e) The Issuer is not classified under North American Industry Classification System (NAICS) codes 531110 (lessors of residential buildings and dwellings), 531120 (lessors of nonresidential buildings except miniwarehouses), 531190 (lessors of other real estate property), 237210 (land subdivision), or 236117 (new housing for-sale builders). The Issuer is not classified under NAICS codes 236118 (residential remodelers), 236210 (industrial building construction), or 236220 (commercial and institutional building construction), if the Issuer is primarily engaged in construction or renovation of properties on its own account rather than as a hired contractor. The Issuer is not classified under NAICS codes 531210 (offices of real estate agents and brokers), 531311 (residential property managers), 531312 (nonresidential property managers), 531320 (offices of real estate appraisers), or 531390 (other activities related to real estate), unless it derives at least 80 percent of its revenue from non-Affiliate sources. The proceeds of the purchase and sale of the Notes and Warrants will not be used to acquire or refinance real property. (See 13 CFR 107.720(c).)

(f) None of the Issuer’s assets are intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of the Issuer’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the issuance of the Notes and Warrants is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of the Issuer (e.g., motion pictures and electric generating plants). (See 13 CFR 107.720(d).)

(g) The Issuer will not use the proceeds of the issuance of the Notes and Warrants to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned. (See 13 CFR 107.720(e).)

(h) The proceeds of the issuance of the Notes and Warrants will not be used substantially for a foreign operation. The proceeds will be used exclusively for a specific domestic purpose permitted by the SBA Act. As of the Closing Date, the Issuer does not have, and it does not presently foresee or contemplate that during the one-year period following the Closing Date that it will have, more than 49 percent of their employees or tangible assets located outside the United States and its possessions. (See 13 CFR 107.720(g).)

3.24 Warrants. Assuming the Purchaser representations and warranties in Article 8 are accurate as of the date hereof and remain accurate as of the time the Warrants are exercised by the respective Purchasers, the sale and issuance of the Warrants to the respective Purchasers and the issuance of any equity securities upon the exercise or exchange thereof (a) are exempt from registration by virtue of the exemptions from registration and qualification of such issuances provided in Section 4(a)(2) of the Securities Act and Regulation D of the rules and regulations promulgated under the Securities Act and (b) are exempt from registration and qualification under state securities or blue sky laws of the applicable jurisdictions.

3.25 Company-Owned Unit Locations; Franchised Unit Locations. Part (a) of Schedule 3.25 (as such Schedule may be updated from time to time pursuant to Section 4.3(h)) sets forth a complete and accurate list of all Company-Owned Unit Locations owned or leased by any Note Party or any Subsidiary of a Note Party as of the Closing Date or, if later, the most-recent date on which such Schedule has been updated, and identifying (x) the rent and common area maintenance charges payable in respect of any lease of any Company-Owned Unit Location, and
(y) any Company-Owned Unit Locations that have closed after the Closing Date and the date of such closure. Part (b) of Schedule 3.25 (as such Schedule may be updated from time to time pursuant to Section 4.3(h)) sets forth a complete and accurate list of all Franchised Unit Locations franchised by any Note Party or any Subsidiary of a Note Party as Franchisor to any Franchisee as of the Closing Date or, if later, the most-recent date on which such Schedule has been updated, and identifying any Franchised Unit Locations that have closed after the Closing Date and the date of such closure.

3.26 Franchise Agreements; FDD.

(a) As of the Closing Date, Schedule 3.26 sets forth a complete and accurate list of all franchisees current as of December 31, 2019.

(b) Each Franchise Agreement is in full force and effect without any amendment or modification from the form or copy delivered to the Agent except for amendments which do not materially or adversely affect the rights of the Purchasers.

(c) The FDD that has been most recently delivered to the Agent is accurate and complete in all material respects and is the most recent FDD registered by the Issuer and its Subsidiaries with any Governmental Authority.

(d) The FDD (i) complies in all material respects with all Applicable Laws pertaining to offers to sell and the sale of franchises in jurisdictions in which they are being used, and (ii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Except as set forth on Schedule 3.26, the Franchisors are authorized under all Applicable Laws to offer to sell and to sell franchises in all jurisdictions within the United States, and no approval, authorization, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection therewith.

3.27 Leases.

(a) Schedule 3.27 (as such Schedule may be updated from time to time pursuant to Section 4.3(h)) sets forth a complete and accurate list of all Leases as of the Closing Date or, if later, the most-recent date on which such Schedule has been updated.

(b) There is a Lease in force for each Company-Owned Unit Location which is ground leased or space leased by any Note Party. A correct and complete copy of each Lease has been delivered to the Agent and each Lease is in full force and effect without amendment or modification from the form or copy delivered to the Agent except for amendments which do not materially or adversely affect the rights of the Purchasers. No default by any party under any such Lease has occurred that would reasonably be expected to result in termination of such Lease, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default, except in each case, to the extent any such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.28 Insurance. The Issuers and its Subsidiaries have obtained, and currently maintain in effect, the insurance coverage required pursuant to Section 4.5 hereof. The Issuer and its Subsidiaries have not received any notice from any insurer or underwriter threatening to terminate, not renew, or materially increase the cost of or materially decrease the coverage provided under, nor to the Knowledge of the Issuer are there any facts or circumstances which reasonably would be expected to result in any of the foregoing.

3.29 Inventory and Equipment. The quantities of inventory (which, for purposes of this Agreement shall include assets held by, but not owned by, a Note Party) existing at the Closing Date are of a quantity and quality usable or saleable in the ordinary course of business and are sufficient, consistent with the past practices of the Note Parties, to operate the business of the Note Parties in the ordinary course of business consistent with past practice and to allow for replenishment of such inventory (which, for purposes of this Agreement shall include assets held by, but not owned by, a Note Party) within normal customer order-to delivery lead times without incurring usual or special expense or making unusual or special arrangements.

3.30 Debt. Set forth on Schedule 3.30 is a true and complete list of all Debt for borrowed money of each Note Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount and maturity dates of such Debt as of the Closing Date.

3.31 Designation of Senior Debt. The Obligations constitute “Senior Debt” under and as defined in each Convertible Subordinated Note and the subordination provisions set forth therein are legally valid and enforceable against the parties thereto.

ARTICLE 4
AFFIRMATIVE COVENANTS

The Issuer covenants and agrees that from the Closing Date and thereafter until the payment, performance and satisfaction of the Obligations in full and all of the Agent’s and each Purchaser’s obligations hereunder have been terminated (other than inchoate indemnification obligations), the Issuer shall and shall cause each other Note Party to:

4.1 Punctual Payments. Punctually pay the interest and principal on the Notes, the fees payable hereunder and all Expenses and any other fees and liabilities due under this Agreement and the Note Documents at the times and place and in the manner specified in this Agreement or the other Note Documents.

4.2 Books and Records; Inspection Rights.

(a) Maintain, and cause each of the Subsidiaries to maintain, adequate books and records in accordance with GAAP.

(b) Permit representatives of the Agent to visit and inspect any of its properties, the Collateral, the Note Parties’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss the Note Parties’ affairs, finances and accounts with their directors, officers, and independent public accountants, all at the reasonable expense of the Issuer and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Issuer.

(c) For as long as any Purchaser owns any Notes or other debt securities of the Issuer, the Issuer shall provide Agent and any Purchaser with sufficient financial information, as reasonably requested by Agent or any such Purchaser to enable Agent or such Purchaser, as applicable, to (i) evaluate the Issuer’s financial condition in order to value each or any Purchaser’s investment in the Issuer; (ii) determine the continued eligibility of the Issuer for financing by each or any Purchaser; and (iii) verify the use of proceeds of the Purchasers’ investment in the Issuer, regardless of the amount and type of securities thereof owned by any particular Purchaser. All information provided pursuant to this Section 4.2(c) must be certified by the Issuer’s President or Chief Executive Officer or its Treasurer or Chief Financial Officer. (See 13 CFR 107.620.)

(d) Permit each Purchaser or its representative and SBA Examiners to visit and inspect the properties and assets of the Issuer, to examine its books and records and to discuss the Issuer’s affairs with the Issuer’s management at such reasonable times as may be requested by Agent, any Purchaser or SBA for the purpose of verifying information provided pursuant to Corbel SBIC or as otherwise required by SBA. (See 13 CFR 107.620(c).)

(e) Permit Agent, each Purchaser and SBA to have access to the Issuer’s books and records for the purpose of verifying how the proceeds of the issuance of the Notes and Warrants have been or are being used, and to assure that the proceeds have been used for the purposes specified herein. (See 13 CFR 107.610(a).)

4.3 Collateral Reporting and Financial Statements.  Deliver to the Agent the following, all in form and detail reasonably satisfactory to the Agent:

(a) as soon as available but not later than 30 days after the end of each Fiscal Month, (i) a financial reporting package in the form attached hereto as Exhibit 4.3(a), providing consolidated revenue and a listing of openings and closures of Company-Owned Unit Locations and Franchised Unit Locations for the prior Fiscal Month and the Fiscal Year to date, and ending cash balances for the bank accounts of the Issuer and its Subsidiaries and the Specified Trust Accounts as of the last day of such Fiscal Month, and (ii) other financial metrics reasonably required from time to time by the Agent in form and substance reasonably satisfactory to the Agent;

(b) as soon as available but not later than 45 days after the end of each Fiscal Quarter (or, if earlier, five (5) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), (i) internally prepared consolidated Financial Statements of the Issuer, all in reasonable detail, certified by the Chief Financial Officer of the

Issuer as being complete and correct and fairly presenting the Issuer’s and its Subsidiaries’ financial condition and results of operations for such period, in accordance with GAAP, (ii) upon the Agent’s reasonable request, a management prepared narrative discussion, in reasonable detail, signed by the Chief Financial Officer of the Issuer, describing the operations and financial condition of the Issuer for the Fiscal Quarter and the portion of the Fiscal Year then ended, (iii) a detailed listing of all contingent liabilities incurred by any of the Note Parties, and (iv) an updated listing of all rights each Note Party has obtained to any new patentable inventions, trademarks, servicemarks, copyrightable works or other new Intellectual Property;

(c) as soon as available but not later than 95 days after the end of the Fiscal Year (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), consolidated audited Financial Statement of the Issuer, all in reasonable detail and prepared in accordance with GAAP, accompanied by (x) a report and opinion of a certified public accountant selected by Issuer and reasonably satisfactory to the Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualifications or exceptions as to the scope of such audit, and

(y) a certificate of such certified public accountant certifying such Financial Statements and, if such firm has obtained knowledge of the existence of any Default or Event of Default during the course of its audit (if an audit was conducted), stating the nature and status of such event;

(d) concurrently with the delivery of the Financial Statements referred to in Sections 4.3(a), (b), and (c), a Compliance Certificate from the Chief Financial Officer of the Issuer, stating, among other things, that he or she has reviewed the provisions of this Agreement and the Note Documents and that, to the best of his or her knowledge after due and diligent inquiry there exists no Event of Default or Default, and containing the calculations and other details necessary to demonstrate compliance with Section 5.13 and to calculate year-to-date Consolidated Excess Cash Flow and Consolidated Excess Cash Flow for the applicable Fiscal Quarter;

(e) as soon as available but not later than 30 days prior to the end of the Fiscal Year ending December 31, 2020 and the end of each Fiscal Year thereafter, an annual operating budget for the following Fiscal Year;

(f) within 15 days of filing but not later than April 30 (or September 30 if such tax returns are on extension) of each year, copies of the Issuer’s federal income tax returns (including any Schedule K-1s), and, if any such tax returns are on extension, the Issuer shall promptly provide the Agent evidence of such extension no later than April 30 of the applicable year;

(g) promptly upon receipt by the Issuer, copies of any and all reports and management letters submitted to the Issuer or any Subsidiary by any certified public accountant in connection with any examination of the Issuer’s or any Subsidiary’s financial records made by such accountant;

(h) as soon as available but no later than forty-five (45) days after the end of December 31 and June 30 of each year, a report supplementing Schedules 3.25 3.26 3.27 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by an Authorized Officer of Issuer and to be in a form reasonably satisfactory to the Agent;

(i) promptly after the end of each calendar year (but prior to February 28 of each year) and at such other times as may be reasonably requested by Corbel SBIC, the Issuer shall cooperate with Corbel SBIC to assist Corbel SBIC in producing a written assessment of the economic impact of Corbel SBIC’s investment in the Issuer, including the full-time equivalent jobs created or retained in connection with such investment, the impact of such investment on the businesses of the Issuer in terms of expanded revenue and taxes, other economic benefits resulting from such investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports); and such other information as may be reasonably requested by Corbel SBIC for compliance with the SBIC Act. (See 13 CFR 107.630);

(j) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Issuer, and copies of all annual, regular, periodic and special reports and registration statements which the Issuer may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Agent pursuant hereto;

(k) as soon as available but not later than five (5) days after any deposit required pursuant to Section 4.16, bank statements of the Tax Account reflecting such deposit; and

(l) from time to time, operating statistics, operating plans and any other information as the Agent may reasonably request, promptly upon such request.

4.4 Existence; Preservation of Licenses; Compliance with Law. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the state of its organization, qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in every jurisdiction in which the Issuer or its Subsidiary is required to so qualify, except for any jurisdiction where such failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and preserve, and cause each of the Subsidiaries to preserve, all of its licenses, permits, governmental approvals, rights, privileges and franchises required for its operations; and comply, and cause each of the Subsidiaries to comply, with the provisions of its Governing Documents; and comply, and cause each of the Subsidiaries to comply, with the requirements of all Applicable Laws of any Governmental Authority having authority or jurisdiction over it except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; and comply, and cause each of the Subsidiaries to comply, with all requirements for the maintenance of its business, insurance, licenses, permits, governmental approvals, rights, privileges and franchises.

4.5 Insurance.

(a) Maintain, at the Issuer’s expense, and cause each Subsidiary to maintain at its expense, insurance respecting their respective Assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other

Persons engaged in the same or similar businesses. The Issuer also shall maintain, and cause its Subsidiary to maintain, business interruption and directors and officers liability insurance, as well as insurance against theft, employee dishonesty, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to the Agent. The Issuer shall deliver copies of all such policies to the Agent with a satisfactory lender’s loss payable endorsements (but only in respect of Collateral) and additional insured endorsements (with respect to general liability coverage), and shall contain a waiver of warranties. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days’ (or 10 days in the case of non-payment) prior written notice to the Agent in the event of cancellation of the policy, and the insurer’s agreement that any loss payable thereunder shall be payable notwithstanding any act or negligence of the Issuer or the Agent or any Purchaser which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

(b) Copies of policies or certificates thereof reasonably satisfactory to the Agent evidencing such insurance shall be delivered to the Agent at least 30 days prior to the expiration of the existing or preceding policies. The Issuer shall give the Agent prompt notice of any loss covered by such insurance. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to the Issuer whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Agent and the Purchasers to be applied at the option of the Agent either to the prepayment of the Obligations or shall be disbursed to the Issuer under staged payment terms reasonably satisfactory to the Agent for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. The Issuer shall, concurrently with the annual Financial Statements required to be delivered by the Issuer pursuant to Section 4.3(c), deliver to the Agent, as the Agent may reasonably request, copies of certificates describing all insurance of the Note Parties and the Subsidiaries then in effect.

4.6 Assets. Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its Assets (tangible or intangible) which are necessary to its business in good repair and condition (normal wear and tear, and casualty excepted), and from time to time perform appropriate maintenance and make necessary repairs, renewals and replacements thereto so that such Assets shall be fully and efficiently preserved and maintained.

4.7 Taxes and Other Liabilities. Pay and discharge when due, and cause each Subsidiary to pay and discharge when due, (a) any and all assessments and taxes, both real or personal and including federal and state income taxes, other than taxes and assessments being contested in good faith by appropriate proceedings, and for which adequate reserves have been established with respect thereto as required by GAAP and, by reason of such contest or nonpayment, the Agent has reasonably determined that there will be no impairment of the enforceability, validity or priority of any of the Agent’s Liens with respect to the Collateral, and
(b) any and all Debt.

4.8 Notices to the Agent. Promptly and in any event within five (5) Business Days after any Note Party’s or any Subsidiary’s receipt thereof or any Note Party or any Subsidiary acquiring Knowledge thereof, give written notice to the Agent of:

(a) any material litigation or claim which may result in material litigation affecting any Note Party or any Subsidiary;

(b) any material dispute which may exist between any Note Party or any Subsidiary, on the one hand, and any Governmental Authority, on the other hand;

(c) any labor controversy resulting in or threatening to result in a strike against any Note Party or any Subsidiary;

(d) any proposal by any Governmental Authority to acquire any material Assets or business of any Note Party or any Subsidiary;

(e) any reportable event under Section 4043(c)(5), (6) or (13) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan under Section 4041(c) or (e) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA, or any material increase in the actuarial present value of unfunded vested benefits under all Plans over the preceding year;

(f) any written notice of a release or discharge of Hazardous Materials or environmental claim or complaint received from any Governmental Authority or any other Person;

(g) any release or discharge of Hazardous Materials of, by or affecting the Issuer or its business not in compliance in all material respects with applicable Environmental Laws;

(h) any correspondence from or proposed material action by any Governmental Authority that licenses, regulates or otherwise has jurisdiction over or governs the Issuer or the conduct of its business;

(i)
any Event of Default or Default;

(j) any breach or default in any material respect of or under any Material Contract, or receipt of any notice of the intention of any other party to any Material Contract to terminate, renegotiate or not renew any Material Contract;

(k) any notice or other correspondence received from the Federal Trade Commission (or comparable agency in any applicable non-U.S. jurisdiction) or any other Governmental Authority concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results or the franchise operations of any Note Party or any Subsidiary thereof;

(l) any amendment or modification to, restatement of, any FDD or any additional FDD prepared by any Note Party;

(m) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Note Party or any Subsidiary thereof;

(n) copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors of any Note Party by, or any material correspondence received by any Note Party from, independent accountants in connection with the accounts or books of any Note Party or any of its Subsidiaries, or any audit of any of them;

(o) any issuance of Ownership Interests of any Note Party, or any change to the terms of any outstanding Ownership Interests of any Note Party; and

(p) any other matter which has resulted or could reasonably be expected to result in a Material Adverse Effect.

4.9 Further Assurances. Execute and deliver, or cause to be executed and delivered, upon the reasonable request of the Agent and at the Issuer’s expense, such additional documents, applications, notifications, registrations, instruments and agreements as the Agent, or any other third party or governmental agency, may reasonably determine to be necessary or advisable to carry out the provisions of this Agreement and the Note Documents, and the transactions and actions contemplated hereunder and thereunder, including to give, make or obtain any notices, filings, consents, registrations, accreditations, permits, licenses or approvals and any other actions that may be required to permit the Purchasers to exercise the Warrants in accordance with their terms or to foreclose on any assets or equity securities pledged by Issuer or any other Person under the Guaranty and Security Agreement or other Note Documents in accordance with Applicable Laws and the Note Documents. The Issuer covenants and agrees that the Issuer will not knowingly take any action that would render it to become a business that would be ineligible for financing from the SBIC pursuant to the terms of 13 CFR Part 107, Section 720 of the SBA Regulations. In the event that foreclosure proceedings have been initiated, the Note Parties and Issuer will appoint two (2) officers who will have the ability to execute and provide any necessary materials or documentation required by any Governmental Authority, or any other third party, for any license, registration, accreditation, certification or related requirement or application. In addition, Note Parties and Issuer will provide any other reasonable assistance necessary to complete and file any application or related document required by any Governmental Authority or third party.

4.10 Board Observer Rights.

(a) Concurrently with the issuance and sale of the Initial Notes, Purchasers and the Issuer will enter into a Board Observer Agreement substantially in the form attached hereto as Exhibit C (each, a “Board Observer Agreement”). Subject to the terms and conditions of the Board Observer Agreement, Purchasers collectively shall be entitled to appoint up to two (2) Observers with respect to the Board of Directors or other applicable governing body of the Issuer (and any committees thereof).

(b) The Board of Directors of the Note Parties shall hold a general meeting in person or by telephone at least one time each calendar quarter for the purpose of discussing the business and operations of the Note Parties. In addition, the Note Parties shall provide monthly briefings and respond to questions from the Agent via telephonic meeting or other method agreed to by the Agent.

4.11 Environmental Compliance. Be and remain, and cause each Subsidiary and each operator of any of the Issuer’s or any Subsidiary’s Assets to be and remain, in compliance in all material respects with the provisions of all applicable Environmental Laws; promptly contain or remove any discharge of Hazardous Materials from or affecting its premises not in compliance in all material respects with applicable Environmental Laws, to the extent required by applicable Environmental Laws; promptly pay any fine or penalty assessed in connection therewith other than such fines or penalties being contested in good faith by appropriate proceedings, and for which adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of such contest or nonpayment, no property is subject to a material risk of loss or forfeiture; permit the Agent to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Agent’s reasonable request, and at the Issuer’s expense, provide a report of a qualified environmental engineer, reasonably satisfactory in scope, form and content to the Agent, and such other and further assurances reasonably satisfactory to the Agent that the condition has been corrected.

4.12 Additional Collateral. With respect to any Assets (or any interest therein) acquired after the Closing Date by the Issuer or any Subsidiary, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver, or cause such Subsidiary to execute and deliver, to the Agent such amendments to the relevant Note Documents or such other documents as the Agent shall reasonably deem necessary or advisable to grant to the Agent a Lien on such Assets (or such interest therein), (ii) take all actions, or cause Issuer or such Subsidiary to take all actions, necessary or advisable to cause such Lien to be duly perfected in accordance with all Applicable Laws, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent, and (iii) if reasonably requested by the Agent, deliver to the Agent evidence of insurance as required by Section 4.5.

4.13 Additional Guarantors. Concurrent with any acquisition or formation of any direct or indirect Subsidiary after the Closing Date, (a) cause such new Subsidiary to provide to Agent (i) a joinder to the Guaranty and Security Agreement in the form of Annex 1 thereto, and
(ii) such other security agreements and mortgages, as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide, or cause the applicable Note Party to provide, to Agent a pledge agreement (or joinder to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 4.13 shall constitute a Note Document.

4.14 Warrants. The Issuer has authorized and reserved for issuance, and at all times while any Warrants remain outstanding shall have authorized and reserved for issuance, sufficient shares, units, membership interests or other applicable equity securities to allow the full exercise of the Warrants by each Purchaser or registered holder thereof in accordance with the terms of such Warrants.

4.15 Key Person Life Insurance. (a) The Issuer shall maintain (i) the policy of life insurance no. 15-701-397 (together with any supplementary contracts issued in connection with that policy) insuring the life of Alan S. Mobley (a/k/a A. Scott Mobley), issued by The Northwestern Mutual Life Insurance Company, and any other policy of life insurance obtained pursuant to Section 4.17, (ii) the policy of life insurance no. 12-041-333 (together with any supplementary contracts issued in connection with that policy) insuring the life of Paul W. Mobley, issued by The Northwestern Mutual Life Insurance Company and (iii) the policy of life insurance no. 12-048-318 (together with any supplementary contracts issued in connection with that policy) insuring the life of Paul W. Mobley, issued by The Northwestern Mutual Life Insurance Company (each, the “Life Insurance Policy”), and (b) the right to receive the proceeds of each Life Insurance Policy shall be assigned to Agent (for the benefit of the Purchasers) pursuant to a Life Insurance Assignment.

4.16 Tax Account; Estimated Tax Amounts. On or before the date that is 30 days after the earlier of (a) the first date on which the deferred tax asset listed on the consolidated balance sheet of the Issuer and its Subsidiaries is less than $500,000 and (b) the Issuer has determined that income taxes are reasonably likely to be payable in cash by the Issuer, establish the Tax Account. Beginning with the first Fiscal Quarter ending after the establishment of the Tax Account, (x) no earlier than the date the quarterly Financial Statements and the related Compliance Certificate have been delivered pursuant to Sections 4.3(b) and 4.3(d), respectively, unless otherwise agreed by the Agent in writing, and (y) notwithstanding the preceding clause (x), no later than five Business Days after the earlier to occur of the delivery of quarterly Financial Statements under Section 4.3(b) and the date such delivery is required under Section 4.3(b), deposit any Estimated Tax Amount into the Tax Account.

4.17 Post-Closing Matters. Take or cause to be taken such actions, and otherwise comply with such obligations, as are specified on Schedule 4.17, in each case, on or before the applicable deadlines specified on Schedule 4.17 (which deadlines may be extended by Agent in its sole discretion) and exercising the level of efforts required thereby.

ARTICLE 5
NEGATIVE COVENANTS

The Issuer further covenants and agrees that from the Closing Date and thereafter until the payment, performance and satisfaction in full of the Obligations, all of the Agent’s and each Purchaser’s, obligations hereunder have been terminated (other than inchoate indemnification obligations), the Issuer shall not and shall cause each other Note Party not to:

5.1 Use of Funds; Margin Regulation.

(a) Use any proceeds of the Notes for any purpose other than (i) on the Closing Date, (x) to repay, in full, the outstanding principal, accrued interest, accrued fees and expenses and all other obligations owing under or in connection with the Existing Credit Facility, and (y) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement, as set forth in the Funds Flow Memorandum, and (ii) thereafter, for general working capital purposes to support the Issuer’s growth and development not in contravention of any Applicable Law or of any Note Document.

(b) Use any portion of the proceeds of the Notes in any manner which might cause the Notes, the application of the proceeds thereof, or the transactions contemplated by this Agreement to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, or any other regulation of such board, or to violate the Securities and Exchange Act of 1934, as amended or supplemented.

5.2 Debt. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Debt except Permitted Debt.

5.3 Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien (including the Lien of an attachment, judgment or execution) on any of its Assets, whether now owned or hereafter acquired, except Permitted Liens; or authorize, or permit any Subsidiary to authorize, the filing under the UCC as adopted in any jurisdiction, a financing statement which names the Issuer or such Subsidiary as a debtor, except with respect to Permitted Liens, or sign, or permit any Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such a financing statement, except with respect to Permitted Liens.

5.4 Merger, Consolidation, Acquisitions. Wind up, liquidate or dissolve, reorganize, reincorporate, merge or consolidate with or into any other Person, or acquire all or substantially all of the Assets or the business of any other Person, or permit any Subsidiary to do any of the foregoing. The Issuer acknowledges on behalf of itself and each of its Subsidiaries that Corbel SBIC is subject to provisions of the SBIC Act that restrict its ability to lend to a Person based on its form, its business and its organizational structure, and therefore, any change to the Issuer’s form, business or organizational structure shall not be permitted hereunder to the extent any such changes may render the Issuer ineligible under the SBIC Act to borrow from or owe Obligations to Corbel SBIC, or may restrict Corbel SBIC from holding Notes or otherwise extending loans or other financial accommodations to the Issuer unless approved by Agent in writing.

5.5 Sales and Leasebacks. Sell, transfer, or otherwise dispose of, or permit any Note Party or any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person, and thereafter directly or indirectly leaseback the same or similar property.

5.6 Dispositions. Conduct, or permit any Subsidiary to conduct, any Dispositions, other than Permitted Dispositions.

5.7 Investments. Make, or permit any Subsidiary to make, directly or indirectly, any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment, other than Permitted Investments.

5.8 Character of Business. (a) Engage in any business activities or operations substantially different from or unrelated to its present business activities and operations, or permit any Subsidiary to do so, or (b) own, operate or franchise any franchise concept other than “Noble Roman’s Craft Pizza & Pub”, “Noble Roman’s Pizza”, “Noble Roman’s Take-N-Bake”, and “Tuscano’s Italian Style Subs”.

5.9 Restricted Payments; Officer and Employee Compensation.

(a) Declare or pay, or permit any Subsidiary to declare or pay, any Distributions, or pay any other Restricted Payments, other than Permitted Restricted Payments; provided that, to the extent Agent in its sole and absolute discretion consents on behalf of the Purchasers to any Distribution by the Issuer or other Note Party, the Note Parties acknowledge and agree that such Distribution (other than Permitted Restricted Payments) may only be made if the Issuer concurrently pays a pro rata portion of such Distribution (other than Permitted Restricted Payments) to each holder of any Warrants then outstanding the amount they would have received had the Warrants been exercised in full and the Ownership Interests issuable upon such exercise had been outstanding immediately prior to the record date or payment date for such Distribution, as applicable, or otherwise as required pursuant to the terms of the Warrants.

(b) After the Closing Date, grant, commit to, undertake, promise to pay, or pay, any cash compensation (including any bonuses or salaries) to any Owner or Affiliate thereof, or to any employee or officer of any Note Party or Affiliate thereof, other than (i) (x) with respect to Paul W. Mobley, pay compensation in an aggregate amount not to exceed $300,000 for the Fiscal Year ending December 31, 2020, (y) with respect to A. Scott Mobley, pay compensation in an aggregate amount not to exceed $444,568 for the Fiscal Year ending December 31, 2020; and (z) with respect to any other officer of any Note Party, compensation in an amount in effect for such officer as of the Closing Date for the Fiscal Year ending December 31, 2020; provided that, so long as no Event of Default has occurred and is continuing, the amounts set forth in clauses (x),(y) and (z) above may be increased by up to 6% for each Fiscal Year thereafter; provided, further, that if the amount of compensation that the Issuer is permitted to pay Paul W. Mobley or A. Scott Mobley in any Fiscal Year as set forth in this clause (i) is greater than the actual amount of compensation paid in such Fiscal Year (the amount by which such permitted compensation for such Fiscal Year exceeds the actual amount of compensation for such Fiscal Year, the “Excess Amount”), then such Excess Amount may be paid in any succeeding Fiscal Year (in addition to the compensation the Issuer is otherwise permitted to pay pursuant this clause (i) in such Fiscal Year) so long as (A) no Default or Event of Default then exists or would arise as a result of such payment, and (B) the Issuer shall be in pro forma compliance with all of the covenants set forth in Section 5.13, such compliance to be determined on the basis of the financial information most recently delivered pursuant to Section 4.3(a) or (b), as applicable, as though such payment had been consummated on the last day of the applicable period or date of determination, (ii) with respect to Paul W. Mobley, pay compensation that accrued prior to the Closing Date and remains unpaid as of the Closing Date in an aggregate amount of up to $170,000 so long as (A) no Default or Event of Default then exists or would arise as a result of such payment, and (B) the Issuer shall be in pro forma compliance with all of the covenants set forth in Section 5.13, such compliance to be determined on the basis of the financial information most recently delivered pursuant to Section 4.3(a) or (b), as applicable, as though such payment had been consummated on the last day of the applicable period or date of determination, and (iii) with respect to any employee of any Note Party, reasonable compensation, severance, or employee benefit arrangements in the ordinary course of business and consistent with industry practice so long as it has been approved by such

Note Party’s Board of Directors in accordance with Applicable Laws; provided, that notwithstanding anything to the contrary contained in this Agreement, the Issuer and its Subsidiaries shall not enter into any employment or compensation agreement after the Closing Date that provides for aggregate compensation in excess of $150,000 per Fiscal Year without the prior written consent of Agent.

(c) Solely for purposes of Section 5.9(b), by their signatures to this Agreement, Paul W. Mobley and A. Scott Mobley acknowledge and agree to the restrictions set forth in Section 5.9(b) and so long as any Obligations remain outstanding, agree to defer (but not waive) any and all compensation payable to each of them under their respective employee compensation agreements to the extent in excess of that permitted in Section 5.9(b). Except as expressly set forth in this Section 5.9, nothing in this Agreement shall alter, amend or prejudice the rights and obligations of the Issuer, Paul W. Mobley and/or A. Scott Mobley under the respective compensation agreements currently in effect and on file with the SEC.

5.10 Guarantee. Except for Permitted Debt or any Guarantee of Permitted Debt, assume, Guarantee, endorse (other than checks and drafts received by the Issuer in the ordinary course of business), or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, Guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, any agreement to purchase any obligation, stock, Assets, goods, or services or to supply or advance any funds, Assets, goods, or services, or any agreement to maintain or cause such Person to maintain, a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for the obligations of any other Person; or pledge or hypothecate, or permit any Subsidiary to pledge or hypothecate, any of its Assets as security for any liabilities or obligations of any other Person.

5.11 Transactions with Affiliates. Enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any Affiliate, or permit any Subsidiary to enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any Affiliate, other than (i) in the ordinary course of and pursuant to the reasonable requirements of the Issuer’s or its Subsidiary’s business and upon fair and reasonable terms no less favorable to the Issuer or its Subsidiary than might be obtained in a comparable arm’s length transaction with a Person not an Affiliate, (ii) Permitted Investments, Permitted Restricted Payments, and Permitted Issuances, and (iii) payments required as a result of customary and reasonable indemnification agreements, arrangements or obligations for the benefit of directors, managers and officers of the Note Parties (but solely in their capacities as such), and any Observer (in its capacity as such), in each case in the ordinary course of business consistent with past practice or pursuant to the express terms hereof.

5.12 Securities Issuance. Issue, or permit any Subsidiary to issue, any additional Ownership Interests other than Permitted Issuances.

5.13
Financial Condition. Permit or suffer:

(a) the Consolidated Lease Adjusted Leverage Ratio, measured as of the end of each Fiscal Quarter, at any time to be more than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Applicable Ratio	Applicable Date
4.0:1.0	March 31, 2020
3.8:1.0	June 30, 2020, September 30, 2020 and December 31, 2020
3.0:1.0	March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021
2.7:1.0	March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022
2.2:1.0	The end of each Fiscal Quarter thereafter

(b) the Consolidated Fixed Charge Coverage Ratio, measured for the trailing 4 Fiscal Quarter period as at the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending March, 2020, at any time to be less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
2.00:1.0	For the 4 Fiscal Quarter period ending March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020
2.25:1.0	For the 4 Fiscal Quarter period ending March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021
2.50:1.0	For the 4 Fiscal Quarter period ending each Fiscal Quarter thereafter

(c) Qualified Cash of the Issuer plus amounts shown owing to the Issuer with respect to the Specified Trust Accounts in an aggregate amount not to exceed $100,000, each measured at the end of each Fiscal Month, commencing with the Fiscal Month ending February 29, 2020, to be less than $200,000.

5.14 OFAC. Permit or cause the Issuer or any Controlled Entity to, (a) be or become subject at any time to any statute, rule, law, regulation, ordinance, order, restriction, or list of any government agency that prohibits or limits the Purchasers from holding the Notes or from otherwise conducting business with the Note Parties; (b) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of any of the Notes) with any Person if such investment, dealing or transaction (i) would cause the Agent or any Purchaser to be in violation of any law or regulation applicable to the Agent or such Purchaser, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws; or (c) engage, or permit any Subsidiary or Affiliate to engage, in any activity that could subject such Person, the Agent or any Purchaser to sanctions under the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar (federal or state) law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions Laws.

5.15 Fiscal Year; Accounting Methods. Change its Fiscal Year or its method of accounting (other than as may be required to conform to GAAP).

5.16 Burdensome Agreements. Enter into or permit to exist any contractual obligation (other than this Agreement, any other Note Document) that: (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other Distributions to any Note Party or to otherwise transfer property to any Note Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Note Party, or (iv) of the Note Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent and the Purchasers; or (b) requires the grant of a Lien (other than a Permitted Lien) to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, however, that in no event shall the foregoing clauses (a) and (b) preclude (1) limitations in respect of specific property encumbered to secure payment of particular Debt (including Finance Leases and purchase money Debt) or to be sold pursuant to an executed agreement with respect to a Permitted Disposition, (2) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or other agreements, as the case may be), (3) limitations pursuant to applicable requirements of law or (4) limitations customarily contained in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar Person.

5.17 Prepayments and Amendments.

(a) Optionally prepay, redeem, defease, purchase, or otherwise acquire, or permit any Subsidiary to optionally prepay, redeem, defease, purchase, or otherwise acquire, any Debt of any Note Party or its Subsidiaries, other than the Obligations in accordance with this Agreement;

(b) Make any payment, or permit any Subsidiary to make any payment on account of Debt that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions;

(c) Directly or indirectly, amend, modify, or change, or permit any Subsidiary to directly or indirectly, amend, modify, or change, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Debt other than the Obligations in accordance with this Agreement; or

(d) Directly or indirectly, amend, modify, or change, or permit any Subsidiary to directly or indirectly, amend, modify, or change, the Governing Documents of any Note Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Purchasers; provided, that the Issuer shall not amend its articles of incorporation (including pursuant to a certificate of designation) or take any action to authorize, create, offer, or issue any shares of capital stock or other Ownership Interests other than Common Stock, including without limitation any preferred stock or other Ownership Interests or rights or securities exercisable or exchangeable for or convertible into any shares of capital stock or other Ownership Interests other than Common Stock, in each case without the prior written consent of the Purchasers which may be given or withheld in the Purchasers’ sole discretion.

5.18 Tax Account. Use any monies on deposit in the Tax Account for any purpose other than payment of income taxes without the prior written consent of Agent, it being understood and agreed that any amounts in the Tax Account not used for the payment of income taxes in a particular year may be used for income taxes in subsequent years. If such deposited Estimated Tax Amounts exceed the amount of the income tax liability with respect to the same periods made within 60 days of April 15 or thereafter, the excess amounts may be released to the balance sheet (“Tax Account Release”). If not released to the balance sheet excess amounts may be used to offset future quarterly Estimated Tax Amounts.

5.19 Settlement of Disputes. Agree to or enter into any settlement with respect to any suits, proceedings, claims or disputes pending or threatened against a Note Party or any of its Subsidiaries in an amount individually or in the aggregate in excess of $200,000.

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an “Event of Default”) hereunder:

(a) the Issuer fails to pay when due any principal under the Notes or any payment of interest, fees, Expenses or any other amount payable hereunder or under any Note Document;

(b) the Issuer fails to observe or perform any of the covenants and agreements set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.8, 4.13, 4.14, or 4.17 or Article 5 of this Agreement, or Section 7 of the Guaranty and Security Agreement, or there is a breach by the Issuer of its obligations under the Board Observer Agreement;

(c) Any Note Party fails to observe or perform any covenant or agreement (other than those covenants and agreements described in Sections 6.1(a) and 6.1(b)) set forth in this Agreement or the Note Documents (other than the Warrants and the Investors’ Rights Agreement), and such failure continues for 30 days after the earlier to occur of (i) the Issuer obtaining Knowledge of such failure or (ii) the Agent’s dispatch of notice to the Issuer of such failure;

(d) Any representation, warranty or certification made by any Note Party or any officer or employee of any Note Party in this Agreement or any Note Document, in any certificate, financial statement or other document delivered pursuant to this Agreement or any Note Document proves to have been misleading or untrue in any material respect when made or certified, or if any such representation, warranty or certification is withdrawn;

(e) Any Note Party fails to pay when due any payment in respect of its Debt (other than under this Agreement) in excess of $200,000;

(f) (i) Any event or condition occurs that: (x) results in the acceleration of the maturity of any Debt of any Note Party with an aggregate principal amount in excess of $200,000 (other than under this Agreement); or (y) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof, or (ii) any “Event of Default” under and as defined in any Convertible Subordinated Note occurs;

(g) Any Note Party (i) commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding, (ii) fails generally or admits in writing its inability to pay its Debt as it becomes due, makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) or takes any action to authorize any of the foregoing;

(h) An involuntary Insolvency Proceeding is commenced against any Note Party seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur: (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, such Note Party; or (iv) an order for relief shall have been issued or entered therein;

(i) Any one or more Note Parties suffers (i) one or more judgments in the aggregate amount in excess of $200,000 which are not covered by insurance, or (ii) one or more writs, warrant of attachment, or similar process which are not released, vacated or fully bonded within 30 days of its issue or levy;

(j) A judgment creditor obtains possession of any of the Assets of any one or more Note Party in excess of $200,000 by any means, including levy, distraint, replevin, or self- help;

(k) Any order, judgment or decree is entered decreeing the dissolution of any Note Party, or any individual Guarantor dies;

(l) Any Note Party is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or any Note Party voluntarily ceases to conduct its business as a going concern (other than to the extent permitted by Section 5.4);

(m) A notice of lien, levy or assessment is filed of record with respect to any or all of any Note Party’s Assets by any Governmental Authority, or any taxes or debts owing at any time hereafter to any Governmental Authority becomes a Lien (whether inchoate or otherwise) upon any Assets of any Note Party and the same is not paid on the payment date thereof, in each case except for Permitted Liens;

(n) Any Reportable Event, which the Required Purchasers determine constitutes grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to the Issuer by the Agent, or any such Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan in any such ERISA Event or Events or action or actions, individually or in the aggregate, would result in a claim against or liability of the Issuer or any of the Subsidiaries;

(o) Any event occurs that would permit the Pension Benefit Guaranty Corporation to terminate any Plan;

(p)
Any Change of Control occurs;

(q) Any of the Note Documents fails to be in full force and effect for any reason, or the Agent fails to have a perfected Lien in and upon all of the Collateral;

(r) Any counterparty to a Material Contract commences or becomes the subject of any Insolvency Proceeding or provides written notice that it is terminating or intends to renegotiate or terminate its commercial relationship with any Note Party or any of its Subsidiaries, or any Material Contract is terminated by operation of law or by any party thereto prior to the termination or expiration of the stated term of such Material Contract (but including the period or any extensions or renewals thereof which are contemplated by the terms thereof as of the date hereof); provided that such Event of Default with respect to the SOFO Distribution Agreement shall be deemed not to have occurred if it has been replaced with a distribution agreement with a reasonable replacement counterparty within 30 days after Sofo Foods’s last delivery;

(s) If (i) any Life Insurance Policy is terminated, (ii) any Life Insurance Policy is scheduled to terminate or expire and Issuer fails to deliver a renewal or substitute policy to Agent within 30 days before the scheduled termination date, (iii) Issuer fails to pay any premium on any Life Insurance Policy when due, or (iv) Issuer takes any other action that impairs or would be reasonably likely to impair the value of any Life Insurance Policy;

(t) Any Guarantor revokes or disputes the validity of, or liability under, his, her or its guaranty under the Guaranty and Security Agreement;

(u) Any (i) event of default (howsoever defined under any Franchise Agreement) under any Franchise Agreement as it relates to the failure by such Franchisee to make any material payment required thereunder if such payment is not made within thirty (30) days of the date on which it was originally due, (ii) any Franchisee instituting or consenting to the institution of any Insolvency Proceeding or making an assignment for the benefit of creditors, or
(iii) any Franchisee applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or substantially all of its property; in each case, which, either individually or in the aggregate with all other such similar events under any Franchise Agreement, could reasonably be expected to have a Material Adverse Effect;

(v) (i) Any of the subordination provisions of any Convertible Subordinated Note (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of any Convertible Subordinated Note; or (ii) the Issuer or any other Note Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Agent and the Purchasers or (C) that all payments of principal of or premium and interest on the applicable Convertible Subordinated Note , or realized from the liquidation of any property of any Note Party, shall be subject to any of the Subordination Provisions; or

(w) Any Note Party fails to observe or perform any covenant or agreement set forth in the Warrants or the Investors’ Rights Agreement, and such failure continues for 30 days after the Agent’s dispatch of notice to the Issuer of such failure.

6.2 Remedies. Upon the occurrence of any Event of Default described in Section 6.1(g) or 6.1(h), the Purchasers’ obligation hereunder to purchase any Notes or make any loans or other financial accommodations to the Issuer shall immediately terminate, and the Obligations shall become immediately due and payable without any election or action on the part of the Agent or the Purchasers, without presentment, demand, protest or notice of any kind, all of which the Issuer hereby expressly waives. Upon the occurrence and continuance of any other Event of Default, either or both of the following actions may be taken upon the election of the Required Purchasers:

(a) without notice of their election and without demand, immediately terminate the commitments, whereupon the Purchasers’ obligation hereunder to purchase any Notes or make any other financial accommodations to the Issuer shall immediately terminate; and

(b) without notice of their election and without demand, declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Issuer hereby expressly waives, and the Issuer shall promptly pay the outstanding principal amount of the Notes, plus accrued and unpaid interest thereon, and all other amounts due under the Note Documents.

6.3 Appointment of Receiver or Trustee. The Issuer hereby irrevocably agrees that the Agent and the Required Purchasers, have the right under this Agreement, upon the occurrence and during the continuance of an Event of Default, to seek the appointment of a receiver, trustee or similar official over the Issuer to effect the transactions contemplated by this Agreement, and that the Agent and the Required Purchasers are entitled to seek such relief. The Issuer hereby irrevocably agrees not to object to such appointment on any grounds other than that no Event of Default is then continuing.

6.4 Power of Attorney. The Issuer hereby appoints the Agent (and all Persons designated by the Agent) as the Issuer’s true and lawful attorney (and agent-in-fact), with full powers of substitution, for the purposes provided in this section. The Agent, or its designee, may, without notice and in either its or the Issuer’s name, but at the cost and expense of the Issuer:

(a) Endorse the Issuer’s name on any payment item or other proceeds of Collateral (including proceeds of insurance) that come into the Agent’s possession or control; and

(b) During the continuance of an Event of Default, (i) notify any account debtors of the assignment of their accounts, demand and enforce payment of accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to accounts;
(ii) settle, adjust, modify, compromise, discharge or release any accounts or other Collateral, or any legal proceedings brought to collect accounts or Collateral; (iii) sell or assign any accounts and other Collateral upon such terms, for such amounts and at such times as the Required Purchasers deem advisable; (iv) collect, liquidate and receive balances in deposit accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign the Issuer’s name to a proof of claim or other document in a bankruptcy of an account debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to the Issuer, and notify postal authorities to deliver any such mail to an address designated by the Agent; (vii) endorse any chattel paper, document, instrument, bill of lading, or other document or agreement relating to any accounts, inventory or other Collateral;
(viii) use the Issuer’s stationery and sign its name to verifications of accounts and notices to account debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which the Issuer is a beneficiary; and, (xii) take all other actions as the Purchasers reasonably deem appropriate to fulfill the Issuer’s obligations under this Agreement and the Note Documents.

6.5 Remedies Cumulative. The rights and remedies of the Agent and the Purchasers herein and in the other Note Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law, in equity or otherwise.

ARTICLE 7 AGENCY
7.1
Appointment and Authority. Each of the Purchasers hereby irrevocably appoints
Corbel SBIC to act on its behalf as the Agent hereunder and under the other Note Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 7 are solely for the benefit of the Agent and the Purchasers, and neither the Issuer nor any other Note Party shall have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Note Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) duties or obligations arising under agency doctrine of any Applicable Law, all of which duties and obligations are expressly disclaimed. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between or among contracting parties.

7.2 Rights as a Purchaser. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Agent, and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Note Party or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Purchasers.

7.3
Exculpatory Provisions.

  (a) The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Note Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i) shall not be subject to any fiduciary or other express or implied duties, regardless of whether a Default may occur, has occurred, or is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that the Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in the other Note Documents); provided, that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Note Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or any other Applicable Law; and

(iii) shall not, except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and shall not be liable for any failure to disclose or incomplete disclosure of, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Agent may believe is necessary, under specified circumstances), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction and reflected in a final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Issuer or a Purchaser.

(c) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, representation or warranty made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the occurrence of any Event of Default or Default or the facts or circumstances giving rise thereto, (v) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document, or
(vi) the satisfaction of any condition set forth in Article 2 or referenced elsewhere herein, other than to confirm upon request the receipt of items expressly required to be delivered to the Agent.

7.4 Reliance by the Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, (a) any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by a proper Person or (b) any statement made to it orally or by telephone and believed by it to have been made by a proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the purchase of Notes or any other loan or financial accommodation made hereunder that by its terms must be fulfilled to the satisfaction of a Purchaser, the Agent may presume that such condition is satisfactory to such Purchaser unless the Agent shall have received written notice to the contrary from such Purchaser prior to the purchase of such Note or making of any loan or other financial accommodation. The Agent may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

7.5 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Note Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 7 shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub agent, and shall apply to the activities as the Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

7.6 Resignation of the Agent.

(a) The Agent may at any time give notice of its resignation to the Purchasers and the Issuer. Upon receipt of any such notice of resignation, the Required Purchasers shall have the right to appoint a successor. If no such successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Purchasers) (the “Resignation Effective Date”), then the resigning Agent may (but shall not be obligated to), on behalf of the Purchasers, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date: (i) the resigning Agent shall be discharged from its duties and obligations hereunder and under the other Note Documents (except that in the case of any collateral security held by the Agent on behalf of the Purchasers under any of the Note Documents, the resigning Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) except for any indemnity payments owed to the resigning Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Purchaser directly, until such time, if any, as the Required Purchasers appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning Agent (other than any rights to indemnity payments owed to the resigning Agent), and the resigning Agent shall be discharged from all of its duties and obligations hereunder or under the other Note Documents. The fees payable by the Issuer to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor. After the resigning Agent’s resignation hereunder and under the other Note Documents, the provisions of this Article 7 and Section 9.3 shall continue in effect for the benefit of such resigning Agent, its sub-agents and its respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the resigning Agent was acting as the Agent.

7.7 Non-Reliance on the Agent and Other Purchasers. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Note Document or any related agreement or any document furnished hereunder or thereunder.

7.8 No Other Duties, etc. Notwithstanding anything in this Agreement or any other Note Document to the contrary, none of the Persons listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Note Documents, except in its capacity, as applicable, as the Agent or a Purchaser hereunder.

7.9 The Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other Applicable Law or any other judicial proceeding relative to any Note Party, the Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on any Purchaser) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Agent and their respective agents and counsel and all other amounts due the Purchasers and the Agent under Sections 1.7 and 9.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Purchasers, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 1.7 and 9.3.

7.10 Collateral and Guaranty Matters.

(a)
The Purchasers irrevocably authorize the Agent, at its option and in its discretion:

(i)
to release any Lien on any property granted to or held by the Agent under any Note Document (A) upon termination of any commitments and payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Note Documents, or (C) subject to Section 9.4, if approved, authorized or ratified in writing by the Required Purchasers;

(ii) to subordinate any Lien on any property granted to or held by the Agent under any Note Document to the holder of any Lien on such property that is a Permitted Lien; and

(iii) to release any Guarantor from its obligations under the guaranty under the Guaranty and Security Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Note Documents.

Upon request by the Agent at any time, the Required Purchasers will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the guaranty under the Guaranty and Security Agreement pursuant to this Section 7.10.

(b) The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Note Party in connection therewith, nor shall the Agent be responsible or liable to the Purchasers for any failure to monitor or maintain any portion of the Collateral.

ARTICLE 8

PURCHASER REPRESENTATIONS AND WARRANTIES

In order to induce the Issuer to enter into this Agreement and to issue and sell the Notes and the Warrants, each of the Purchasers hereby represents and warrants to the Issuer that on the Closing Date:

8.1 Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Issuer, which such Purchaser confirms by executing this Agreement, that the Notes, the Warrants, and any Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

8.2 Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

ARTICLE 9 MISCELLANEOUS
9.1
Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or other electronic transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 9.1. Each such notice, request or other communication shall be effective (a) if delivered in person, when delivered, (b) if delivered by facsimile transmission, on the date of transmission if transmitted on a Business Day before 4:00 p.m., Pacific time, otherwise on the next Business Day, (c) if delivered electronically, upon receipt thereof by the recipient; (d) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed and (e) if mailed, upon the third (3rd) Business Day after the date deposited into the U.S. Mail, certified or registered; provided, that actual notice, however and from whomever given or received, shall always be effective on receipt; provided, further, that notices sent by the Agent or any Purchaser in connection with such Person’s exercise of its enforcement rights against any of its collateral shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile.

9.2 No Waivers. No failure or delay by the Agent or any Purchaser in exercising any right, power or privilege hereunder or under any other Note Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.3 Expenses; Documentary Taxes; Indemnification.

(a) The Issuer shall pay all out-of-pocket Expenses of the Agent and the Purchasers on demand.

(b) The Issuer shall pay and indemnify the Agent and each Purchaser against any and all transfer taxes, documentary taxes, assessments, or charges made by any Governmental Authority and imposed by reason of the execution and delivery of this Agreement, any of the other Note Documents, or any other document, instrument or agreement entered into in connection herewith.

(c) The Issuer shall and hereby covenants and agrees to indemnify, protect, defend and hold harmless the Agent, each Purchaser and each of their Related Parties (collectively, the “Indemnified Persons” and individually, an “Indemnified Person”) from and against (i) any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) (collectively, “Losses”) suffered or incurred by any Indemnified Person (except to the extent that any such Losses are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Person seeking indemnification) arising out of or by reason of any litigations, investigations, claims or proceedings (whether administrative, judicial or otherwise), including discovery, whether or not such Indemnified Person is designated a party thereto, which arise out of or are in any way related to (A) this Agreement, the other Note Documents or the transactions contemplated hereby or thereby, (B) any actual or proposed use by the Issuer of the proceeds of the Notes, or (C) the Agent’s and each Purchaser’s entering into this Agreement, the other Note Documents or any other agreements and documents relating hereto;

(ii) any such Losses arising out of or by reason of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about the Issuer’s operations or property or property leased by the Issuer of any material, substance or waste which is or becomes designated as Hazardous Materials; and (iii) any such Losses suffered or incurred in connection with any remedial or other action taken by the Issuer or the Agent in connection with compliance by the Issuer with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines (except to the extent that any such Losses are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Person seeking indemnification).

(d) Without limiting the foregoing provision, (i) the Issuer hereby covenants and agrees to indemnify, protect, defend and hold harmless each Indemnified Person from any Losses suffered or incurred as a result of any inaccuracy in or breach of any of the representations or warranties of the Issuer contained in this Agreement or any other Note Document, and (ii) the Issuer hereby covenant and agree to indemnify, protect, defend and hold harmless each Indemnified Person from any Losses suffered or incurred as a result of any breach or non- fulfillment of any covenant, agreement or obligation to be performed by the Issuer pursuant to this Agreement or any other Note Document.

(e) No Purchaser’s or other Indemnified Person’s rights to indemnification or other remedies based on any inaccuracy in or breach or violation of the representations, warranties, covenants and agreements of the Issuer contained herein or in any other Note Documents will be affected by any investigation conducted by Agent, any Purchaser or any other Indemnified Person with respect to, or any knowledge acquired by Agent, any Purchaser or any other Indemnified Person at any time, with respect to the accuracy or inaccuracy of or compliance with or violation of, any such representation, warranty, covenant or agreement.

(f) To the fullest extent permitted by Applicable Law, the Issuer shall not assert, and hereby unconditionally and irrevocably waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Note or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby.

(g) The Issuer’s obligations under this Section 9.3 and Section 1.8 shall survive any termination of this Agreement and the Note Documents and the payment and satisfaction in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement.

(h) If and to the extent that the indemnification obligations of the Issuer is unenforceable for any reason, but without limiting the proviso in Section 9.3(d) above, the Issuer hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations to the Agent and the Purchasers which is permissible under Applicable Law.

9.4 Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Note Document (other than any fee letter entered into in connection herewith), and no consent with respect to any departure by any Note Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Purchasers (or by the Agent at the written request of the Required Purchasers) and the Note Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Purchasers directly affected thereby and all of the Note Parties that are party thereto, do any of the following:

(i) increase the scope or amount of or extend the expiration date of any commitment or obligation of any Purchaser;

(ii) postpone or delay any date fixed by this Agreement or any other Note Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Note Document (other than mandatory prepayments),

(iii) reduce the principal of, or the rate of interest on, the Notes or any other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Note Document;

(iv) amend, modify, or eliminate this Section 9.4 or any provision of this Agreement providing for consent or other action by all Purchasers;

(v)
amend, modify, or eliminate Section 7.10;

(vi) other than as permitted by Section 7.10 of this Agreement, release the Agent’s Lien in and to any of the Collateral;

(vii)
amend, modify, or eliminate the definition of “Required Purchaser”;

(viii)
contractually subordinate any of the Agent’s Liens; or

(ix) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by or consented to under the terms hereof or the other Note Documents, release the Issuer or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by the Issuer or any Guarantor of any of its rights or duties under this Agreement or the other Note Documents.

(b) No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate:

(i) the definition of, or any of the terms or provisions of, the Fee Letter or any other fee letter entered into in connection with this Agreement, without the written consent of the Agent and the Issuer (and shall not require the written consent of any of the Purchasers);

(ii) any provision of Article 7 pertaining to the Agent, or any other rights or duties of the Agent under this Agreement or the other Note Documents, without the written consent of the Agent, the Issuer, and the Required Purchasers; and

(c) Notwithstanding anything to the contrary in this Section 9.4, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Note Document that relates only to the relationship of the Agent and the Purchasers among themselves, and that does not affect the rights or obligations of any Note Party, shall not require consent by or the agreement of any Note Party.

9.5 Successors and Assigns; Participations; Disclosure; Register.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Issuer may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and the Purchasers and any such prohibited assignment or transfer by the Issuer shall be void.

(b) Each Purchaser may make, carry or transfer the Obligations at, to or for the account of, any of its branch offices or the office of an Affiliate of such Purchaser or to any Federal Reserve Bank, all without the Issuer’s consent.

(c) Each Purchaser may, at its own expense, assign to one or more banks or other financial institutions all or a portion of its rights (including voting rights) and obligations under this Agreement and the other Note Documents; provided, however, that as long as no Event of Default has occurred and is continuing, the consent of the Issuer (such consent not to be unreasonably withheld, delayed or conditioned) shall be required (it being understood that the consent of the Issuer shall be deemed to have been given if the Issuer does not respond within five
(5) Business Days of the Issuer’s receipt of a request to so consent). In the event of any such assignment by the Purchasers pursuant to this Section 9.5(c), such Purchaser’s obligations under this Agreement arising after the effective date of such assignment shall be released and concurrently therewith, transferred to and assumed by such assignee to the extent provided for in the document evidencing such assignment. The provisions of this Section 9.5 relate only to absolute assignments (whether or not arising as the result of foreclosure of a security interest) and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Purchaser of any Obligation or any Note to any Federal Reserve Bank or other financing source in accordance with Applicable Law.

  (d) Each Purchaser may at any time sell to one or more banks or other financial institutions (each a “Participant”) participating interests in the Notes and in any other interest of such Purchaser hereunder. In the event of any such sale by such Purchaser of a participating interest to a Participant, such Purchaser’s obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, and the Issuer shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement.

(e) The Issuer authorizes each Purchaser to disclose to any assignee under Section 9.5(c) or any Participant (either, a “Transferee”) and any prospective Transferee any and all financial information in such Purchaser’s possession concerning the Issuer that has been delivered to such Purchaser by the Issuer pursuant to this Agreement or that has been delivered to such Purchaser by the Issuer in connection with such Purchaser’s credit evaluation prior to entering into this Agreement; provided that such Transferee or prospective Transferee has first agreed to be bound by the provisions of Section 9.6.

(f) The Agent, acting solely for this purpose as an agent of the Issuer, shall maintain at its office a register for the recordation of the names and addresses of each Purchaser, and the principal amounts of the loans owing to such Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Issuer and the Purchasers shall treat the Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Issuer and Purchasers at any reasonable time and from time to time upon reasonable prior notice. The obligations of the Issuer under this Agreement and the other Note Documents are registered obligations and the right, title and interest of the Purchasers and their assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register. This Section 9.5(f) shall be construed so that such obligations are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).

(g) With the consent of the Issuer (not to be unreasonably withheld, delayed or conditioned), the Agent and each Purchaser may use Issuer’s and the Subsidiary’s name(s) in advertising and promotional materials, and in conjunction therewith, the Purchasers may disclose the amount of the Notes and the purpose thereof.

 9.6 Confidentiality.

(a) The Agent and each Purchaser agrees that (i) all information received prior to the Closing Date from the Issuer or its representatives other than information that was available to the Agent and the Purchasers on a non-confidential basis prior to the disclosure by the Issuer or its representative; and (ii) after the Closing Date, all material or non-public information regarding Note Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by the Agent and each Purchaser in a confidential manner, and shall not be disclosed by the Agent or any Purchaser to Persons who are not parties to this Agreement, except: (A) to attorneys for and other advisors, accountants, auditors, and consultants to the Agent and the Purchasers who are subject to reasonably customary confidentiality restrictions or are advised to keep such information confidential in accordance with this Section 9.6, (B) to Subsidiaries and Affiliates of the Agent and the Purchasers, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 9.6, (C) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (D) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (D), the disclosing party agrees to provide the Issuer with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to the Issuer pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation, and (y) any disclosure under this clause (D) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (E) as may be agreed to in advance by the Issuer or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (E) the disclosing party agrees to provide the Issuer with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to the Issuer pursuant to the terms of the subpoena or other legal process, and (y) any disclosure under this clause (E) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process,
(F) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Agent or any Purchaser or any of their Related Parties), (G) in connection with any assignment, prospective assignment, sale, prospective sale, participation, prospective participation, pledge or prospective pledge of the Purchasers’ interest under this Agreement, provided that any such Transferee or prospective Transferee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (H) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Note Documents; provided, that, prior to any disclosure to any Person (other than any Note Party, the Agent, the Purchasers, any of their respective Affiliates, or their respective counsel) under this clause (H) with respect to litigation involving any Person (other than any Note Party, the Agent, the Purchasers, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide the Issuer with prior notice thereof, and
(I) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Note Document.

(b) Agent and each Purchaser is aware, and will advise its representatives (including any Board Observer) who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issues of such securities and on the communication of such information to any other person where it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance on such information.

(c) In the event of the breach or a threatened breach by Agent or any Purchaser of any of the provisions of this Section 9.6, the Issuer would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Issuer shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

9.7 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which when taken together shall be deemed one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of an original counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic transmission also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

9.8 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

9.9 Knowledge. For purposes of this Agreement, a Person will be deemed to have knowledge of a particular fact or other matter if such Person is actually aware of such fact or other matter. A Note Party will be deemed to have knowledge of a particular fact or other matter if any officer of such Note Party has, or at any time had, actual knowledge of such fact or other matter.

9.10 Additional Waivers.

(a) The Issuer agrees that checks and other instruments received by the Agent and the Purchasers in payment or on account of the Obligations constitute only conditional payment until such items are actually paid to the Agent and the Purchasers and the Issuer waives the right to direct the application of any and all payments at any time or times hereafter received by the Agent and the Purchasers on account of the Obligations and the Issuer agrees that the Agent and the Purchasers shall have the continuing exclusive right to apply and reapply such payments in any manner as the Agent and the Purchasers may deem advisable, notwithstanding any entry by the Agent and the Purchasers upon their books.

(b) The Issuer waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by the Agent and the Purchasers on which the Issuer may in any way be liable.

(c) Upon the occurrence and during the continuance of an Event of Default, the Issuer waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by the Agent and the Purchasers pursuant to or in accordance with this Agreement, and agrees that the Agent and the Purchasers may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information. The Issuer shall be permitted to attend any meeting with such accountants, accounting firm and/or service bureau or consultant; provided that no Event of Default has occurred and is continuing.

9.11 Destruction of the Issuer’s Documents. Any documents, schedules, invoices or other papers delivered to the Agent and the Purchasers may be destroyed by the Agent and the Purchasers six months after they are delivered to or received by the Agent and the Purchasers, unless the Issuer requests, in writing, the return of the said documents, schedules, invoices or other papers and make arrangements, at the Issuer’s expense, for their return.

9.12 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; CLASS ACTION WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER NOTE DOCUMENT IN RESPECT OF SUCH OTHER NOTE DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S AND/OR THE PURCHASERS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.12.

(c) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL. EACH PARTY (I) CERTIFIES THAT NO ONE HAS REPRESENTED TO SUCH PARTY THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE JURY AND CLASS ACTION WAIVERS IN THE EVENT OF SUIT, AND

(II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS, AND CERTIFICATIONS IN THIS SECTION.

9.13 Reference Provision. In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(a) With the exception of the items specified in clause (b) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other Note Document will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Note Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under Applicable Laws (the “Court”).

(b)
The matters that shall not be subject to a reference are the following:

(i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self- help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within 10 days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within 15 days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within 120 days after the date of the conference and (iii) report a statement of decision within 20 days after the matter has been submitted for decision.

(e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within 15 days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(f) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(g) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(h) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(i) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER NOTE DOCUMENTS.

9.14 Patriot Act Notification. The Agent and the Purchasers are subject to the Patriot Act and hereby notify the Issuer that pursuant to the requirements of the Patriot Act, the Agent and the Purchasers are required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow the Agent and the Purchasers to identify the Issuer in accordance with the Patriot Act.

9.15 Continuing Liability. The liability of the Issuer under this Agreement and the other Note Documents to which the Issuer is a party includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part.

9.16 Survival. All agreements, representations and warranties contained herein and in the other Note Documents have been given as an inducement to and relied upon by the party receiving such agreements, representations and warranties in entering into this Agreement and shall survive the execution and delivery of this Agreement and each of the other Note Documents, the issue, sale and delivery of the Notes and the Warrants and payment therefor and any disposition of the Notes or the Warrants by any Purchaser. Notwithstanding anything to the contrary contained in this Agreement or the other Note Documents, all indemnification provisions, including, without limitation, those contained in Section 9.3 and Section 1.8 shall survive indefinitely.

*          *        *

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ISSUER:
NOBLE ROMAN'S, INC..

an Indiana corporation

Address for notices to the Issuer: 6612 E. 75th Street. Suite 450

Indianapolis, IN 96250 Attn: Paul W. Mobley

Email: pmobley@nobleromans.com

Solely for purposes of Section 5.9 of this Agreement:

A. Scott Mobley '

  M/l
Paul W. Mobley

THE AGENT AND PURCHASER:
CORBEL CAPITAL PARTNERS SBIC,
L.P.,

as the Agent and as a Purchaser

By:
Corbel Capital Advisors SBIC, LLC, itsneral Partner

By:
y B. Schwartz

By:

By:

Na
.

an ging Member
/;:' a,
===
Name: Michael H. Jones

Title:
Managing Member

Address for notices to Agent and Purchaser: Corbel Capital Partners SBIC, L.P.
c/o Corbel Structured Equity Partners 11777 San Vicente Blvd., Suite 777 Los Angeles, CA 90049
Attn: Michael H. Jones

Email: michael@corbelcap.com

Annex 1 To
Senior Secured Promissory Note and Warrant Purchase Agreement Definitions and Construction
1.1 Definitions.                                           Initially capitalized terms used in this Agreement shall have the following meanings:

“Additional Excess Cash Flow” has the meaning set forth in Section 1.5(c)(ii)(F)(1).

“Affiliate” means, with respect to any Person, any other Person (i) that, directly or indirectly, controls, is controlled by or is under common control with such Person; (ii) that directly or indirectly beneficially owns or controls 10% or more of any class of Ownership Interests of such Person; or (iii) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. For purposes of the foregoing, control (including controlled by and under common control with) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” is defined in the Preamble.

“Agreement” means this Senior Secured Promissory Note and Warrant Purchase Agreement, as amended or restated from time to time in accordance with its terms.

“Annual Compliance Certificate” has the meaning set forth in Section 1.5(c)(ii)(F)(1).

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the Patriot Act.

“Applicable Laws” means all applicable laws, rules, regulations and orders of any Governmental Authority, including without limitation, regulations issued by the U.S. State Department or the Office of the Comptroller of the Currency, Credit Protection Laws, the Fair Labor Standards Act, and the Americans With Disabilities Act.

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

“Attributable Indebtedness” means, on any date, (a) in respect of any Finance Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a Finance Lease.

“Authorized Officer” means, with respect to the Issuer, any officer of the Issuer authorized by specific resolution of the Issuer to authorize the issuance of the Notes and otherwise request credit extensions as set forth in the Issuer’s resolutions delivered to the Agent on the Closing Date (and updated from time to time as necessary).

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

“Base Rate” means for any day, a rate per annum equal to the greatest of (w) 1.50% per annum, (x) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum,
(y)
the rate of interest per annum as published as the “Prime Rate” for U.S. banks in The Wall
Street Journal as of such date and (z) the one-month LIBOR Rate as in effect on such day plus 1.0% per annum. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Purchasers may make commercial loans or other loans at rates of interest at, above or below the Base Rate. If, for any reason, the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (x) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Federal Funds Effective Rate or the “Prime Rate”, as the case may be, shall be effective on the effective date of such change in the Federal Funds Effective Rate or the “Prime Rate”, as applicable.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Board Observer Agreement” has the meaning set forth in Section 4.10.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in Los Angeles, California, are authorized or required by law or executive order or decree to close.

“Capital Expenditures” means expenditures made in cash, or financed with long term debt, by any Person for the acquisition of any fixed Assets or improvements, replacements, substitutions, or additions thereto that have a useful life of more than one (1) year, including the direct or indirect acquisition of such Assets by way of increased product or service charges, offset items, or otherwise, and the principal portion of payments with respect to Finance Lease Obligations, calculated in accordance with GAAP.

“Change in Law” means the occurrence after the date of the Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the that:

(a) any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired beneficial ownership, directly or indirectly, of Ownership Interests of the Issuer (or other securities convertible into such Ownership Interests) representing 30% or more of the combined voting power of all Ownership Interests of the Issuer entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of the Issuer,

(b) any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Issuer or control over the Ownership Interests of such Person entitled to vote for members of the Board of Directors of the Issuer on a fully-diluted basis (and taking into account all such Ownership Interests that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such Ownership Interests,

(c) during any period of 24 consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the Board of Directors of the Issuer such that a majority of the members of such Board of Directors are not Continuing Directors,

(d) the Issuer fails to own and control, directly or indirectly, 100% of the Ownership Interests of each other Note Party, or

(e) Paul W. Mobley or A. Scott Mobley fails for any reason to serve actively in the management of the Issuer and its Subsidiaries, whether by reason of death, disability, resignation, action by the shareholders of the Issuer, or otherwise, unless on or before 100 days (or such longer period as may be agreed to by Agent in its sole discretion) following the date of such failure, one or more successors reasonably acceptable to the Required Purchasers has commenced employment with the Issuer and is actively performing, in all material respects, the functions for the Issuer previously performed by such Person.

“Closing Date” means the date when all of the conditions set forth or referenced in Section 2.1 have been fulfilled to the reasonable satisfaction of the Agent, the Purchasers and their counsel.

“Collateral” has the meaning given to such term in any Note Document.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance reasonably satisfactory to the Agent.

“Company-Owned Unit” means a particular restaurant at a particular location that is owned (regardless of whether the real property is owned or leased) and operated by a Note Party or any Subsidiary of a Note Party.

“Company-Owned Unit Locations” means, collectively, the locations of the Company-Owned Units described in Part (a) of Schedule 3.25 (as such Schedule may be updated from time to time in accordance with this Agreement).

“Compliance Certificate” means a certificate of compliance to be delivered in accordance with Section 4.3(d), substantially in the form of Exhibit 4.3(d).

“Confidential Information” has the meaning set forth in Section 9.6. “Consolidated Capital Expenditures” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, all Capital Expenditures.

“Consolidated Cash Rental Expense” means, for any period, all cash rental expense of the Issuer and its Subsidiaries paid or payable during such period, including, without limitation, common area maintenance charges, determined on a consolidated basis in accordance with GAAP, incurred under any rental agreements or leases, and excluding, for the avoidance of doubt, any Finance Lease Obligations.

“Consolidated EBITDA” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, an amount equal to (a) net income determined in accordance with GAAP, plus (b) the sum of the following to the extent deducted in the calculation of net income: (i) Consolidated Interest Charges; (ii) income taxes; (iii) depreciation; (iv) amortization; (v) charges attributable to de novo openings of new Company-Owned Unit Locations for such period not to exceed (x) $50,000 per new location and (y) $150,000 in the aggregate for all new locations during such period; (vi) other non-recurring or non-cash expenses of such Person reducing such net income which do not represent a cash item in such period or any future period to the extent consented to in writing by the Agent; (vii) Observer Fees paid in cash in such period; minus (c) the sum of the following to the extent included in the calculation of net income: (i) income tax credits of such Person; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non-recurring, non-cash items increasing net income, including revenues from contract violations included in net income in accordance with GAAP which have not converted to cash in the relevant calculation period.

“Consolidated Excess Cash Flow” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period, plus (b) any Tax Account Release during such period, minus (c) the Estimated Tax Amount paid in cash into the Tax Account, minus (d) Consolidated Capital Expenditures for such period to the extent made from operating cash flows, and not equity or debt financing, minus (e) the cash portion of Consolidated Interest Charges for such period, minus (f) cash taxes paid during such period, minus (g) Consolidated Scheduled Funded Debt Payments for such period, minus (h) increases (or minus decreases) in Consolidated Working Capital excluding any increases in Ineligible Accounts Receivable related to contract violations, minus (i) extraordinary or non- operating losses, plus (j) extraordinary or non-operating gains, minus (k) Observer Fees paid in cash in such period, minus (l) charges attributable to de novo openings of new Company-Owned Unit Locations for such period not to exceed (x) for the Fiscal Quarters ending December 31, 2020 and March 31, 2021 (A) $100,000 per new location and (B) $300,000 in the aggregate for all new locations during such Fiscal Quarters, and (y) for all Fiscal Quarters ending thereafter, (A) $50,000 per new location and (B) $150,000 in the aggregate for all new locations during such Fiscal Quarters.

“Consolidated Fixed Charge Coverag Ratio” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDA for such period, minus (ii) Consolidated Capital Expenditures for such period to the extent made from operating cash flows, and not equity or debt financing, minus (iii) without duplication of any amounts deducted pursuant to the subsequent clause (iv) of this definition, taxes paid in cash during such period (other than taxes paid in cash during such period from the Tax Account), minus (iv) without duplication of any amounts deducted pursuant to the foregoing clause (iii) of this definition, deposits of any Estimated Tax Amount deposited into the Tax Account during such period), minus (v) all Restricted Payments paid (whether in cash or other property, other than common Ownership Interests) during such period, minus (vi) Observer Fees paid in cash during such period, minus (vii) any payments made on any Convertible Subordinated Note or other subordinate obligations, in each case paid in cash (other than any such payments made on or prior to the Closing Date) during such period, to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) Consolidated Interest Charges required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Consolidated Interest Charges) during such period, (b) the current portion of Issuer’s consolidated long term Debt calculated in accordance with GAAP (including scheduled amortization payments of the Notes and the principal portion of Issuer’s consolidated Finance Lease Obligations but excluding (to the extent any of the following constitute long term Debt): (x)

mandatory prepayments under Section 1.5(c)(ii)(E) or (F) and (y) the principal payment of the Notes due on the applicable Maturity Date), and (c) all federal, state, and local income taxes required to be paid during such period.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Fixed Charges (i) for the Fiscal Quarter ending March 31, 2020, such amount for the period then ended shall be calculated by multiplying the actual Consolidated Fixed Charges for the Fiscal Quarter ending March 31, 2020 by 4, (ii) for the Fiscal Quarter ending June 30, 2020, such amount for the period then ended shall be calculated by summing the actual Consolidated Fixed Charges for the Fiscal Quarters ending March 31, 2020 and June 30, 2020 and multiplying such sum by 2, and (iii) for the Fiscal Quarter ending September 30, 2020, such amount for the period then ended shall be calculated by summing the actual Consolidated Fixed Charges for the Fiscal Quarters ending March 31, 2020, June 30, 2020 and September 30, 2020 and multiplying such sum by 1.33.

“Consolidated Funded Debt” means, as of any date of determination, for the Issuer and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Debt, (c) all unpaid reimbursement obligations then due and arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Debt of the types specified in clauses (a) through (e) above of Persons other than the Issuer or its Subsidiaries, and (g) all Debt of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Issuer or any of its Subsidiaries is a general partner or joint venturer, unless such Debt is expressly made non-recourse to the Issuer or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Finance Leases that is treated as interest in accordance with GAAP.

“Consolidated Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) the amount of Consolidated Funded Debt as of such date, plus (ii) the greater of (x) Consolidated Cash Rental Expense for the 4 Fiscal Quarter period ended as of such date multiplied by eight (8) and (y) the current and non-current operating lease liabilities listed on the consolidated balance sheet of the Issuer and its Subsidiaries as of such date, to (b) the sum of (i) Consolidated EBITDA for the 4 Fiscal Quarter period ended as of such date, plus (ii) Consolidated Cash Rental Expense for the 4 Fiscal Quarter period ended as of such date.

“Consolidated Scheduled Funded Debt Payments” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Debt. For purposes of this definition, “scheduled payments of principal”
(a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness, and (c) shall not include any optional prepayments or mandatory prepayments required pursuant to Section 1.5(c).

“Consolidated Working Capital” means, as of any date of determination, the excess of (a) the sum of all amounts (other than Unrestricted Cash) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Issuer and its Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Issuer and its Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Consolidated Funded Debt, (ii) all Debt consisting of the Notes to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes, and (iv) Ineligible Accounts Receivable included in total current assets.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of the Issuer on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” shall have the meanings correlative thereto.

“Control Agreement” has the meaning set forth in the Guaranty and Security
Agreement.

“Controlled Entity” means (a) any of the Subsidiaries of the Issuer and any of their or Issuer’s respective Controlled Affiliates and (b) if the Issuer has a parent company, such parent company and its Controlled Affiliates.

“Convertible Subordinated Notes” means the Issuer’s 10% Convertible Subordinated Unsecured Notes set forth on Schedule 3.30.

“Corbel SBIC” means Corbel Capital Partners SBIC, L.P.

“Customer Confidential Information” means any data or information (in both electronic and paper media) provided by a customer of a Note Party of Franchisee that is subject to a confidentiality obligation owed by the Note Party to such customer or Franchisee in accordance with a contract or Applicable Law.

“Data Breach” means any unauthorized or unlawful access, and/or use, disclosure of, or access to (a) any Personal Information, (b) any Customer Confidential Information, (c) any Note Party’s information technology systems, or (d) the information technology systems of any third party service provider that processes or otherwise possesses any Personal Information or Customer Confidential Information on behalf of a Note Party.

“Debt” means, as of the date of determination, the sum, but without duplication, of any and all of a Person’s: (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by such Person (directly or indirectly) for or in respect of money borrowed;
(ii) Attributable Indebtedness; (iii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iv) obligations for the deferred purchase price of property or services (other than trade payables which are not more than 90 days past due incurred in the ordinary course of business); (v) current liabilities in respect of unfunded vested benefits under any Plan;
(vi) contingent obligations under letters of credit; (vii) obligations under acceptance facilities;

(viii) Guarantees; (ix) obligations secured by any Lien on any Asset of such Person, whether or not such obligations have been assumed; and (x) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination); and (xi) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Ownership Interests in such Person or any other Person, or any warrant, right or option to acquire such Ownership Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Disposition” means the sale, transfer, license, lease or other disposition (whether in one transaction or in a series of transactions, and including any sale and leaseback transaction and any sale, transfer, license or other disposition) of any property (including, without limitation, any Ownership Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distributions” means dividends or distributions made in cash or in kind by a Person to its Owner.

“Dollars” or “$” means lawful currency of the United States of America.

“EAR” means the Export Administration Regulations (15 C.F.R. Sections 734 etseq.).

“Environmental Laws” has the meaning set forth in Section 3.16.

“Equity Issuance” means, any issuance by any Note Party or any Subsidiary to any Person of its Ownership Interests, other than (a) any issuance of its Ownership Interests pursuant to the exercise of options or warrants, (b) any issuance of its Ownership Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, and (c) any issuance of options or warrants relating to its Ownership Interests. The term “Equity Issuance” shall not be deemed to include any Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and any and all regulations thereunder.

“ERISA Event” means (a) a Reportable Event with respect to a Plan or Multiemployer Plan, (b) the withdrawal of a member of the ERISA Group from a Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA),
(c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of a member of the ERISA Group from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the Internal Revenue Code by a member of the ERISA Group.

“ERISA Group” means the Issuer and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with the Issuer are treated as a single employer under Section 414 of the Internal Revenue Code.

“Estimated Tax Amount” means the amount equal to the income tax liability of the applicable Note Party calculated reasonably and in good faith based on the income reported with respect to any relevant Fiscal Quarter based on the Financial Statements delivered pursuant to Section 4.3(b) with respect to such Fiscal Quarter.

“Event of Default” has the meaning set forth in Section 6.1.

“Excluded Taxes” means (i) any tax imposed on the net income or net profits of the Agent or a Purchaser or a Transferee, including any federal, state or local income taxes, franchise taxes, branch profits taxes or similar taxes, (ii) United States federal withholding taxes resulting from the Agent’s or a Purchaser’s or a Transferee’s failure to claim an exemption or reduction therefrom to which the Agent or such Purchaser or such Transferee is entitled, (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Transferee based upon the applicable withholding rate in effect at the time such a Transferee becomes a party to this Agreement (or designates a new lending office), and (iv) any United States federal withholding taxes imposed under FATCA.

“Existing Credit Facility” means the credit facility provided under that certain Loan Agreement dated as of September 13, 2017 by and between Noble Roman’s and First Financial Bank, as amended, supplemented or restated from time to time.

“Expenses” means (i) all reasonable out-of-pocket and documented expenses of the Agent paid or incurred in connection with their due diligence and investigation of the Note Parties, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, all reasonable attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement, the other Note Documents, and any and all other documents, instruments and agreements entered into in connection herewith; (ii) all reasonable out-of-pocket and documented expenses of the Agent, including reasonable attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, consent, amendment or addition to this Agreement or any other Note Document; (iii) all costs or expenses paid or advanced by the Agent or any Purchaser which are required to be paid by the Issuer under this Agreement or the other Note Documents, including taxes and insurance premiums; and (iv) if an Event of Default occurs, all expenses paid or incurred by the Agent and the Purchasers, including attorneys’ fees and expenses (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), costs of investigation, collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought, or in connection with any refinancing or restructuring of the Obligations and the liabilities of the Issuer under this Agreement, any of the other Note Documents, or any other document, instrument or agreement entered into in connection herewith in the nature of a workout. The term “Expenses” shall specifically exclude any expenses payable by Issuer to any Observer pursuant to the Board Observer Agreement or Fee Letter.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance, indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FDD” means the Franchise Disclosure Document of the Note Parties as in effect from time to time.

“Federal Funds Effective Rate” means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of national recognized standing selected by it.

“Fee Letter” means the Fee Letter, dated as of even date herewith, among the Issuer and the Agent.

“Finance Lease” means any lease of an Asset by a Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capitalized lease or finance lease. Finance Leases shall exclude, for the avoidance of doubt, any lease of real property in respect of any Company-Owned Unit and Borrower’s chief executive office located at 6612 E. 75th Street, Suite 450, Indianapolis, IN 96250.

“Finance Lease Obligations” of a Person means the amount of the obligations of such Person under all Finance Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Financial Statement(s)” means, with respect to any accounting period of any Person, statements of income and retained earnings and statements of cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year or, if such period is a full Fiscal Year, corresponding figures from the preceding Fiscal Year’s annual Financial Statements, all prepared in reasonable detail and in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of monthly and quarterly Financial Statements. Financial Statement(s) shall include the schedules thereto and annual Financial Statements shall also include the footnotes thereto.

“Fiscal Month” means any of the monthly accounting periods of the Issuer. “Fiscal Quarter” means any of the quarterly accounting periods of the Issuer. “Fiscal Year” means the 12-Fiscal Month period the Issuer ending December 31 of each year. Subsequent changes of the Fiscal Year of the Issuer shall not change the term “Fiscal Year” unless the Agent shall consent in writing to such change.

“Franchise Agreement” means each of the agreements entered into from time to time by a Note Party pursuant to which a Note Party, as Franchisor, agrees to allow a Franchisee to operate a pizza-focused foodservice restaurant using the “Noble Roman’s”, “Noble Roman’s Craft Pizza & Pub”, “Noble Roman’s Pizza”, “Noble Roman’s Take-N-Bake”, and “Tuscano’s Italian Style Subs” concepts.

“Franchised Unit” means a facility consisting of real property (owned or leased by a Franchisee), equipment and other property, franchised by the Franchisor to the Franchisee pursuant to a Franchise Agreement.

“Franchised Unit Locations” means, collectively, the property comprising locations of Franchised Units described in Part (b) of Schedule 3.25 (as such Schedule may be updated from time to time in accordance with this Agreement).

“Franchisee” means each third party unaffiliated operator of a “Noble Roman’s”, “Noble Roman’s Craft Pizza & Pub”, “Noble Roman’s Pizza”, “Noble Roman’s Take-N-Bake”, and “Tuscano’s Italian Style Subs” pizza-focused foodservice restaurant identified as a franchisee or licensee in a Franchise Agreement.

“Franchisor” means Noble Roman’s.

“Funds Flow Memorandum” means the funds flow memorandum attached as hereto as Exhibit D.

“GAAP” means generally accepted accounting principles in the United States of America in effect as of the date of this Agreement, consistently applied. If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of the Issuer and the Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, that notwithstanding anything to the contrary herein, if a change in GAAP requires obligations under operating leases to be treated as Finance Lease Obligations or operating leases to be treated as Finance Leases, then for purposes of this Agreement, such obligations shall not constitute Finance Lease Obligations hereunder and such operating leases shall not constitute Finance Leases hereunder.

“Governing Documents” means the certificate or articles or certificate of incorporation, certificates of designation or determination or equivalent documents, by-laws, articles or certificate of organization, operating agreement, or other organizational or governing documents of any Person.

“Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor(s)” means, individually or collectively as the context requires, (a) Pizzaco, Inc., (b) RH Roanoke, Inc., (c) each Person that guaranties all or a portion of the Obligations, including and any Person that is a “Guarantor" under the Guaranty and Security Agreement, and (d) every other Person who becomes a guarantor after the Closing Date pursuant to Section 4.13.

“Guaranty and Security Agreement” means a guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to the Agent, executed and delivered by each of the Note Parties to the Agent.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as hazardous substances, hazardous materials, hazardous wastes, toxic substances, or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or EP toxicity or are otherwise regulated for the protection of persons, property or the environment; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Indemnified Person(s)” has the meaning given to such term in Section 9.3(c). “Ineligible Accounts Receivable” means accounts receivable recorded in general ledger accounts 1290, 3460, and 3470.

“Initial Notes” has the meaning given such term in Section 1.1(a).

“Insolvency Proceeding” means any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” means each certain Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement (as each of such terms are defined in the Guaranty and Security Agreement).

“Interest Payment Date” means the last day of each calendar month.

“Interest Period” means each three-month period corresponding to each calendar quarter, ending on the last day of each calendar quarter of each Fiscal Year; provided that the initial Interest Period hereunder shall commence on the Closing Date and end on March 31, 2020.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and any and all regulations thereunder.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, Guarantees, advances, capital contributions, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to the Agent, by and among the Issuer, the Agent and the other Persons party thereto.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Note Party or any Subsidiary.

“Issuer” is defined in the Preamble.

“Issuer Financial Statements” has the meaning given to such term in Section 3.10. “ITAR” means the International Traffic in Arms Regulation (22 C.F.R. Section

120.15).

“Knowledge” has the meaning given to such term in Section 9.9.

“Lease” means each lease of real property by any Note Party related to the operation of the business of the Note Parties.

“LIBOR Rate” means with respect to any Notes, the greater of (a) 1.50% per annum, and (b) rate per annum determined by the Agent and equal to the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted as the three-month “LIBOR Rate” set forth in the money rates section of the Wall Street Journal two (2) Business Days prior to the first day of such Interest Period, in each case in an amount comparable to the amount of such Note, or, if such rate is no longer published in the Wall Street Journal (or the Wall Street Journal ceases publication), as published by such other widely recognized provider of interest rate information as selected by the Agent in its reasonable discretion on the date that is two (2) Business Days prior to the first day of such Interest Period. Each determination of the LIBOR Rate by the Agent shall be conclusive and binding upon the parties hereto, absent manifest error.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

“Life Insurance Assignment” means an assignment of life insurance policy as collateral to be executed by the owner and the beneficiary of the policy, in form and substance satisfactory to Agent, granting to Agent (for the benefit of the Purchasers) a first priority Lien on the Life Insurance Policy, its cash surrender value, and any proceeds arising from its sale to secure payment of the Obligations.

“Life Insurance Policy” has the meaning set forth in Section 4.15.

“Material Adverse Effect” means any facts, circumstances or developments that have had or are reasonably likely to result in a material adverse effect on (i) the business, Assets, condition (financial or otherwise), or results of operations of the Issuer and its Subsidiaries, taken as a whole; (ii) the ability of any Note Party to pay or perform its obligations under the Note Documents to which it is a party, (iii) the validity or enforceability of the Note Documents, or the rights or remedies of the Agent and the Purchasers hereunder or thereunder, (iv) the value of the Collateral, or (v) the priority of the Agent’s Liens with respect to the Collateral.

“Material Contract” means (a) any contract, agreement or arrangement to which any Note Party or any of its Subsidiaries is a party (other than the Note Documents), the loss of which could reasonably be expected to result in a Material Adverse Effect, and (b) the SOFO Distribution Agreement.

“Maturity Date” (a) with respect to the Initial Notes, means February 7, 2025, and
(b) with respect to any Put Note, means the second anniversary of the date of issuance of such Put Note.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA or Section 3(37) of ERISA to which any member of the ERISA Group has contributed, or was obligated to contribute, within the preceding six plan years (while a member of such ERISA Group) including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

“Net Cash Proceeds” means the aggregate cash proceeds received by any Note Party or any Subsidiary in respect of any Disposition, Equity Issuance, issuance of Debt, or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Debt secured by a Permitted Lien (ranking senior to any Lien of the Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Note Party or any Subsidiary in any Disposition, Equity Issuance, issuance of Debt or Involuntary Disposition.

“Note Document(s)” means this Agreement and each of the following documents, instruments, and agreements individually or collectively, as the context requires:

(a)
the Notes;

(b)
the Guaranty and Security Agreement;

(c)
the Intellectual Property Security Agreements;

(d)
the Fee Letter;

(e)
the Collateral Access Agreements;

(f)
the Warrants;

(g)
the Side Letter;

(h)
the Board Observer Agreement;

(i)
the Investors’ Rights Agreement; and

(j) such other documents, instruments, and agreements (including intellectual property security agreements, control agreements, financing statements and fixture filings) as the Agent may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Agent in connection herewith.

“Note Parties” the Issuer and Guarantors and “Note Party” means each and any of the Issuer and the Guarantors, as the context requires.

“Notes” means the Initial Notes and the Put Notes, as the context requires. “Obligations” means (i) any and all obligations of the Issuer (or any of them) to the Agent and the Purchasers with respect to the Notes and the other Note Documents, including without limitation all principal, interest, and other amounts, costs and Fees and Expenses payable under this Agreement and the Note Documents; and (ii) all other indebtedness, liabilities, and obligations of the Issuer owing to the Agent and/or the Purchasers, and to their successors and assigns in respect of any Note Documents, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including interest under Section 1.2 and including any interest that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding). The Obligations shall include, without limiting the generality of the foregoing, all principal and interest and other payment obligations owing under the Notes, all Expenses, the fees set forth in Section 1.7 and in the Fee Letter, any other fees and expenses due hereunder and under the Note Documents (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued during the pendency of an Insolvency Proceeding), and all other indebtedness evidenced by this Agreement and the Note Documents.

the Treasury.

“Observer” has the meaning set forth in the Board Observer Agreement. “Observer Fee” has the meaning set forth in the Fee Letter.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“OID” means original issue discount.

“Owner” means, with respect to any specified Person, any other Person that owns beneficially or of record the Ownership Interests of such specified Person.

“Ownership Interests” means any and all shares, interests, participations or other equity securities or equivalents (however designated) of a corporation, any and all similar or equivalent ownership interests in a Person (other than a corporation), and any and all rights, warrants, or other securities that are exercisable or exchangeable for or convertible into, any of the foregoing.

“Participant” has the meaning set forth in Section 9.5(d).

“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“Permitted Debt” means:

(a) Debt owing to the Agent and the Purchasers in accordance with the terms of the Note Documents;

(b) unsecured Debt owed to trade creditors for supplies, materials and services purchased in the ordinary course of business;

(c) Debt arising from the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of instruments for collection in the ordinary course of business;

(d) Debt with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business;

(e) unsecured Debt of a of a Subsidiary of the Issuer owed to the Issuer or a wholly-owned Subsidiary of the Issuer, which Debt shall (i) to the extent required by the Agent, be evidenced by promissory notes which shall be pledged to the Agent in accordance with the terms of the Guaranty and Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Agent and (iii) be otherwise permitted under the definition of “Permitted Investments”;

(f) guarantees and other contingent obligations of each of the foregoing to the extent either the underlying Debt is otherwise permitted as Permitted Debt or if such guarantees are made to suppliers, licensees or customers in the ordinary course of business consistent with past practice;

(g) unsecured Debt in respect of the Convertible Subordinated Notes that are not intended to be repaid on the Closing Date as identified on Schedule 3.30, so long as such Debt remains subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent; and

(h) purchase money Debt (including Finance Lease Obligations) within the limitations set forth in clause (e) of the definition of “Permitted Liens”, provided, however, that the aggregate amount of all such Debt at any one time outstanding shall not exceed $200,000.

“Permitted Dispositions” means

(a)
sales of inventory to buyers in the ordinary course of business;

(b)
Dispositions of Assets by an Subsidiary of the Issuer to the Issuer;

(c) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(d)
Dispositions of cash and cash equivalents in the ordinary course of business;

(e)
Permitted Issuances;

(f) Dispositions in the ordinary course of business of equipment that is worn, damaged, or obsolete or no longer useful; and

(g) Dispositions of fixed assets (including intangible property related to such fixed assets) not otherwise permitted in clauses (a) through (f) above so long as made at fair market value and the aggregate fair market value of all assets disposed during the term of this Agreement (including the proposed Disposition) would not exceed $200,000.

“Permitted Holders” means (i) Paul W. Mobley and A. Scott Mobley, (ii) the spouse, lineal descendants (including by adoption) and spouses of the lineal descendants of the Persons in clause (i), (iii) the estates of one or more of the individuals listed in clause (i) and (ii); and (iv) trusts or other estate planning vehicles established for the exclusive benefit of any one or more of the individuals in clauses (i) and (ii).

“Permitted Investments” means:

(a)
Cash and cash equivalents;

(b) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, commercial paper maturing no more than one year from the date of creation thereof and having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., certificates of deposit maturing no more than one year from the date of investment therein, money market accounts or Investments in similarly non- speculative assets;

(c) (i) Investments by the Issuer and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Issuer in its Subsidiaries that are Note Parties in an aggregate amount invested from the date hereof not to exceed $100,000, (iii) additional Investments by Subsidiaries of the Issuer that are not Note Parties in other Subsidiaries that are not Note Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Note Parties in wholly-owned Subsidiaries that are not Note Parties in an aggregate amount invested from the date hereof not to exceed $100,000;

(d) Investments of any Subsidiary existing at the time it becomes a Subsidiary as long as such Investments were not made in anticipation of such Person becoming a Subsidiary of the Issuer; and

(e)
Investments constituting Permitted Debt.

“Permitted Issuances” means (a) the issuance or exercise of the Warrants in accordance with their terms, (b) the issuance and exercise of options to purchase Common Stock of the Issuer to members of management or other employees of the Issuer that do not result in a Change of Control assuming the vesting and exercise of all such options, and such options (or Common Stock issued upon exercise thereof) do not dilute the percentage Ownership Interests issuable upon exercise of any Warrants, and (c) the issuances of Ownership Interests of a Subsidiary to a Note Party that is its Owner, subject to Section 7(a) and (h) of the Guaranty and Security Agreement.

“Permitted Liens” means:

(a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of such contest or nonpayment, the Agent has reasonably determined that there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens with respect to the Collateral;

(b)
Liens in favor of the Agent and the Purchasers pursuant to the Note
Documents;

(c)
statutory Liens, such as inchoate mechanics’, inchoate materialmen’s, landlord’s, warehousemen’s, and carriers’ liens, and other similar liens, other than those described in clause (a) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings; provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of such contest or nonpayment, the Agent has reasonably determined that there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens with respect to the Collateral;

(d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(e) Liens in respect of purchase-money Debt (including Finance Lease Obligations) provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital asset, as the case may be, (ii) such Liens do not at any time encumber any property other than the property, equipment or improvements financed by such Debt and (iii) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property, equipment or improvements and related costs and charges imposed by the vendors thereof;

(f) judgment Liens arising solely as the result of judgments that do not give rise to a Default or Event of Default under this Agreement;

(g) purported Liens arising in the ordinary course of business from precautionary UCC financing statements regarding operating leases;

(h) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any real estate owned or leased by a Note Party; provided that they do not in the aggregate materially detract from the value of the real estate or materially interfere with its use in the ordinary course of such Note Party’s business; and

(i) (i) non-exclusive licenses of Intellectual Property granted by any Note Party or its Subsidiaries in the ordinary course of business and (ii) Liens arising under leases and subleases granted to others that do not materially interfere in any material respect with the ordinary conduct of the business of the Note Parties or their Subsidiaries.

“Permitted Restricted Payments” means:

(a)
Permitted Issuances; and

(b) any dividend or other distribution from a Subsidiary to the Issuer. “Person” means and includes natural persons, corporations, limited partnerships,

general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Personal Information” means, with respect to any customer, Franchisee and/or any employee, agent or principal of a customer or Franchisee, such Person’s name, address, telephone number, Social Security number, driver’s license number, state-issued identification card number, financial account numbers, credit card numbers, debit card numbers, or any security code, access code, personal identification number or password that could permit access to a financial account of such Person.

“PIK Interest” has the meaning set forth in Section 1.2(a)(ii). “PIK Interest Rate” has the meaning set forth in Section 1.2(a)(ii).
“Plan” means an employee benefit plan as defined in Section 3(3) of ERISA in which any personnel of any member of the ERISA Group participate or from which any such personnel may derive a benefit or with respect to which any member of the ERISA Group may incur liability, excluding any Multiemployer Plan, but including any plan either established or maintained by any member of the ERISA Group or to which such Person contributes under the laws of any foreign country.

“Purchaser” and “Purchasers” is defined in the Preamble. “Put Notes” has the meaning set forth in the Warrants.
“Qualified Cash” means, as of any date of determination, the amount of unrestricted, domestic cash of the Issuer that is in deposit accounts and which such deposit accounts are the subject of, subject to the time period set froth in Section 4.17, Control Agreements and is maintained within the United States.

“Quarterly Compliance Certificates” has the meaning set forth in Section 1.5(c)(ii)(F)(1).

“Register” has the meaning set forth in Section 9.5(f).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events described in Section 4043(c) of ERISA other than a Reportable Event as to which the provision of 30 days’ notice to the Pension Benefit Guaranty Corporation is waived under applicable regulations.

“Required Purchasers” means, at any time, Purchasers holding in the aggregate not less than a majority of the aggregate unpaid principal amount of the Notes.

“Restricted Payment” means (a) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Debt of any Note Party or its Subsidiaries that is subordinated to the Obligations, (b) any Distribution on account of any Ownership Interests of any Note Party, now or hereafter outstanding, (c) any purchase, redemption, retirement, sinking fund, or other direct or indirect acquisition for value of any Ownership Interests of any Note Party now or hereafter outstanding, (d) any distribution of Assets to any Owner of any Note Party, whether in cash, Assets, or in obligations of such Note Party,
(e) any allocation or other set apart of any sum for the payment of any Distribution on, or for the purchase, redemption or retirement of, any Ownership Interests of any Note Party, or (f) any other distribution by reduction of capital or otherwise in respect of any Ownership Interests of any Note Party. For the avoidance of doubt, in no event shall the payment of any fees pursuant to the Fee Letter, constitute Restricted Payments.

“SBA” has the meaning set forth in Section 3.23.

“SBA Regulations” means 13 CFR Part 107, et seq., as amended, and any and all other regulations promulgated from time to time under the Small Business Investment Act of 1958, as amended.

“SBIC” has the meaning set forth in Section 3.23. “SBIC Act” has the meaning set forth in Section 3.23.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933, as amended.

“Side Letter” means that certain SBIC Regulatory Side Letter regarding Corbel SBIC’s and its “associates” (as such term is defined in the SBIC Act, as defined herein) investment in the Issuer, executed by the Issuer and delivered to the Agent pursuant to this Agreement, as amended from time to time in accordance with its terms.

“SOFO Distribution Agreement” means that certain NRDA Distribution Agreement dated February 9, 2018 by and between Sofo Foods and the Issuer, as amended, modified and/or restated from time to time.

“Solvent” means, with respect to any Person on the date any determination thereof is to be made, that on such date: (a) the present fair valuation of the Assets of such Person is greater than such Person’s probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature; and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, which would leave such Person with Assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction. For purposes of this definition (i) the fair valuation of any property or assets means the amount realizable within a reasonable time, either through collection or sale of such Assets at their regular market value, which is the amount obtainable by a capable and diligent Person from an interested buyer willing to purchase such property or assets within a reasonable time under ordinary circumstances; (ii) the term “debts” includes any payment obligation, whether or not reduced to judgment, equitable or legal, matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, absolute, fixed or contingent; and (iii) all rights or obligations of contribution or indemnification or other payments among Note Parties shall be considered in respect of any representation made by any other Note Party regarding solvency.

“Specified Trust Accounts” means the accounts on the Issuer’s books and records reflecting cash held in trust by manufacturers and distributors of the Issuer for the benefit of the Issuer.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means any corporation, limited liability company, partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which the Issuer or one or more Subsidiaries of the Issuer at the time owns or controls directly or indirectly more than 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the Board of Directors, managers or trustees or otherwise exercises control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Synthetic Lease Obligation” means the monetary obligation of a Person under
(a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Account” means a savings account established by the Issuer pursuant to an escrow or other arrangement approved by Agent for the purpose of depositing Estimated Tax Amounts.

“Tax Account Release” has the meaning set forth in Section 5.18. “Taxes” has the meaning set forth in Section 1.8.

“Transferee” has the meaning set forth in Section 9.5(e).

“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Warrants” means the Warrants to purchase a percentage of Common Stock issued by the Issuer to the respective Purchasers pursuant to this Agreement, together with any other or successor warrant to purchase equity securities issued in substitution or exchange therefor, and in either case as further amended from time to time in accordance with the terms thereof.

1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

1.3 UCC Terms. Any and all terms used in this Agreement or in any other Note Document which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein or in such Note Document.

1.4 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word from means from and including and the words to and until each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

1.5 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term including is not limiting, and the term or has, except where otherwise indicated, the inclusive meaning represented by the phrase and/or. References in this Agreement to determination by the Agent or the Purchasers include good faith estimates by the Agent and the Purchasers (in the case of quantitative determinations), and good faith beliefs by the Agent and the Purchasers (in the case of qualitative determinations). The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in this Agreement or any of the other Note Documents to this Agreement or any of the Note Documents includes any and all permitted alterations, amendments, restatements, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Any reference this Agreement or any of the other Note Documents to the satisfaction, repayment, or payment in full of any of the Obligations shall mean the latest of (a)(i) the payment or repayment in full in immediately available funds of all of the Obligations, or (ii) the cancellation of the Obligations in whole at the election of the holder of the Warrants in connection with the exercise of the Warrants pursuant to the terms thereof, (b) the termination of all of the commitments of the Purchasers under the Note Documents, and (c) the expiration or termination of the right of the Purchasers to elect to require the Issuer to exchange Warrant Shares (as defined in the Warrants) for Put Notes pursuant to the terms of the Warrants.

1.6 Exhibits and Schedules. All of the annexes, exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

1.7 No Presumption Against Any Party. Neither this Agreement, any of the other Note Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, the other Note Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

1.8 Independence of Provisions. All agreements and covenants hereunder, under the Note Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

Annex 2 To
Note Agreement Closing Conditions
The following shall be true and correct:

(a) immediately before and after the purchase of the Notes on the Closing Date, no Event of Default or Default shall have occurred or be continuing; and

(b) all representations and warranties of the Issuer contained in the Agreement shall be true and correct in all material respects on and as of the Closing Date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects, and except to the extent that such representations and warranties specifically refer to an earlier specified date, in which case they shall be true and correct in all material respects as of such earlier specified date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier specified date.

In addition, the Agent must receive each of the following prior to the Closing Date, each in form and substance satisfactory to the Agent.

1.
Each of the Note Documents, all duly executed by the Issuer and/or the other Persons party thereto, and acknowledged where required;

2.
A Certificate of the Secretary of each Note Party, dated as of the Closing Date, certifying (i) the incumbency and signatures of the Authorized Officers who are executing the Note Documents on behalf of such Note Party; (ii) the bylaws or equivalent documents of such Note Party and all amendments thereto as being true and correct and in full force and effect; and (iii) the resolutions of Board of Directors of such Note Party as being true and correct and in full force and effect, authorizing the execution and delivery of the Note Documents, and authorizing the transactions contemplated hereunder and thereunder, and authorizing the Authorized Officers to execute the same on behalf of such Note Party;

3.
Each Note Party’s Articles of Incorporation, certified by the Secretary of State of the state in which such Note Party is organized and dated a recent date prior to the Closing Date;

4.
A certificate of status and good standing for each Note Party, dated a recent date prior to the Closing Date, showing that such Note Party is in good standing under the laws of the states indicated in Schedule 3.1(a);

5.
Certificates of foreign qualification and good standing for each Note Party, dated a recent date prior to the Closing Date, showing that such Note Party is in good standing under the laws of the states indicated in Schedule 3.1(a);

6.
A certificate signed by one or more authorized officers of the Note Parties, dated as of the Closing Date, certifying that (i) both immediately before and immediately after giving effect to the transactions contemplated by the Note Documents, the Note Parties taken as a whole are and will be Solvent; (ii) the representations and warranties of each Note Party contained in the Note Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, and (iii) both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the other Note Documents, no Event of Default, Default or Material Adverse Effect is continuing or shall occur;

7.
Due diligence information with respect to the Note Parties (including background checks on management), including audits, financial and legal survey, customer/vendor contracts and other agreements;

8.
Uniform Commercial Code and other public record searches with respect to the Note Parties;

9.
Opinion(s) of counsel to the Note Parties, including, without limitation, as to enforceability and other customary financing matters, as well as compliance by the Note Parties with all applicable state law statutes, procedures or provisions governing or limiting dividends or distributions to stockholders, members or other proposed recipients thereof, in form and substance satisfactory to the Agent;

10.
All fees payable pursuant to this Agreement and the Fee Letter on the Closing Date and all Expenses owing on the Closing Date shall have been paid;

11.
Copies of insurance binders or insurance certificates evidencing the Note Parties’ having caused to be obtained insurance in accordance with Section 4.5;

12.
Copies of SBA Forms 480, 652 and 1031 properly completed and executed by the Issuer; and

13 Such other documents, instruments and agreements as the Agent may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the Liens granted to the Agent.

EXHIBIT A
To
Secured Promissory Note and Warrant Purchase Agreement Form of Note

SENIOR SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAW OF ANY JURISDICTION AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER, INCLUDING, WITHOUT LIMITATION, PURSUANT TO REGULATION S PROMULGATED UNDER SUCH SECURITIES ACT.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (OID). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THE ISSUER WILL, BEGINNING TEN DAYS AFTER THE ISSUE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE PAYEE UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). THE ISSUER MAY BE REACHED AT 6612 E. 75TH STREET, SUITE 450, INDIANAPOLIS, INDIANA 96250, ATTENTION: PAUL MOBLEY.

Senior Secured Promissory Note Due [
]

$[
].00
[
], 20[ ]

FOR VALUE RECEIVED, NOBLE ROMAN’S, INC., an Indiana corporation (the “Issuer”), hereby promises to pay, pursuant to the terms and conditions hereof, to [ ], a [ ], or its registered assigns (“Payee”), the principal sum of [ ] Dollars ($[ ]), together with interest from the date first written above on the unpaid principal balance at the rates provided in that certain Senior Secured Promissory Note and Warrant Purchase Agreement dated as of [ ], 2020 entered into among the Issuer, the Purchasers from time to time party thereto, and Corbel Capital Partners SBIC, L.P., as the Agent for such Purchasers thereunder (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”). Initially capitalized terms used but not defined in this note (the “Note”) shall have the meanings ascribed to such terms in the Note Purchase Agreement. All computations of interest shall be in accordance with the provisions of the Note Purchase Agreement. Notwithstanding anything to the contrary contained herein, under no circumstances shall the interest rate of this Note ever be more than the maximum rate permitted under Section 4.

1. Payments of Principal and Interest. On each Interest Payment Date, commencing on [ ], and at maturity (whether on the stated Maturity Date applicable to this Note, as a result of acceleration or otherwise), the Issuer will pay interest on this Note calculated in accordance with the provisions set forth in the Note Purchase Agreement. All outstanding principal of this Note shall be due and payable on the Maturity Date applicable to this Note unless required to be paid early in accordance with the terms of the Note Purchase Agreement. Any principal or interest payment in respect of this Note which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest.

2. Note Purchase Agreement; Defaults. Reference is hereby made to the further provisions of this Note set forth in full in the Note Purchase Agreement, including, without limitation, the provisions relating to Events of Default and remedies resulting or arising therefrom, all of which provisions shall for all purposes have the same effect as if set forth in full herein.

3. Security for Payment. This Note is secured by the Collateral pursuant to the Note Documents.

4. Maximum Interest Rate. Under no circumstances shall the interest rate or rates charged hereunder, plus any other amounts paid hereunder, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that the Payee has received or charged interest hereunder in excess of the highest legally permissible interest rate, any payments with respect to such excess amount shall be deemed received on account of, and shall automatically be applied to reduce the principal balance hereof, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate applicable at the time or in the context in question. If there is no principal balance then outstanding, the Payee shall refund to the Issuer the amount of interest in excess of the maximum legally permissible rate.

5. Note Purchase Agreement. This Note is duly authorized and designated as the Issuer’s Senior Secured Promissory Note due [ ] and issued under the Note Purchase Agreement. Reference is hereby made to the Note Purchase Agreement for a statement of the respective rights, limitations, duties and obligations thereunder of the Issuer and Payee. The Note Purchase Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity hereof upon the terms and conditions specified in the Note Purchase Agreement.

6. Amendments and Waivers. No failure on the part of Payee to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude further exercise thereof or the exercise of any other right or remedy hereunder.

7. Cumulative Rights. The remedies of Payee as provided herein shall be cumulative and concurrent and may be pursued successively or concurrently against the Issuer and/or the collateral securing this Note, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

8. Attorneys’ Fees. In the event of any litigation in connection with this Note, the prevailing party shall be entitled to reasonable costs, including, without limitation, attorneys’ fees.

9. Issuer’s Waivers. THE ISSUER HEREBY WAIVES NOTICE OF ACCEPTANCE HEREOF, PRESENTMENT AND DEMAND FOR PAYMENT, PROTEST AND NOTICE OF

DISHONOR OR DEFAULT, TRIAL BY JURY, AND THE RIGHT TO INTERPOSE ANY SET- OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

10. Severability. If any section or provision of this Note, or the application of such section or provision, is held invalid, the remainder of this Note and the application of such section or provision to persons or circumstances other than those to which its application is held invalid shall not be affected thereby.

11. Assignment by Payee. Payee may assign its rights under this Note as and to the extent described in the Note Purchase Agreement.

12. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to its conflicts or choice of law principles.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Note as of the date first above written.

ISSUER:
NOBLE ROMAN’S, INC.,
an Indiana corporation

By:
Name: Title:

PAYEE:

[
]

By:
Name: Title:

EXHIBIT B
To
Senior Secured Promissory Note and Warrant Purchase Agreement Form of Warrant

EXECUTION COPY

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

Original Issue Date: February 7, 2020

FOR VALUE RECEIVED, NOBLE ROMANS, INC., an Indiana corporation (the “Company”), hereby certifies that Corbel Structured Equity Partners, SBIC, L.P. or its registered assigns (“Holder”) is entitled to purchase from the Company Two Million Two Hundred Fifty Thousand (2,250,000) duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein) at a purchase price of (a) $0.57 per share, in the case of 1,200,000 of such Warrant Shares (such 1,200,000 Warrant Shares, the “Tranche 1 Shares”), (b) $0.72 per share, in the case of 900,000 of such Warrant Shares (such 900,000 Warrant Shares, the “Tranche 2 Shares”) and (c) $0.97 per share, in the case of 150,000 of such Warrant Shares (such 150,000 Warrant Shares, the “Tranche 3 Shares”) (each respective purchase price, subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof. This Warrant was issued to Holder pursuant to the Purchase Agreement.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price applicable to such Warrant Shares in effect as of the applicable Exercise Date in accordance with the terms of this Warrant.

“Attribution Parties” has the meaning set forth in Section 3(j)(i).

“Beneficial Ownership Limitation” has the meaning set forth in Section 3(j)(iv). “Board” means the board of directors of the Company.
“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Los Angeles, California or Indianapolis, Indiana are authorized or obligated by law or executive order to close.

EXECUTION COPY

“Common Stock” means the common stock, no par value, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus
(c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time in accordance with their terms; provided, that Common Stock Deemed Outstanding at any given time shall not include treasury or other shares owned or held by or for the account of the Company or any of its subsidiaries.

“Company” has the meaning set forth in the preamble.

“Conditions to Forced Exercise” has the meaning set forth in Section 3(i)(i). “Convertible Securities” means any securities (directly or indirectly) convertible into or exercisable or exchangeable for Common Stock, but excluding Options.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 4(d)) by the Company after the Original Issue Date of: (1) any Warrant Shares issued upon the exercise of this Warrant; (2) shares of Common Stock issued upon the exercise or conversions of any Options or Convertible Securities outstanding on the Original Issue Date; and (3) up to 550,000 shares of Common Stock (adjusted proportionately for stock splits, stock dividends, recapitalizations and the like) issued on the exercise of Options granted by the Board to officers, directors, employees or service providers to the Company and its subsidiaries.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price payable with respect to the Warrant Shares in question.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i). “Exercise Period” has the meaning set forth in Section 2.
“Exercise Price” has the meaning set forth in the preamble, as applicable to the Tranche 1 Shares, Tranche 2 Shares or Tranche 3 Shares in question.

“Fair Market Value” means, as of any particular date: (a) the average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on

EXECUTION COPY

any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over three (3) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder.

“Holder” has the meaning set forth in the preamble.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means February 7, 2020. “Nasdaq” means The NASDAQ Stock Market LLC.
“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Purchase Agreement” means the Senior Secured Promissory Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company, as the “Issuer”, the “Purchasers” named therein, and Holder as the “Agent” for the Purchasers thereunder.

“Put Notes” means Senior Secured Promissory Notes, in substantially the form and with substantially the same terms as those applicable to the Senior Notes (including the terms applicable to the “Notes” as defined and as set forth in the Purchase Agreement), other than those providing for the accrual and payment of PIK Interest on such Senior Notes and the maturity date for such Put Notes shall be the second anniversary of the date of issuance of the Put Notes in question.

EXECUTION COPY

“Put Notice” has the meaning set forth in Section 6. “Securities Act” has the meaning set forth in Section 11.
“Senior Notes” means the Senior Secured Promissory Notes issued and sold to Holder or the other “Purchasers” named in, and as provided in, the Purchase Agreement.

“Tranche 1 Shares” has the meaning set forth in the preamble. “Tranche 2 Shares” has the meaning set forth in the preamble. “Tranche 3 Shares” has the meaning set forth in the preamble.
“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Share Put Right” has the meaning set forth in Section 6.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

“Weighted Average Price” has the meaning set forth in Section 3(i)(ii).

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time following the Original Issue Date and prior to 5:00 p.m. Central time on the first six (6) year anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (such period, the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3.
Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised by Holder from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number and type of Warrant Shares to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

EXECUTION COPY

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) In the case of the Tranche 1 Shares, Tranche 2 Shares or Tranche 3 Shares, by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)
in the case of the Tranche 3 Shares:

(A) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price (i.e. a “cashless exercise”);

(B) by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(C)
any combination of the foregoing.

(iii) In the event of any withholding of Warrant Shares or surrender of equity securities pursuant to Section 3(b)(ii)(A), 3(b)(ii)(B) or 3(b)(ii)(C) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per share of Common Stock as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date as determined in accordance with Section 3(b)(ii)(B)(y) above.

(c) Delivery of Stock Certificates. Upon (i) any Forced Exercise pursuant to Section 3(i) or (ii) Holder’s exercise of this Warrant pursuant to Section 3(a), including delivery to the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(b) hereof), the Company shall, as promptly as practicable, execute (or cause to be executed) and deliver (or cause to be delivered) to

EXECUTION COPY

the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share as provided in Section 3(d) hereof, if applicable. The stock certificate or certificates so delivered shall be in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall either (i) round the number of Warrant Shares to be issued up to the next whole number or (ii) pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (A) such fraction multiplied by (B) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens, claims, encumbrances and charges.

(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

EXECUTION COPY

(iv) The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder or its designated affiliates, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with or with the expectation of the completion of a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and, if applicable, the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant.

(i) Forced Exercise. After the Original Issue Date, if the Conditions to Forced Exercise set forth below then are satisfied, the Company may elect to require that the Holder exercise this Warrant with respect to the Tranche 1 Shares or the Tranche 2 Shares, as applicable, as set forth in this Section 3(i), by delivering to the Holder a written notice in the form of Exhibit B attached hereto (“Forced Exercise Notice”), duly completed and executed on behalf of the Company; provided, that notwithstanding anything to the contrary herein, the Holder may elect not to exercise this Warrant pursuant to any Forced Exercise Notice if the Holder delivers written notice to the Company to such effect and confirms in writing that it forfeits its right to exercise the Warrants with respect to those Tranche 1 Shares or those Tranche 2 Shares that are subject to the Forced Exercise Notice, as applicable. If the Conditions to Forced Exercise cease to be met prior to the receipt of the Notice of Exercise by the Holder, the Forced Exercise Notice shall be deemed withdrawn, invalid, and null and void ab initio. For purposes of this Section 3(i):

EXECUTION COPY

(i) “Conditions to Forced Exercise” means that each of the following conditions have been and continue to be met as of the Holder’s receipt of the Forced Exercise Notice and as of the issuance of any Warrant Shares pursuant thereto:

(A) the Weighted Average Price of the Common Stock or other applicable capital stock of the Company then issuable upon exercise of this Warrant exceeds (x) in the case of a forced exercise of the Warrant with respect to the Tranche 1 Shares, $1.40 per share (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock or other applicable capital stock after the Original Issue Date) and (y) in the case of a forced exercise of the Warrant with respect to the Tranche 2 Shares, $1.50 per share (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock or other applicable capital stock after the Original Issue Date), in each case for each of the forty-five (45) consecutive trading days immediately preceding the date of delivery of the Forced Exercise Notice;

(B) a registration statement filed pursuant to the Securities Act of 1933, as amended, is effective and available for the immediate resale of any and all Tranche 1 Shares or Tranche 2 Shares, as applicable, to be issued upon exercise of the Warrants pursuant to the Forced Exercise Notice;

(C) the Common Stock is quoted on OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, or designated for quotation on the NASDAQ Global Market or another U.S. national securities exchange and must not have been suspended from trading on such market nor shall delisting or suspension by such market been threatened or pending either (x) in writing by such market, or (y) by falling below the minimum listing maintenance requirements of the market on which it then is trading; and

(D) the Company otherwise must be in material compliance with and must not have breached in any material respect any provision, covenant, representation or warranty of any Note Document (as defined in the Purchase Agreement) which breach remains uncured.

(ii) “Weighted Average Price” means, with respect to the Common Stock or other applicable capital stock then issuable upon exercise of this Warrant as of any applicable date(s), the dollar volume-weighted average trading price for such security

(A) on the domestic securities exchanges on which the Common Stock is listed on the applicable date(s) or (B) if on any such applicable date(s) the Common Stock or other applicable capital stock then issuable upon exercise of this Warrant is not listed on a domestic securities exchange, the dollar volume-weighted trading average price of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such applicable date(s).

EXECUTION COPY

(j)
Holder’s Exercise Limitations.

(i) Notwithstanding the foregoing or anything to the contrary herein, the number of Warrant Shares issuable upon any exercise of this Warrant shall be limited to the number of Warrant Shares that (after giving effect to such proposed exercise and issuance) can be beneficially owned by the Holder, Holder’s affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s affiliates (such other Persons, “Attribution Parties”)), without exceeding the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Warrant Shares beneficially owned by the Holder, Holder’s affiliates and any applicable Attribution Parties shall include the number of Warrant Shares issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder, Holder’s affiliates or any applicable Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Convertible Securities or Options) that (x) are beneficially owned by the Holder, Holder’s affiliates and any applicable Attribution Parties and (y) are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 3(j), “beneficial ownership” shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations promulgated thereunder.

(ii) To the extent that the Beneficial Ownership Limitation applies, the determination of whether and to what extent this Warrant is exercisable (in relation to other securities owned by the Holder together with any of its Attribution Parties) and the portion of this Warrant that is exercisable shall be determined in the sole discretion of the Holder, and the submission of an Exercise Agreement and the other items required to exercise this Warrant as provided in Section 3(a) above shall be deemed to be the Holder’s determination of whether and which portion of this Warrant is exercisable (in relation to other securities owned by the Holder together with Holder’s affiliates and any applicable Attribution Parties), in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to independently verify or confirm the accuracy of such determination.

(iii) For purposes of this Section 3(j), in determining the number of issued and outstanding shares of Common Stock, Holder may rely on the number of issued and outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice from the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within two Business Days confirm orally and in writing to Holder the number of shares of Common

EXECUTION COPY

Stock then issued and outstanding. In any case, the number of issued and outstanding shares of Common Stock shall be determined after giving effect to any conversion, exercise or exchange of any Convertible Securities or Options in accordance with their terms, including this Warrant, held by the Holder, Holder’s affiliates or any applicable Attribution Parties since the date as of which such number of issued and outstanding shares of Common Stock was reported.

(iv) The “Beneficial Ownership Limitation” shall be 9.9999% of the number of shares of Common Stock that would be outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon the applicable exercise of this Warrant. Notwithstanding the foregoing, the Holder may increase or decrease the Beneficial Ownership Limitation percentage upon notice to the Company; provided, that any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company or such other, later date as may be specified in the notice of increase. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(j) to the extent necessary to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to the Beneficial Ownership Limitation and the purpose and intent of this Section 3(j). To the extent the Beneficial Ownership Limitation applies to limit the number of Warrant Shares issued upon any proposed exercise of this Warrant, the Warrant Shares that are not issued as a result of the Beneficial Ownership Limit shall remain subject to this Warrant and may be issued upon a subsequent exercise of this Warrant in accordance with its terms.

4. Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a) Adjustment to Exercise Price Upon Issuance of Common Stock. Except as provided in Section 4(c) and except in the case of an event described in either Section 4(e) or Section 4(f), if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or in accordance with Section 4(d) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the applicable Exercise Price(s) in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), each Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) that is higher than the consideration per share applicable to the issuance and sale (or deemed issuance or sale) in question shall be reduced (and in no event increased) to an Exercise Price equal to the then the Exercise Price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

EXECUTION COPY

For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Exercise Price in effect immediately after such issuance or deemed issuance of shares of Common Stock;

(ii) “CP1” shall mean the Exercise Price in effect immediately prior to such issuance or deemed issuance of Common Stock;

(iii) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance (including the Warrants) or upon conversion or exchange of Convertible Securities outstanding immediately prior to such issuance;

(iv) “B” shall mean the number of shares of Common Stock that would have been issued if such issuance or deemed issuance of Common Stock had occurred at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issuance or deemed issuance by CP1); and

(v) “C” shall mean the number of shares of Common Stock issued or deemed issued in such transaction.

(b) Adjustment to Number of Warrant Shares Upon Adjustment to Exercise Price. Upon any and each adjustment of the Exercise Price as provided in Section 4(a), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares issuable upon exercise of this Warrant after giving effect to such adjustment equal to the quotient obtained by dividing:

(i) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by

(ii)
the Exercise Price resulting from such adjustment.

(c) Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

(d) Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following shall be applicable:

(i) Issuance of Options. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell any Options (whether directly or by assumption in a merger, consolidation or otherwise), whether or not such Options or

EXECUTION COPY

the right to convert, exercise or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the lowest price per share (determined as provided in this Section 4(d)(i) and Section 4(d)(iv)) for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion, exercise or exchange of any Convertible Security issuable upon the exercise of any such Option is less than any Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then such share of Common Stock issuable upon the exercise of such Option or upon conversion, exercise or exchange of such Convertible Security issuable upon the exercise of such Option shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 4(a), at a price per share equal to such lowest price per share). For purposes of this Section 4(d)(i), the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion, exercise or exchange of any Convertible Security issuable upon the exercise of any such Option shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon each of (A) the granting or sale of the Option, plus (B) the exercise of the Option, plus (C) in the case of an Option which relates to Convertible Securities, the issuance or sale of the Convertible Security and the conversion, exercise or exchange of the Convertible Security. Except as otherwise provided in Section 4(d)(iii), no further adjustment of the applicable Exercise Price(s) shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Convertible Securities issuable upon the exercise of such Options.

(ii) Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger, consolidation or otherwise) any Convertible Securities, whether or not the right to convert, exercise or exchange any such Convertible Securities is immediately exercisable, and the lowest price per share (determined as provided in this paragraph and in Section 4(d)(iv)) for which one share of Common Stock is issuable upon the conversion, exercise or exchange of any such Convertible Securities is less than any Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then such share of Common Stock issuable upon conversion, exercise or exchange of such Convertible Security shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 4(a)), at a price per share equal to such lowest price per share. For purposes of this Section 4(d)(ii), the lowest price per share for which any one share of Common Stock is issuable upon the conversion, exercise or exchange of any such Convertible Security shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of the lowest amounts of consideration, if any, received or receivable by the

EXECUTION COPY

Company as consideration with respect to any one share of Common Stock upon each of
(A) the granting or sale of the Convertible Security, plus (B) the conversion, exercise or exchange of the Convertible Security. Except as otherwise provided in Section 4(d)(iii),
(x) no further adjustment of any Exercise Price(s) shall be made upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Convertible Securities and (y) no further adjustment of the applicable Exercise Price(s) shall be made by reason of the issue or sale of Convertible Securities upon conversion, exercise or exchange of such Convertible Securities in accordance with the terms thereof, to the extent adjustments of the Exercise Price already have been made pursuant to the other provisions of this Section 4(d).

(iii) Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon the granting or sale of any Options or Convertible Securities referred to in Section 4(d)(i) or Section 4(d)(ii) hereof, (B) the lowest amounts of additional consideration, if any, payable to the Company with respect to any one share of Common Stock upon exercise of any Options or upon the issuance, conversion, exercise or exchange of any Convertible Securities referred to in Section 4(d)(i) or Section 4(d)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 4(d)(i) or Section 4(d)(ii) hereof are convertible into or exercisable or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 4(d)(i) hereof or any Convertible Securities referred to in Section 4(d)(ii) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale or deemed issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 4) each Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment each applicable Exercise Price then in effect is reduced, and the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 4(b).

(iv) Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 4(d) any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company

EXECUTION COPY

shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued or deemed issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued or deemed issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in each case in good faith by the Board.

(v) Record Date. For purposes of any adjustment to the Exercise Price or the number of Warrant Shares in accordance with this Section 4, in case the Company shall take a record of the holders of its Common Stock or other applicable capital stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or other applicable capital stock, Options or Convertible Securities or
(B) to subscribe for or purchase Common Stock or other applicable capital stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock or other applicable capital stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) Treasury Shares. The number of shares of Common Stock or other applicable capital stock outstanding at any given time shall not include treasury or other shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be deemed an issue or sale of Common Stock or other applicable capital stock for the purpose of this Section 4.

(vii) Other Dividends and Distributions. Subject to the provisions of this Section 4(d), if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock or other applicable capital stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock or other applicable capital stock, Options or Convertible Securities in respect of outstanding shares of Common Stock or other applicable capital stock), cash or other property, then, and in each such event, concurrently with the making or payment of any such dividend or distribution, the Holder shall receive the same kind

EXECUTION COPY

and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares immediately prior to such event (or the record date for such event, whichever is more favorable to the Holder) and had the Holder held such Warrant Shares through the time such dividend or distribution of securities, cash or property was made to the holders of Common Stock or other applicable capital stock.

(e) Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or other applicable capital stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock or other applicable capital stock or into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock or other applicable capital stock or into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the dividend, distribution, subdivision or combination is made or becomes effective, as applicable.

(f) Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(e)), in each case which entitles the holders of Common Stock or other applicable capital stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock or other applicable capital stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the effective time of such reorganization, reclassification, consolidation, merger, sale or similar transaction (or any applicable record date with respect thereto, whichever is more favorable to the Holder) and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into

EXECUTION COPY

account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock or other applicable capital stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price(s) in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, (I) with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(f), the Holder shall have the right and shall be provided reasonable prior written notice from the Company and a reasonable opportunity to elect prior to the consummation of such event or transaction (or the record date applicable thereto, whichever is more favorable to the Holder), to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(f) with respect to this Warrant; and (II) if such transaction consists of a merger pursuant to which the Company’s outstanding shares will be converted into the right to exclusively receive cash or other consideration with a value per share less than an applicable Exercise Price then in effect, upon the closing of such transaction, the unexercised portion of the Warrants covering those Warrant Shares with an Exercise Price less than the value of such per share merger consideration shall be cancelled and of no further force or effect.

(g) Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall in good faith make an appropriate and equitable adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the purpose and intent of the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(g) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

EXECUTION COPY

(h)
Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer of the Company setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(i)
Notices. In the event:

(i) that the Company shall propose to take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, to receive any other security, or to otherwise exercise any material right as a stockholder; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least fifteen
(15) days prior to the applicable record date or the applicable expected effective date, as the case may be and whichever is more favorable to the Holder, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale,

EXECUTION COPY

dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.
Purchase Rights; Anti-Dilutive Issuances. In addition to any adjustments pursuant to
Section 4 above:

(a) If at any time while this Warrant is outstanding the Company proposes to grant, issue or sell any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders or beneficial owners of Common Stock or other applicable capital stock of the Company (the “Purchase Rights”), then the Holder shall be entitled to acquire and exercise, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance, sale or exercise of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock or other applicable capital stock of the Company are to be determined for the grant, issue, sale or exercise of such Purchase Rights. Notwithstanding anything to the contrary herein, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance.

(b) If at any time between the date this Warrant is exercised in whole or in part and the seven (7) year anniversary of the Original Issue Date, any Convertible Securities or Options are converted, exercised or exchanged or any Purchase Rights are issued or exercised as a result of which the percentage of the Common Stock Deemed Outstanding held by Holder is or would be reduced, the Company shall provide prompt written notice to the Holder and shall issue to Holder without any consideration and without reducing the number of Warrant Shares issuable pursuant to this Warrant (to the extent any portion hereof then remains unexercised) that number of shares of Common Stock or other applicable capital stock of the Company as is necessary for the Holder to maintain or be restored to holding the same percentage of the Common Stock Deemed Outstanding that was held by Holder prior to such conversion, exercise or exchange of Convertible Securities, Options or Purchase Rights, as applicable.

6. Warrant Share Put Rights. Holder shall have the right by delivering written notice to the Company (a “Put Notice”) at any time and from time to time within six months after the issuance of any specific Warrant Shares under this Warrant to elect to require the Company to purchase some or all of such Warrant Shares then held by the Holder in exchange for cash or, at the election of the Company, Put Notes (such right, the “Warrant Share Put Right”). The Put Notice shall specify the number of Warrant Shares which the Holder is electing to require the Company to purchase and the original principal amount of Put Notes to be delivered as consideration therefor. The Put Notes issued by the Company to purchase the Warrant Shares upon exercise of the Warrant Shares Put Right shall be issued against the surrender to the Company of the Warrant Shares as to which the Put Notes are issuable and have an aggregate principal amount equal to the number of Warrant Shares to be purchased pursuant to the Put Notice multiplied by (a) in the case of Warrant Shares issued upon a forced conversion pursuant to Section 3(i), the greater of (i) the average of the Weighted Average Prices of the Common Stock during the forty-five (45) consecutive trading days taken into account in determining the satisfaction of the Conditions to Forced Exercise and

EXECUTION COPY

(ii) the average of the Weighted Average Prices of the Common Stock during the forty-five (45) consecutive trading days preceding the date of delivery of the applicable Put Notice and (b) in the case of Warrant Shares issued upon the election of the Holder to exercise this Warrant pursuant to Section 3(a), (ii) the average of the Weighted Average Prices of the Common Stock during the 10 consecutive trading days preceding the date of delivery of the applicable Put Notice.

7. Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit C, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(d)(vii)), prior to the issuance to the Holder of any of the Warrant Shares which the Holder is entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of any Warrant Shares issuable upon exercise of this Warrant for any purpose, nor shall anything contained in this Warrant be construed in and of itself to confer upon the Holder by virtue of holding this Warrant any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed in and of itself as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

9.
Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity and in no event shall the Holder be required to post a bond or other security in connection with any loss, theft, destruction or mutilation or the other matters described in this Section 9) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen,

EXECUTION COPY

mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. This Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. The Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

10. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor, purpose and intent of this Warrant.

11. Compliance with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act or unless an exception from registration shall be available to the Holder at the time of issuance of the Warrant Shares) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.”

EXECUTION COPY

12. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission or receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:
Noble Romans, Inc.
6612 E. 75th Street Suite 450
Indianapolis, Indiana 46250
E-mail: pmobley@nobleromans.com Attention: Paul Mobley

If to the Holder: Corbel Capital Partners SBIC, L.P. 11777 San Vicente Blvd., Suite 777 Los Angeles, California 90049
E-mail: michael@corbelsep.com Attention: Michael H. Jones

14. Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

15. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security or any requirement to prove the inadequacy or unavailability of monetary damages.

EXECUTION COPY

16. Entire Agreement. This Warrant (together with the Purchase Agreement and the other Note Documents, including any Put Notes issued pursuant to Section 6, as applicable) constitutes the sole and entire agreement of the parties to this Warrant with respect to the collective subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

17. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

18. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19. Headings. The headings in this Warrant are for convenience of reference only and shall not affect the interpretation of this Warrant.

20. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

22. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Indiana.

23. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in

EXECUTION COPY

respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

26. Survival. The provisions of this Warrant shall survive the expiration of the Exercise Period for so long as the Company or the Holder have any executory rights or obligations hereunder, including, without limitation, pursuant to Sections 5 and 6 hereof.

[SIGNATURE PAGE FOLLOWS]

23

EXECUTION COPY

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

NOBLE ROMANS, INC.

By:
Name: Paul Mobley
Title: Chairman and Chief Financial Officer

Accepted and agreed:

CORBEL CAPITAL PARTNERS SBIC, L.P.

By:
Corbel Capital Advisors SBIC, LLC, its General Partner

By:
Name: Jeffrey B. Schwartz
Title: Managing Member

By:
Name: Jeffrey S. Serota
Title: Managing Member

By:
Name: Michael H. Jones

Title: Managing Member

[Signature Page to Warrant]

EXECUTION COPY

EXHIBIT A

EXERCISE AGREEMENT

To:
Noble Romans, Inc.
6612 E. 75th Street Suite 450
Indianapolis, Indiana 46250

1. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Warrant. The undersigned, pursuant to the provisions of the Warrant, hereby elects to exercise the Warrant with respect to [NUMBER] [Tranche 1 Shares] [Tranche 2 Shares] [Tranche 3 Shares] (as defined in the Warrant).

2. The undersigned herewith tenders payment for such shares, together with any applicable transfer taxes, in the following manner (please check the applicable type or types of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

 Exercise pursuant to Section 3(b)(i) of the Warrant

 Exercise pursuant to Section 3(b)(ii)(A) of the Warrant

 Exercise pursuant to Section 3(b)(ii)(B) of the Warrant

 Exercise pursuant to Section 3(b)(ii)(C) of the Warrant

3. Please issue a certificate or certificates representing the Warrant Shares issuable in respect hereof under the terms of the attached Warrant Agreement, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

(Signature)

A-1

EXECUTION COPY

EXHIBIT B

[Form of Forced Exercise Notice]

Date:

TO: [Insert Name and Address of Holder] RE: Forced Exercise of Warrant
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby delivers notice of a forced exercise of the Warrant for [NUMBER] Warrant Shares. The undersigned represents and warrants to the Holder that the Conditions to Forced Exercise (as defined in the Warrant) applicable to the Warrant Shares subject to this Forced Exercise Notice have been satisfied and remain satisfied as of the date of delivery of this Forced Exercise Notice to Holder.

NOBLE ROMANS, INC.

By:
Name: Title:

B-1

EXECUTION COPY

EXHIBIT C

ASSIGNMENT

(To be executed upon assignment of Warrant)

For value
received, _
hereby sells,
assignsand transfers unto

the attached Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appointattorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

[Name of Transferor]

By:
Name: Title:

C-1

EXHIBIT C
To
Senior Secured Promissory Note and Warrant Purchase Agreement Form of Board Observer Agreement

EXECUTION COPY

BOARD OBSERVER AGREEMENT

This Board Observer Agreement (this “Agreement”) is made effective as of February 7, 2020 (the “Effective Date”), by and between Noble Roman’s, Inc., an Indiana corporation (the “Company”), and Corbel Capital Partners SBIC, L.P., a Delaware limited partnership (collectively, and together with any successors and any permitted assigns of the Warrant, “Holder”).

Background

A. Pursuant to and subject to the terms and conditions of that certain Senior Secured Promissory Note and Warrant Purchase Agreement (the “Purchase Agreement”) and the related Warrants to Purchase Shares of Common Stock dated February 7, 2020, issued by the Company in favor of Holder (each, as amended, modified, supplemented, and including any Warrant issued in exchange therefor, the “Warrant” and collectively, the “Warrants”), Holder is entitled to subscribe for and purchase, upon the terms and subject to the limitations on exercise and other conditions set forth in the respective Warrants, an aggregate of 2,250,000 shares of common stock of the Company, no par value per share (the “Common Stock”).

B. The Company and Holder desire to memorialize Holder’s right to designate at Holder’s option one person to serve as an Observer (as defined below) and to delineate such Observer rights regarding the board of directors or equivalent governing body of the Company (including any applicable committees thereof, the “Board”), as further described and subject to the terms and conditions set forth herein.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Observer Rights. The Company hereby grants to Holder the option and right to appoint up to two representatives (each an “Observer”), which Observer shall have the right to attend all meetings (including telephonic or videoconference meetings and meetings held in executive session) of the Board and all applicable committees thereof in a non-voting, observer capacity; provided, however, that if requested by the Company any such Observer shall have executed and delivered to the Company in its capacity as an Observer a copy of the Acknowledgement and Agreement to be Bound in the form attached hereto as Exhibit A (the “Acknowledgement”). Except as set forth in Section 2, each Observer may observe and participate fully in discussions at all meetings of the Board and any committee thereof, but in no event shall any such Observer in its capacity as such: (a) be deemed to be a member of the Board or any committee thereof; (b) have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its shareholders, as applicable; or (c) have the right to vote on or propose any motions or resolutions for a vote or approval by the Board. The Company shall allow each Observer to attend all meetings of the Board and each applicable committee thereof in person (if an in-person meeting) or by telephone or other electronic means of communication by which such meeting is held and pursuant to which all participants in the meetings can hear and be heard by each other. Without limiting the notice and information rights and obligations in Section 2 below, the presence of an Observer shall not be required for purposes of establishing a quorum at any meeting of the Board or any committee thereof. Each Observer shall serve at the pleasure of Holder and may only be removed or replaced by Holder during the period during which this Agreement is in effect. The Holder has separately designated to the Company its initial two Observers, which the Company confirms are acceptable to the Company. The Company shall have the right to consent to the Holder’s designation of any successor Observer hereunder, such consent not to unreasonably withheld, conditioned or delayed.

EXECUTION COPY

2.
Notice and Information Rights.

2.1 The Company shall provide to each Observer copies of all notices, minutes, consents and other materials that the Company provides to its Board or committee members, including any draft versions, proposed written consents and exhibits and annexes to any such materials (collectively, “Board Materials”), at the same time and in the same manner as such information is delivered to the other Board or committee members. Notwithstanding the immediately preceding sentence or anything else to the contrary contained herein, the Company may withhold certain Board Materials from any Observer or exclude any Observer from certain meetings of the Board or applicable committee if the Board or applicable committee thereof determines, in good faith and based upon advice of legal counsel experienced in such matters, that such action is necessary to preserve attorney-client privilege with respect to a specific legal advice or attorney work product materials; provided, however, that any such exclusion right may only be invoked with respect to such portion of such materials or meetings that would upon advice of counsel experienced in such matters be required to preserve such attorney- client privilege.

3.
Confidential Information.

3.1 To the extent any information obtained by an Observer from the Company (or any director, officer, manager, employee or agent thereof) is Confidential Information (defined below), Holder shall, and shall request each applicable Observer to, treat any such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 3.

3.2 As used in this Agreement, “Confidential Information” means any and all information or data concerning the Company, whether in verbal, visual, written, electronic or other form, that is disclosed to the applicable Observer by the Company or any director, officer, manager, employee or agent of the Company (including all Board Materials that are non-public information), together with all information discerned from, based on or relating to any of the foregoing that may be prepared or created by any such Observer or Holder provided, however, that “Confidential Information” shall not include information that: (a) is or becomes generally available to the public (other than as a result of disclosure of such information by Holder or an Observer) in violation of a contractual, legal or fiduciary obligation owed to the applicable Company to which such information relates; (b) is independently developed by Holder or an Observer without use of Confidential Information provided by the Company or any director, officer, manager, employee or agent of the Company; (c) becomes available to Holder at any time on a non-confidential basis from a third party that is not, to Holder’s knowledge, prohibited from disclosing such information to Holder or an Observer by any contractual, legal or fiduciary obligation to the Company; or (d) was known by Holder or an Observer prior to its, his or her receipt thereof from the Company or any agent or representative of any Company.

3.3 Holder shall, and shall request each Observer to: (a) retain all Confidential Information in strict confidence; (b) not release or disclose Confidential Information in any manner to any other person or entity (other than disclosures to Holder, its affiliates or to any of its or their respective agents or representatives who have a need to know such information and are informed of its confidential nature); and (c) use the Confidential Information solely in connection with: (i) Holder’s and any Observer’s rights hereunder; or (ii) monitoring, reviewing and analyzing Holder’s investment or rights in or with respect to the Company and not for any other purpose; provided, however, that the foregoing shall not apply to any disclosure by any Observer that otherwise is consistent with such Observer’s fiduciary duties or otherwise reasonably necessary for such Observer to perform his or her duties and obligations in his or her capacity as such, or any disclosure to the extent that Holder, its affiliates, any of its agents or representatives or any Observer is, pursuant to the advice of its counsel experienced in

EXECUTION COPY

such matters, compelled to disclose Confidential Information by judicial or administrative process or by requirements of law.

3.4 The Holder is aware, and will advise its representatives (including each Observer) who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issues of such securities and on the communication of such information to any other person where it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance on such information.

3.5 In the event of the breach or a threatened breach by Holder of any of the provisions of Section 3, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

4. Termination. This Agreement shall terminate and be of no further force and effect (other than provisions which are expressly designated as surviving termination) upon the latest to occur of (a) the expiration of the Exercise Period (as defined in the Warrants, and subject to any applicable extensions thereof under the terms of the Warrant or as agreed by the Company and Holder), under the respective Warrants (b) the date on which all payment and other obligations under any Put Notes (as defined in the Warrants) issued to Holder as a result of its exercise of the Put Right have been satisfied in full and such Put Notes no longer are outstanding, (c) the date on which there are no Obligations (as defined in the Purchase Agreement) outstanding under the Purchase Agreement, and (d) the date on which Holder and its affiliates or transferees no longer beneficially own at least 100,000 shares of Common Stock or other equity securities of the Company (also counting for this purpose any shares subject to Warrants exercisable for shares of Common Stock or other equity securities of the Company) of the Company; provided, that no such termination shall affect the rights or obligations provided in Section 5 or affect any other provision that is intended to survive such termination as provided herein.

5. Indemnification. Each Observer shall be entitled to rights to indemnification and contribution from the Company to the same extent provided by the Company to its directors or officers under the applicable governing documents (and with respect to directors or officers of the Company, any insurance policies) of the Company as in effect on the Effective Date or from time to time thereafter. The Company acknowledges and agrees that the foregoing rights to indemnification, contribution and insurance coverage
(a) constitute third-party rights extended to each Observer by the Company and shall be enforceable by and for the benefit of such Observer in accordance with their terms and this Section 5, notwithstanding that an Observer is not a signatory hereto and (b) are intended to be primary rights of and protections for Observer, notwithstanding that any each Observer may be entitled to claim or assert other rights to or benefits from other insurance policies, indemnification, or contribution, and no Observer shall be required to assert his or her rights with respect to any other available insurance, exculpation contribution, or exhaust any other rights or remedies, prior or as a condition to invoking such Observer’s rights pursuant to this Section 5. This provision shall survive any termination of this Agreement.

6. Amendment and Waivers. Any provision of this Agreement may be amended, waived or modified upon the written approval of the Company and Holder.

7. Benefit of Parties; Assignability. All of the terms and conditions of this Agreement shall be binding upon and enforceable against any entity succeeding the Company by merger or consolidation or acquisition or reorganization or otherwise, and all of the Company’ covenants and agreements shall inure

EXECUTION COPY

to the benefit of Holder, each Observer, and each of their respective successors and permitted assigns. No party may assign or transfer its rights or obligations under this Agreement, except in compliance with the terms hereof; provided, that the foregoing shall not affect Holder’s rights to transfer any Warrant or any rights with respect thereto in whole or in part in accordance with the terms of such Warrant.

8. Survival. The provisions contained in this Agreement shall survive the termination hereof to the extent expressly provided herein or necessary to enforce the rights set forth therein.

9. Captions. The captions of the Sections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Agreement.

10. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to its conflicts of laws rules.

11. WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER HEREBY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. THE COMPANY AND HOLDER EACH AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT COMPANY AND HOLDER WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

12. Notices. Any notice, request, other communication, or payment required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, by facsimile, or by recognized overnight courier service, or five (5) days after deposit, if deposited in the United States mail for mailing by registered or certified mail, postage prepaid, and addressed to the Company at the address provided to Holder by Company or Holder at the address provided to the Company by Holder (as the case may be).

13. Remedies. The rights and remedies provided by this Agreement shall be cumulative, and shall be in addition to and not exclusive of other rights and remedies available at law or in equity. The exercise or waiver by Holder or Company of any right or remedy available under this Agreement shall not be deemed to be a waiver of any other right or remedy available under this Agreement, at law or in equity.

14. Construction. Where specific language is used to clarify by example a general statement contained herein (such as by using the word “including”), such specific language will not modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms. The words “include” and “including,” and other words of similar import when used herein, will not be terms of limitation but rather will be read as being followed in each case by the words “without limitation.” The words “herein,” “hereto” and “hereby,” and other words of similar import in this Agreement, will in each case refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement. Unless otherwise expressly stated, the term “party” means a party hereto and “parties” means, collectively, all parties hereto. The term “person” means any natural person or legal entity or organization. The defined terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All references herein to sections and exhibits will be construed to refer to sections of, and exhibits to, this Agreement. The term “or” is inclusive unless otherwise indicated by context. If at any time there shall be more than one holder of the Warrants, the rights of the Holder shall

EXECUTION COPY

be exercised by such holders whose Warrants represent a majority of the shares of Common Stock then issuable under all unexercised Warrants.

[SIGNATURE PAGE FOLLOWS]

5

EXECUTION COPY

IN WITNESS WHEREOF, the parties have has caused this Agreement to be duly executed as of the Effective Date.

COMPANY:

NOBLE ROMAN’S, INC.

By:
Name: Paul Mobley
Title:
Chairman and Chief Financial Officer

HOLDER:

CORBEL CAPITAL PARTNERS SBIC, L.P.,

By: Corbel Capital Advisors SBIC, LLC, its General Partner

By:
Jeffrey B. Schwartz, its Managing Member

By:
Jeffrey S. Serota, its Managing Member

By:
Michael H. Jones, its Managing Member

[Signature Page to Board Observer Agreement]

EXECUTION COPY

EXHIBIT A ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND
This Acknowledgement and Agreement to be Bound (“Acknowledgement”) is made effective as of February 7, 2020 (the “Effective Date”) and given by the undersigned as a representative designated by Corbel Capital Partners SBIC, L.P., a Delaware limited partnership, (together with its successors and permitted assigns, the “Holder”), to act as an Observer pursuant to that certain Board Observer Agreement (the “Agreement”) by and between Noble Roman’s, Inc., an Indiana corporation (the “Company”) and Holder, dated as of February 7, 2020. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Agreement.

1.
By execution of this Acknowledgement, the undersigned acknowledges and agrees:

(a) That the undersigned has received and reviewed a copy of the Agreement and that the undersigned’s execution of this Acknowledgement is a condition precedent to the undersigned’s appointment as an Observer under the Agreement.

(b) To treat any Confidential Information obtained by the undersigned from the Company (or any Representative thereof) in accordance with Section 3 of the Agreement.

(c) That either Holder or the undersigned may terminate the undersigned’s service as an Observer at any time, with or without cause.

2. Upon the written request of the Company or Holder, the undersigned will promptly execute and deliver any and all further instruments and documents and take such further action as such party deems necessary to effectuate the purposes of this Acknowledgement.

3. No provision of this Acknowledgement may be amended, modified or waived, except in a writing signed by each of the undersigned, the Company and Holder. The invalidity or unenforceability of any provision of this Acknowledgement shall not affect the validity or enforceability of any other provision, and if any restriction in this Acknowledgement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgement may be executed by electronic signature and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

4. The undersigned acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by the undersigned and that, in the event of any breach or threatened breach hereof: (a) the Company or Holder shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the undersigned will not plead in defense thereto that there would be an adequate remedy at law; and (c) the undersigned agrees to waive any applicable right or requirement that a bond be posted by the Company. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the Company or Holder at law or in equity.

5. Section 10 (Governing Law) and Section 11 (Waiver of Jury Trial) of the Agreement shall be applicable to this Acknowledgement, and the undersigned hereby agrees to be bound thereby, as if set forth

EXECUTION COPY

herein. If any notice, request, demand or other communication is given to the undersigned under this Acknowledgement, it shall be given to the undersigned at the address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the Company and Holder in accordance with Section 12 (Notices) of the Agreement.

[SIGNATURE PAGE FOLLOWS]

EXECUTION COPY

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the Effective Date.

Print Name:

ACKNOWLEDGED AND ACCEPTED as of
:

COMPANY:

NOBLE ROMAN’S, INC.

By:
Name: Paul Mobley

Title:
Chairman and Chief Financial Officer

HOLDER:

CORBEL CAPITAL PARTNERS SBIC, L.P.

By: Corbel Capital Advisors SBIC, LLC, its General Partner

By:            Jeffrey B. Schwartz, its Managing Member

By:            Jeffrey S. Serota, its Managing Member

By:            Michael H. Jones, its Managing Member

[Signature Page to Acknowledgement and Agreement to be Bound]

EXHIBIT D
To
Senior Secured Promissory Note and Warrant Purchase Agreement Funds Flow Memorandum

Noble Roman's, Inc. Sources and Uses

 Closing Date: Friday February 7, 2020

Uses
Gross Funding of Noble Roman's, Inc.
Closing Cash Consideration (Initial Purchase Price)	$8,000,000.00
Indebtedness	($5,531,138.06)
Total Cash Purchase Price (Gross of Seller Expenses, Below)	$2,468,861.94
Fees and Expenses
Corbel Capital Partners SBIC, L.P.	$160,000.00
Corbel Management, LLC Expense Reimbursement	$3,292.92
Morgan Lewis (Corbel Legal Counsel)	$110,000.00
Winston and Strawn (SBA Counsel)	$4,775.00
Squar Milner (Quality of Earnings)	$24,074.00
Scherzer International	$1,085.00
London Manhattan Fee	$160,000.00
Other	–
Cash to Noble Roman's, Inc. Balance Sheet for Growth	$2,005,635.02
Total Uses	$8,000,000.00

Noble Roman's, Inc.

Proceeds Waterfall

Cash Purchase Price Consideration

Initial Funding Amount $8,000,000.00

Less: Corbel Structuring Fee ($160,000.00)

Closing Cash Proceeds, Gross of Fees & Expenses $7,840,000.00

Minus: Transaction Fees (excl. Structuring Fee) ($303,226.92)
Cash for Debt Paydown $7,536,773.08

Minus: Loan Payoff - First Financial Bank Principal ($4,199,404.7) Minus: Loan Payoff - First Financial Bank Accrued Interest + Fees   ($50,004.2) Minus: Loan Payoff - Convertible Subordinated Debt paid by Wire by Corbel  ($552,902.8) Minus: Loan Payoff - Convertible Subordinated Debt paid by Check by Compan  ($728,826.4)
Cash to Balance Sheet for Growth $2,005,635.02

Noble Roman's, Inc.

Funds Flow

Step 1a - Corbel Nets Corbel Expenses from Senior Secured Notes

Sources

	Corbel Capital Partners SBIC, L.P.	$8,000,000.00
	Total	$8,000,000.00
	Uses
1	Corbel Debt Financing Closing Fee	($160,000.00)
1	Corbel Reimbursable Expenses	($3,292.92)
2	Corbel Legal Expenses (Morgan Lewis)	($110,000.00)
3	Corbel Legal Expenses (Winston)	($4,775.00)
	Corbel Net Funding Amount	$7,721,932.08
	Step 2 - Settle Deal Fees / Indebtedness & Fund the Operating Entity (Noble Roman's, Inc.)
	Sources
	Corbel Capital Partners SBIC, L.P. - Senior Secured Notes (net funding)	$7,721,932.08
	Total Net Cash Sources	$7,721,932.08
	(+) Corbel Netted Expenses	$278,067.92
	Total Cash Sources	$8,000,000.00
	Uses
4	Indebtedness - First Financial Bank of Cincinatti Principal + Interest / Fees	$4,249,408.85
5	Indebtedness - Subordinated Convertible Note paid by Wire #1 (Lawrence and Susan Stanton JTWROS)	$50,263.89
6	Indebtedness - Subordinated Convertible Note paid by Wire #2 (Barry w. Blank ttee fbo Barry W Blank Living trust)	$301,583.34
7	Indebtedness - Subordinated Convertible Note paid by Wire #3 (Lennard Zwart)	$201,055.56
8	Squar Milner (Quality of Earnings)	$24,074.00
9	Scherzer International	$1,085.00
10	London Manhattan Fee	$160,000.00
11	Funding to Operating Entity	$2,734,461.44
	Total Net Cash Uses	$7,721,932.08
	(+) Corbel Netted Expenses	$278,067.92
	Total Cash Uses	$8,000,000.00
	Step 3 - Retire Incremental Sub-Debt by Check
	Sources
	Funding to Operating Entity	$2,734,461.44
	Operating Entity Cash Sources	$2,734,461.44
	(+) Corbel Netted Expenses	$278,067.92
	(+) Settled Deal Fees / Indebtedness	$4,987,470.64
	Total Cash Sources	$8,000,000.00
	Uses
	Indebtedness - Subordinated Convertible Note paid by Check by Noble Roman's, Inc.	$728,826.42
	Cash to Noble Roman's, Inc. Balance Sheet for Growth	$2,005,635.02
	Operating Entity Cash Uses	$2,734,461.44
	(+) Corbel Netted Expenses	$278,067.92
	(+) Settled Deal Fees / Indebtedness	$4,987,470.64
	Total Cash Uses	$8,000,000.00
Wire #	Total Uses Summary
4	Indebtedness - First Financial Bank of Cincinatti Principal	$4,199,404.70
4	Indebtedness - First Financial Bank of Cincinatti Accrued Interest + Fees	$50,004.15
5	Indebtedness - Subordinated Convertible Note paid by Wire #1 (Lawrence and Susan Stanton JTWROS)	$50,263.89
6	Indebtedness - Subordinated Convertible Note paid by Wire #2 (Barry w. Blank ttee fbo Barry W Blank Living trust)	$301,583.34
7	Indebtedness - Subordinated Convertible Note paid by Wire #3 (Lennard Zwart)	$201,055.56
1	Corbel Capital Partners SBIC, L.P.	$160,000.00
1	Corbel Management, LLC Expense Reimbursement	$3,292.92
2	Morgan Lewis (Corbel Legal Counsel)	$110,000.00
3	Winston and Strawn (SBA Counsel)	$4,775.00
8	Squar Milner (Quality of Earnings)	$24,074.00
9	Scherzer International	$1,085.00
10	London Manhattan Fee	$160,000.00
11	Indebtedness - Subordinated Convertible Note paid by Check by Noble Roman's, Inc.	$728,826.42
	Other	–
11	Cash to Noble Roman's, Inc. Balance Sheet for Growth	$2,005,635.02
	Total Uses	$8,000,000.00

Noble Roman's, Inc.

Wire Instructions

SenderRecipient$ AmountWire InformationCorbel Capital Partners SBIC, L.P.Corbel Management, LLC$163,292.92Corbel Management, LLCEast West Bank11777 San Vicente Blvd, Suite 777 Los Angeles, CA 90049ABA: 322 070 381Account Number: 800 309 4326Corbel Capital Partners SBIC, L.P.Morgan Lewis$110,000.00Morgan LewisWells Fargo Bank, N.A. ABA# 121000248Morgan, Lewis & Bockius LLP Acct# 2100010985563Swift Code: WFBIUS6SReference Account #: 111886-0014Corbel Capital Partners SBIC, L.P.Winston & Strawn LLP$4,775.00Winston & Strawn LLP BMO Harris Bank Chicago ILABA: 071 000 288Account Number: 449 675 8Total Outbound Wires$278,067.92Corbel Capital Partners SBIC, L.P.Noble Roman's, Inc.$7,721,932.08n/a - to step 2Total Funding$8,000,000.00

Wire # 1

2

3

n/a

SenderRecipient $ Amount Wire InformationCorbel Capital Partners SBIC, L.P.Indebtedness - First Financial Bank of Cincinatti Principal + Interest / Fees$4,249,408.85First Financial Bank ABA: 042 200 910Account: 111 500 0 Reference: Noble Roman'sCorbel Capital Partners SBIC, L.P.Indebtedness - Subordinated Convertible Note paid by Wire #1 (Lawrence and Susan Stanton JTWROS)$50,263.89Bank - TD Bank ABA - 031201360Account # - 7855969122Corbel Capital Partners SBIC, L.P.Indebtedness - Subordinated Convertible Note paid by Wire #2 (Barry w. Blank ttee fbo Barry W Blank Living trust)$301,583.34Bank - JP Morgan Chase ABA - 122100024Account # - 06804683Corbel Capital Partners SBIC, L.P.Indebtedness - Subordinated Convertible Note paid by Wire #3 (Lennard Zwart)$201,055.56Bank - Rabobank SWIFT - RABONL2UIBAN number - NL58RABO0130445096Account # - 0130 4450 96Bank Address: Croeselaan 18, 3521 CB, UtrechtCorbel Capital Partners SBIC, L.P.Squar Milner (Quality of Earnings)$24,074.00Squar Milner LLPAccount #157516869169Routing # 122235821BIC Code-USBKUS44IMTClient Invoice #: 249834Corbel Capital Partners SBIC, L.P.Scherzer International$1,085.00Scherzer International City National BankWestlake Village, CA 91361 ABA: 122016066Account Number: 052 136 849Corbel Capital Partners SBIC, L.P.London Manhattan Fee$160,000.00London ManhattanKeyBank N.A.400 Forest Ave.Portland, ME 04101ABA: 011 200 608Account Number: 191 331 003 134Corbel Capital Partners SBIC, L.P.Noble Roman's, Inc.$2,734,461.44Noble Roman'sABA Routing #044000024Account Name: Noble Roman's, Inc. Our Account #01401277444Bank: Huntington National BankTotal Outbound Wires$7,721,932.08Total Funding$7,721,932.08

4

5

6

7

8

9

10

11

n/a

SenderRecipient $ Amount Wire InformationNoble Roman's, Inc.Convertible Subordinated Debt paid by Check by Com$728,826.42No Wire; checks to be sent by Company; confirmation of payoff to Agent within 3 business daysNoble Roman's, Inc.Cash to Noble Roman's, Inc. Balance Sheet for Growth$2,005,635.02NATotal Cash to Noble Roman's, Inc. before Incremental Sub-Debt Retirement $2,734,461.44Total Funding $7,721,932.08

Ref #

A B

11

Noble Roman's, Inc. Schedule of Subordinated Debt to be Retired
Name	Address	Email	Amount	Accrued Interes	Total
	6 Sally Ct.
Neal Stanton and Maria Stanton	Bridgewater, NJ 08807 6120 N. Central Ave.	NStanton9@gmail.com	50,000.00	263.89	50,263.89
Donald Miles	Phoenix, AZ 85012 226 S. Price Road		50,000.00	263.89	50,263.89
Nolan and Pamela Schabacker JTWROS	Tempe, AZ 85281 5307 Bent Tree Dr.	Grabber@myexcel.com	50,000.00	263.89	50,263.89
Cleveland Family Limited Partnership	Dallas, TX 75248 6008 W. Gambit Tr.	rc@rencapital.com	100,000.00	527.78	100,527.78
Robert Settembre	Phoenix, AZ 85083 609 Confederate Circle	r3633h@yahoo.com	25,000.00	131.95	25,131.95
James William Anderson III Rev Trust	Old Hickory, TN 37138 11246 S. Shoshoni Dr.	whispersong05@aol.co	50,000.00	263.89	50,263.89
Jon Large	Phoenix, AZ 85044 207 Craighead Ave.	jonlarge@aol.com	50,000.00	263.89	50,263.89
Robert Wahl	Nashville, TN 37205 400 East 57th Street, Apt. 2J	rwwahl2@aol.com	25,000.00	131.95	25,131.95
Everett A. Sheslow Trust	New York, NY 10022 1936 SE 50th Ave.		25,000.00	131.95	25,131.95
Adam Gittler	Portland, OR 97215 8205 S. Priest Dr., Unit 12555	aagittler@yahoo.com	50,000.00	263.89	50,263.89
Isaac Blake	Tempe, AZ 85284 5713 14th Ave.	iblake@live.com	50,000.00	263.89	50,263.89
Sidney Stregosky	Brooklyn, NY 11219		50,000.00	263.89	50,263.89
	6612 E. 75th St., Suite 450
Paul and Jenny Mobley JTWROS	Indianapolis, IN 46250		150,000.00	791.67	150,791.67
Total paid by Check			725,000.00	3,826.42	728,826.42
	52 Republic Dr.
Lawrence and Susan Stanton JTWROS	Monroe, NJ 08831 200 Harbor Drive, Unit 4001	LHStanton1@gmail.co	50,000.00	263.89	50,263.89
Barry w. Blank ttee fbo Barry W Blank Living t	San Diego, CA 92101	isbm@aol.com	300,000.00	1,583.34	301,583.34

Lennard Zwart
Overtoom 135, 1054 HG, Amsterdam
200,000.00
1,055.56
201,055.56

Total paid by Wire Transfer
550,000.00
2,902.79
552,902.79

Total Payoff
1,275,000.00
6,729.21 1,281,729.21

Wire Instructions:

Lawrence and Susan Stanton JTWROS
Bank - TD Bank

ABA - 031201360

Account # - 7855969122

Barry W. Blank
Bank - JP Morgan Chase ABA - 122100024

Account # - 06804683

(International Wire)

Lennard Zwart
Bank - Rabobank Overtoom 135, 1054 HG, AmsterdamSWIFT - RABONL2U

IBAN number ‐ NL58RABO0130445096

Account # - 0130 4450 96

Bank Address: Croeselaan 18, 3521 CB, Utrecht

Exhibit 4.3(a) to
Senior Secured Promissory Note and Warrant Purchase Agreement Form of Monthly Financial Reporting Package

DB2/ 38095437.16
Exhibit 4.3(d)

Noble Roman's, Inc.

Revenue Nov-19

Royalties and fees
$

Administrative fees and other
$

579,720

3,200

Restaurant revenue Total revenue

  $
431,371

  $
1,014,291

Store Opening List for November 2019

Corporate Name
Store Type
Address
City
State

Emrich Petroleum, Inc.	C-Store	324 W. Morris Street	Indianapolis	IN
SN Marathon, LLC	C-Store	1806 Cragmont Street	Madison	IN
Scott & Carissa Hettenbach	CPP	222 S. Red Bank Road	Evansville	IN

Store Closing List for November 2019

Franchisee Name                                 Type                          Street Address                         City, State None

I hereby certify that, to the best of my knowledge and belief, the above information is true, accurate and complete.

Paul W. Mobley, Chief Financial Officer December 30, 2019

*The form of reporting set forth above is subject to modification as may be reasonably required by the Agent and incremental detail as reasonably requested by the Agent

Noble Roman's, Inc. Craft Pizza & Pub - Consolidated 2019 Benefit to Noble Roman's, Inc.
Sales:	JAN-19		FEB-19		MAR-19		Q1 2019		APR-19		MAY-19		JUN-19		Q2 2019		JUL-19		AUG-19		SEP-19		Q3 2019		OCT-19		NOV-19		DEC-19		Q4 2019		YTD-2019
Food	318,304.44	84.6%	334,633.38	84.5%	413,016.20	84.1%	1,065,954.02	84.4%	382,183.99	84.2%	424,073.25	84.0%	422,037.44	84.1%	1,228,294.68	84.1%	398,313.13	84.2%	384,528.99	85.0%	368,830.42	85.3%	1,151,672.54	84.8%	361,527.55	85.1%	358,170.80	85.7%	367,389.14	86.7%	1,087,087.49	85.8%	4,533,008.73	84.8%
Soft Beverage	22,185.90	5.9%	23,275.54	5.9%	31,077.23	6.3%	76,538.67	6.1%	27,293.34	6.0%	32,004.75	6.3%	32,852.69	6.5%	92,150.78	6.3%	31,666.08	6.7%	27,840.51	6.2%	25,498.99	5.9%	85,005.58	6.3%	24,754.70	5.8%	23,298.52	5.6%	22,896.57	5.4%	70,949.79	5.6%	324,644.82	6.1%
Beer	28,272.00	7.5%	30,186.00	7.6%	37,972.00	7.7%	96,430.00	7.6%	35,534.00	7.8%	38,938.00	7.7%	38,342.72	7.6%	112,814.72	7.7%	35,307.50	7.5%	31,419.00	6.9%	29,823.00	6.9%	96,549.50	7.1%	31,031.50	7.3%	29,038.00	7.0%	26,668.50	6.3%	86,738.00	6.8%	392,532.22	7.3%
Wine	7,663.00	2.0%	7,938.00	2.0%	9,022.00	1.8%	24,623.00	1.9%	8,782.00	1.9%	9,987.00	2.0%	8,770.51	1.7%	27,539.51	1.9%	7,974.00	1.7%	8,473.00	1.9%	8,305.00	1.9%	24,752.00	1.8%	7,690.00	1.8%	7,247.00	1.7%	6,608.00	1.6%	21,545.00	1.7%	98,459.51	1.8%
Total Sales	376,425.34 100.0%		396,032.92 100.0%		491,087.43 100.0%		1,263,545.69 100.0%		453,793.33 100.0%		505,003.00 100.0%		502,003.36 100.0%		1,460,799.69 100.0%		473,260.71 100.0%		452,261.50 100.0%		432,457.41 100.0%		1,357,979.62 100.0%		425,003.75 100.0%		417,754.32 100.0%		423,562.21 100.0%		1,266,320.28 100.0%		5,348,645.28 100.0%
Less NR Discounts 33,711.08		9.0%	33,431.80	8.4%	34,893.93	7.1%	102,036.81	8.1%	36,005.27	7.9%	37,293.22	7.4%	37,146.89	7.4%	110,445.38	7.6%	39,919.42	8.4%	38,319.23	8.5%	37,205.27	8.6%	115,443.92	8.5%	39,723.38	9.3%	36,293.94	8.7%	35,453.78	8.4%	111,471.10	8.8%	439,397.21	8.2%
Less Bev Discounts 703.19		0.2%	794.00	0.2%	943.78	0.2%	2,440.97	0.2%	804.15	0.2%	1,023.65	0.2%	805.10	0.2%	2,632.90	0.2%	853.50	0.2%	806.26	0.2%	722.30	0.2%	2,382.06	0.2%	1,213.71	0.3%	869.42	0.2%	633.20	0.1%	2,716.33	0.2%	10,172.26	0.2%
Less Beer Discounts 3,852.32		1.0%	4,715.09	1.2%	4,564.17	0.9%	13,131.58	1.0%	4,488.78	1.0%	5,369.91	1.1%	5,136.50	1.0%	14,995.19	1.0%	5,515.95	1.2%	4,840.75	1.1%	4,595.59	1.1%	14,952.29	1.1%	5,301.00	1.2%	3,583.42	0.9%	3,592.02	0.8%	12,476.44	1.0%	55,555.50	1.0%
Less Wine Discounts 1,022.00		0.3%	1,285.30	0.3%	1,015.00	0.2%	3,322.30	0.3%	1,161.20	0.3%	1,123.00	0.2%	977.30	0.2%	3,261.50	0.2%	926.04	0.2%	1,155.90	0.3%	1,276.00	0.3%	3,357.94	0.2%	1,284.77	0.3%	972.13	0.2%	962.50	0.2%	3,219.40	0.3%	13,161.14	0.2%
Discounts 39,288.59		10.4%	40,226.19	10.2%	41,416.88	8.4%	120,931.66	9.6%	42,459.40	9.4%	44,809.78	8.9%	44,065.79	8.8%	131,334.97	9.0%	47,214.91	10.0%	45,122.14	10.0%	43,799.16	10.1%	136,136.21	10.0%	47,522.86	11.2%	41,718.91	10.0%	40,641.50	9.6%	129,883.27	10.3%	518,286.11	9.7%
Total Revenue 337,136.75		89.6%	355,806.73	89.8%	449,670.55	91.6%	1,142,614.03	90.4%	411,333.93	90.6%	460,193.22	91.1%	457,937.57	91.2%	1,329,464.72	91.0%	426,045.80	90.0%	407,139.36	90.0%	388,658.25	89.9%	1,221,843.41	90.0%	377,480.89	88.8%	376,035.41	90.0%	382,920.71	90.4%	1,136,437.01	89.7%	4,830,359.17	90.3%
Cost of Revenue: Food 54,742.52		19.2%	56,765.28	18.8%	70,021.03	18.5%	181,528.83	18.8%	65,218.98	18.8%	74,771.33	19.3%	74,431.92	19.3%	214,422.23	19.2%	73,269.28	20.4%	68,765.42	19.9%	64,098.42	19.3%	206,133.12	19.9%	68,596.62	21.3%	67,132.94	20.9%	67,553.92	20.4%	203,283.48	20.8%	805,367.66	19.7%
Soft Beverage 7,955.26		37.0%	7,234.91	32.2%	10,189.58	33.8%	25,379.75	34.3%	8,742.99	33.0%	9,854.25	31.8%	10,623.46	33.1%	29,220.70	32.6%	9,701.59	31.5%	8,913.38	33.0%	8,245.85	33.3%	26,860.82	32.5%	7,827.02	33.2%	7,256.21	32.4%	7,841.67	35.2%	22,924.90	33.6%	104,386.17	33.2%
Beer 7,274.78		29.8%	7,543.66	29.6%	9,386.09	28.1%	24,204.53	29.1%	9,086.89	29.3%	9,358.34	27.9%	8,563.27	25.8%	27,008.50	27.6%	7,868.42	26.4%	7,232.76	27.2%	7,048.72	27.9%	22,149.90	27.1%	7,284.72	28.3%	7,500.66	29.5%	6,432.06	27.9%	21,217.44	28.6%	94,580.37	28.1%
Wine 2,253.52		33.9%	2,149.70	32.3%	2,158.82	27.0%	6,562.04	30.8%	2,462.20	32.3%	2,637.66	29.8%	2,287.57	29.4%	7,387.43	30.4%	2,246.52	31.9%	2,205.45	30.1%	2,326.14	33.1%	6,778.11	31.7%	2,361.67	36.9%	2,270.52	36.2%	1,809.94	32.1%	6,442.13	35.2%	27,169.71	31.9%
Cost of Goods Sold	72,226.08	21.4%	73,693.55	20.7%	91,755.52	20.4%	237,675.15	20.8%	85,511.06	20.8%	96,621.58	21.0%	95,906.22	20.9%	278,038.86	20.9%	93,085.81	21.8%	87,117.01	21.4%	81,719.13	21.0%	261,921.95	21.4%	86,070.03	22.8%	84,160.33	22.4%	83,637.59	21.8%	253,867.95	22.3%	1,031,503.91	21.4%
Gross Profit	264,910.67	78.6%	282,113.18	79.3%	357,915.03	79.6%	904,938.88	79.2%	325,822.87	79.2%	363,571.64	79.0%	362,031.35	79.1%	1,051,425.86	79.1%	332,959.99	78.2%	320,022.35	78.6%	306,939.12	79.0%	959,921.46	78.6%	291,410.86	77.2%	291,875.08	77.6%	299,283.12	78.2%	882,569.06	77.7%	3,798,855.26	78.6%
Operating Expense: Salaries	42,843.70	12.7%	39,275.08	11.0%	44,785.99	10.0%	126,904.77	11.1%	45,734.70	11.1%	47,959.69	10.4%	40,725.11	8.9%	134,419.50	10.1%	50,668.74	11.9%	54,033.80	13.3%	42,637.93	11.0%	147,340.47	12.1%	32,509.91	8.6%	40,766.60	10.8%	50,718.40	13.2%	123,994.91	10.9%	532,659.65	11.0%
Wages	78,813.21	23.4%	76,340.64	21.5%	83,923.41	18.7%	239,077.26	20.9%	75,070.67	18.3%	82,537.79	17.9%	87,666.51	19.1%	245,274.97	18.4%	81,049.42	19.0%	65,338.82	16.0%	67,410.01	17.3%	213,798.25	17.5%	77,822.36	20.6%	75,591.10	20.1%	64,022.04	16.7%	217,435.50	19.1%	915,585.98	19.0%
P/R Taxes	9,829.94	2.9%	9,771.33	2.7%	10,226.69	2.3%	29,827.96	2.6%	9,828.66	2.4%	14,819.71	3.2%	10,414.59	2.3%	35,062.96	2.6%	10,098.86	2.4%	9,085.30	2.2%	8,308.63	2.1%	27,492.79	2.3%	7,981.86	2.1%	12,684.55	3.4%	8,668.67	2.3%	29,335.08	2.6%	121,718.79	2.5%
Packaging	10,000.20	3.0%	9,504.68	2.7%	11,812.80	2.6%	31,317.68	2.7%	10,860.71	2.6%	12,299.79	2.7%	12,312.36	2.7%	35,472.86	2.7%	10,486.63	2.5%	11,125.88	2.7%	10,835.76	2.8%	32,448.27	2.7%	10,821.89	2.9%	11,075.82	2.9%	9,571.69	2.5%	31,469.40	2.8%	130,708.21	2.7%
Discounts	8,864.53	2.6%	8,791.40	2.5%	8,994.15	2.0%	26,650.08	2.3%	9,233.98	2.2%	9,746.34	2.1%	9,557.64	2.1%	28,537.96	2.1%	9,821.63	2.3%	9,418.25	2.3%	9,164.19	2.4%	28,404.07	2.3%	9,785.18	2.6%	8,610.05	2.3%	8,408.15	2.2%	26,803.38	2.4%	110,395.49	2.3%
Cash +/-	79.25	0.0%	132.07	0.0%	(195.19)	0.0%	16.13	0.0%	(134.46) 0.0%		(72.43) 0.0%		90.77	0.0%	(116.12)	0.0%	(71.84)	0.0%	62.08	0.0%	98.12	0.0%	88.36	0.0%	(97.76) 0.0%		145.36	0.0%	(42.25) 0.0%		5.35	0.0%	(6.28)	0.0%
Repairs & Maintenance	23.64	0.0%	556.65	0.2%	362.38	0.1%	942.67	0.1%	1,594.03	0.4%	295.00	0.1%	823.01	0.2%	2,712.04	0.2%	1,091.91	0.3%	1,851.07	0.5%	1,093.48	0.3%	4,036.46	0.3%	1,744.15	0.5%	-	0.0%	1,982.15	0.5%	3,726.30	0.3%	11,417.47	0.2%
Linen	2,036.46	0.6%	2,049.65	0.6%	1,863.63	0.4%	5,949.74	0.5%	1,866.88	0.5%	1,934.92	0.4%	1,745.87	0.4%	5,547.67	0.4%	1,815.51	0.4%	1,668.87	0.4%	1,600.49	0.4%	5,084.87	0.4%	1,973.38	0.5%	1,383.63	0.4%	1,576.38	0.4%	4,933.39	0.4%	21,515.67	0.4%
Cleaning Supplies	2,378.00	0.7%	2,016.21	0.6%	1,832.47	0.4%	6,226.68	0.5%	2,057.09	0.5%	2,518.17	0.5%	2,546.76	0.6%	7,122.02	0.5%	2,133.15	0.5%	1,941.55	0.5%	3,044.20	0.8%	7,118.90	0.6%	2,810.99	0.7%	2,407.39	0.6%	1,441.53	0.4%	6,659.91	0.6%	27,127.51	0.6%
Operating Supplies	3,060.44	0.9%	3,068.83	0.9%	3,105.48	0.7%	9,234.75	0.8%	3,126.47	0.8%	3,768.03	0.8%	4,404.84	1.0%	11,299.34	0.8%	3,209.62	0.8%	3,740.67	0.9%	3,678.56	0.9%	10,628.85	0.9%	3,711.65	1.0%	3,480.65	0.9%	3,448.25	0.9%	10,640.55	0.9%	41,803.49	0.9%
Insurance	5,019.48	1.5%	5,019.48	1.4%	5,019.48	1.1%	15,058.44	1.3%	5,019.48	1.2%	9,133.92	2.0%	9,133.92	2.0%	23,287.32	1.8%	9,133.92	2.1%	9,133.92	2.2%	9,133.92	2.4%	27,401.76	2.2%	9,133.92	2.4%	9,133.92	2.4%	9,133.92	2.4%	27,401.76	2.4%	93,149.28	1.9%
Utilities	13,969.93	4.1%	13,758.11	3.9%	12,891.51	2.9%	40,619.55	3.6%	14,012.92	3.4%	14,274.27	3.1%	14,872.41	3.2%	43,159.60	3.2%	16,088.54	3.8%	15,633.65	3.8%	16,186.16	4.2%	47,908.35	3.9%	14,248.33	3.8%	12,658.74	3.4%	12,779.50	3.3%	39,686.57	3.5%	171,374.07	3.5%
Rent & CAM	48,350.38	14.3%	48,701.75	13.7%	51,916.52	11.5%	148,968.65	13.0%	51,916.52	12.6%	51,916.52	11.3%	50,193.46	11.0%	154,026.50	11.6%	51,509.43	12.1%	52,069.93	12.8%	52,069.93	13.4%	155,649.29	12.7%	52,069.93	13.8%	52,069.93	13.8%	52,419.93	13.7%	156,559.79	13.8%	615,204.23	12.7%
Credit Card Fees	11,777.47	3.5%	9,529.72	2.7%	9,757.34	2.2%	31,064.53	2.7%	12,641.41	3.1%	11,659.91	2.5%	12,156.56	2.7%	36,457.88	2.7%	12,097.08	2.8%	11,644.41	2.9%	10,290.31	2.6%	34,031.80	2.8%	11,223.19	3.0%	9,947.87	2.6%	10,924.78	2.9%	32,095.84	2.8%	133,650.05	2.8%
Advertising/Promotions	10,464.75	3.1%	10,824.24	3.0%	13,736.67	3.1%	35,025.66	3.1%	12,878.75	3.1%	14,190.06	3.1%	13,788.70	3.0%	40,857.51	3.1%	13,147.82	3.1%	12,444.40	3.1%	11,822.47	3.0%	37,414.69	3.1%	11,324.07	3.0%	11,270.60	3.0%	11,477.86	3.0%	34,072.53	3.0%	147,370.39	3.1%
Delivery Fees	3,370.30	1.0%	4,284.82	1.2%	7,023.01	1.6%	14,678.13	1.3%	6,140.80	1.5%	7,373.10	1.6%	7,265.23	1.6%	20,779.13	1.6%	7,020.09	1.6%	7,289.06	1.8%	9,802.12	2.5%	24,111.27	2.0%	9,664.68	2.6%	9,674.97	2.6%	11,504.10	3.0%	30,843.75	2.7%	90,412.28	1.9%
Misc. Expense	469.00	0.1%	109.00	0.0%	83.80	0.0%	661.80	0.1%	140.38	0.0%	181.82	0.0%	6,753.22	1.5%	7,075.42	0.5%	79.16	0.0%	89.55	0.0%	96.14	0.0%	264.85	0.0%	158.32	0.0%	185.72	0.0%	950.79	0.2%	1,294.83	0.1%	9,296.90	0.2%
Store Operating Exp.	251,350.68	74.6%	243,733.66	68.5%	267,140.14	59.4%	762,224.48	66.7%	261,988.99	63.7%	284,536.61	61.8%	284,450.96	62.1%	830,976.56	62.5%	279,379.67	65.6%	266,571.21	65.5%	257,272.42	66.2%	803,223.30	65.7%	256,886.05	68.1%	261,086.90	69.4%	258,985.89	67.6%	776,958.84	68.4%	3,173,383.18	65.7%
Benefit to Noble Roman's, Inc.	13,559.99	4.0%	38,379.52	10.8%	90,774.89	20.2%	142,714.40	12.5%	63,833.88	15.5%	79,035.03	17.2%	77,580.39	16.9%	220,449.30	16.6%	53,580.32	12.6%	53,451.14	13.1%	49,666.70	12.8%	156,698.16	12.8%	34,524.81	9.1%	30,788.18	8.2%	40,297.23	10.5%	105,610.22	9.3%	625,472.08	12.9%

*The form of reporting set forth above is subject to modification as may be reasonably required by the Agent and incremental detail as reasonably requested by the Agent

Exhibit 4.3(d) to
Senior Secured Promissory Note and Warrant Purchase Agreement Form of Compliance Certificate
[
], 20[ ]

Corbel Capital Partners SBIC, L.P., as Agent
c/o Corbel Structured Equity Partners 11777 San Vicente Blvd., Suite 777 Los Angeles, CA 90049
Attn: Michael H. Jones
E-mail: michael@corbelcap.com

This Compliance Certificate is given pursuant to Section 4.3(d) of that certain Senior Secured Promissory Note and Warrant Purchase Agreement, dated as of February 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among NOBLE ROMAN’S, INC., an Indiana corporation (the “Issuer”), each purchaser from time to time party thereto (collectively, the “Purchasers” and individually, a “Purchaser”), and CORBEL CAPITAL PARTNERS SBIC, L.P., in its capacity as the administrative agent, (the “Agent”) for the Purchasers. All initially capitalized terms used but not defined in this Compliance Certificate shall have the meanings assigned to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)
He/She is the duly elected [Chief Financial Officer] of the Issuer.

(2)
Attached hereto as Schedule 1 are the Financial Statements and other information required by [Section 4.3(a)]/[Section 4.3(b)]/[ Section 4.3(c) ]/[Section 4.3(e)]] of the Agreement for the [Fiscal Month]/[Fiscal Quarter]/[Fiscal Year] of the Issuer ended as of _, 20 .

(3)
Such Financial Statements are complete and correct and fairly present the Issuer’s and its Subsidiaries’ financial condition and results of operations for such period, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(4)
He/She has reviewed the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition of the Issuer and its Subsidiaries during the accounting period covered by such Financial Statements.

(5)
To the best of his/her knowledge after due and diligent inquiry, no Default or Event of Default exists as of the date of this Compliance Certificate, except as set forth below.

(6)
Schedule 2 attached hereto and incorporated herein by this reference sets forth the financial data and computations evidencing the Issuer’s compliance with the covenants set forth in Section 5.13 of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to Paragraph (5) above which list, in detail, the nature of the condition or event, the period during which it has existed and the action which Issuer has taken, are taking, or propose to take with respect to each such condition or event:

[Remainder of page intentionally left blank]

This Compliance Certificate, together with the Financial Statements delivered concurrently herewith in support hereof, are made and delivered as of the date first written above.

ISSUER:
NOBLE ROMAN’S, INC.,
an Indiana corporation

By:
Name:
Title:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

Schedule 1.1 To
Senior Secured Promissory Note and Warrant Purchase Agreement Part (a) – Note Commitment

Purchaser Commitment

Percentage of Total Commitments

Corbel Capital Partners SBIC, L.P.
$8,000,000100%% Total$8,000,000.00100.00%

Part (b) – Warrant

Purchaser

Corbel Capital Partners SBIC, L.P.
Warrant for 2,250,000 shares of
Common Stock

DB2/ 38095437.16
Schedule 1.1

Schedule 3.1 To
Senior Secured Promissory Note and Warrant Purchase Agreement Legal Status
Note Party	Type of Organization	State of Organization	Other Qualified Jurisdictions
Noble Roman’s, Inc.	Corporation	Indiana	None
RH Roanoke, Inc.	Corporation	Indiana	None
Pizzaco, Inc.	Corporation	Indiana	None

Schedule 3.1

Schedule 3.6(a) To
Senior Secured Promissory Note and Warrant Purchase Agreement Litigation

McFarling Foods, Inc. vs. Noble Roman's, Inc. Case No. 49D02-1909-CC-040626

McFarling Foods sued Noble Roman’s in Marion Superior Court for $120,733.57 plus interest, attorneys fees and costs, alleging breach of contract for refusal to pay for services rendered. Noble Roman’s has entered an appearance by local attorney and asked for an extension of time to respond. Noble Roman’s denies that it owes the amounts requested. Noble Roman’s may agree that it owes around $20,000 under the contract with McFarling Foods.

Schedule 3.6(a)

Schedule 3.6(c) To
Senior Secured Promissory Note and Warrant Purchase Agreement Product Liability
None.

Schedule 3.6(d) To
Senior Secured Promissory Note and Warrant Purchase Agreement Information Security

None.

Schedule 3.8(a) To
Senior Secured Promissory Note and Warrant Purchase Agreement Ownership of Note Parties
Note Party	Ownership Interests Authorized	Ownership Interests Outstanding	Owners
Noble Roman’s, Inc.	40,000,000 shares Common Stock	22,015,413 shares Common Stock*	*
	5,000,000 shares Preferred Stock	0 shares Preferred Stock
RH Roanoke, Inc.	10,000,000 shares Common Stock	100 shares Common Stock	Noble Roman’s Inc. (100%)
Pizzaco, Inc.	1,000 shares Common Stock	105 shares Common Stock	Noble Roman’s Inc. (100%)

* The Issuer’s Common Stock is traded publicly on over-the-counter markets. Accordingly, it can be difficult or impossible to know the exact number of shares outstanding and the owners at any given time. There were 22,015,413 shares of the Issuer’s Common Stock outstanding as of November 10, 2019, as set forth in the Issuer’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) November 14, 2019. As reported in the Issuer’s Proxy Statement on Schedule 14A filed with the SEC April 30, 2019, the largest shareholders of the Issuer were Paul W. Mobley (16.2%), A. Scott Mobley (7.9%) and Marcel Herbst (5.0%).

Schedule 3.8(a)

Schedule 3.8(b) To
Senior Secured Promissory Note and Warrant Purchase Agreement Ownership of Subsidiaries
Note Party	Subsidiary	Jurisdiction	Shares and Ownership
Noble Roman’s, Inc.	RH Roanoke, Inc.	Indiana corporation	100 shares Common Stock; 100% owned by the Issuer
Noble Roman’s, Inc.	Pizzaco, Inc.	Indiana corporation	105 shares Common Stock; 100% owned by the Issuer
RH Roanoke, Inc.	None	N/A	N/A
Pizzaco, Inc.	None	N/A	N/A

Schedule 3.8(b)

Schedule 3.15 To
Senior Secured Promissory Note and Warrant Purchase Agreement

Intellectual Property

None.

Schedule 3.19 To
Senior Secured Promissory Note and Warrant Purchase Agreement Brokers
On the Closing Date, brokers The London Manhattan Company will be paid a 2% success fee.

Schedule 3.20 To
Senior Secured Promissory Note and Warrant Purchase Agreement

Material Contracts

SOFO Distribution Agreement

Schedule 3.25 To
Senior Secured Promissory Note and Warrant Purchase Agreement Unit Locations
Company-Owned Unit Locations:

Location	Base Rent	Common Area Maintenance and Operating Costs
17409 Wheeler Rd, Westfield, IN 46074	$ 8,490.00	$ 4,881.31
6248 Whitestown Parkway, Whitestown, IN 46075	$ 9,450.00	$ 2,450.00
11715 Allisonville Rd, Fishers, IN 46038	$10,865.00	$ 1,978.40
1438 W. Main Street, Suite 101, Carmel, IN 46032	$11,773.00	$ 3,306.65
5724 N. Green Street, Brownsburg, IN 46112	$ 9,800.00	$ 1,662.50

Franchisees:

Please see attached list.

2019 NOBLE ROMAN’S CURRENT FRANHCISEES

Christy Seguin Christy Seguin 10016 110 Ave

Grande Prairie, AB T8V 8L4

MCAC Inc
David Cottrell 3351 Arctic Blvd

Anchorage, AK 99503

IGA Food Cache Gayle Larson
266 Richardson Hwy Delta Junction, AK 99737

Howers IGA Lee Trout 209 Main St

Haines, AK 99827

SOS Value Mart Nancy Hyke

Mile 1.5 Keku Road Kake, AK 99830

Country Foods Grocery Inc Gary Stroh

140 S Willow St Ste A Kenai, AK 99611

Tatsuda's Supermarket Inc Katherine Tatsuda

633 Stedman St
Ketchikan, AK 99901

Williams Inc Sandi White

3816 Tongass Ave
Ketchikan, AK 99901

John Gould & Son Josh Gould

7 Heart Lake Drive King Cove, AK 99612

The Trading Union IGA Barry Morrison
102 N Nordic Dr Petersburg, AK 99833

Northstar Alaska John Wagner
PO Box 69
Quinhagak, AK 99655

Hames Corporation Paul Busby
1867 Halibut Point Rd. Sitka, AK 99835

Fairway Market Tim Fairbanks PO Box 355

Skagway, AK 99840

Cubby's Marketplace Greg Pearson

HC 89 Box 8581
Talkeetna, AK 99676

Bob's IGA Bob Robbins 223 Brueger

Wrangell, AK 99929

Mallott's General Store Larry Powell
PO Box 159

Yakutat, AK 99689

Mitchell Grocery Corp Donna Dean
PO Box 370

Albertville, AL 35950

Mack Johnson Mack Johnson 322 N 4th St Attalla, AL 35954

Fourth Avenue Supermarket Gerard D'Alessandro Jr

528 4th Ave N Bessemer, AL 35020

Belle Foods LLC Dave Dettelbach 800 Lakeshore Pkwy

Birmingham, AL 35211

Piggly Wiggly Brundidge Stanley Garrett

553 N Main St Brundidge, AL 36010

A&R Supermarket Inc Phillip Davis

11028 Hwy 25
Calera, AL 35040

Piggly Wiggly Sage Smoker PO Box 293

Camden, AL 36726

Dadeville Foodland Robert Renfroe 483 N Broadnax St

Dadeville, AL 36853

Wall Street Markets LLC Adam Treadwell
1140 Montgomery Hwy
Dothan, AL 36303

Gateway Foods Inc Greg Waldrop
PO Box 687
Double Springs, AL 35553

Jack's Foodland #505 Larry Smith
5564 Hwy 55 E
Eva, AL 35621

Fairhope Marathon Corp Mick Patel Shailav Sheth 8961 Fairhope Ave

Fairhope, AL 36532

Shop & Save Wade Pierce

1806 Temple Ave N Fayette, AL 35555

Piggly Wiggly Store #33, Inc. John Hanson

7401 Hwy 43
Florence, AL 35634

Fosters Supermarket Gerry Griffin
13474 Hwy 11 S

Fosters, AL 35463

Frisco City Market Jennie Cook
235 Hwy 21 By Pass Frisco City, AL 36445

Bruce's Foodland Scottie Smith
202 Greenhill Blvd Ft Payne, AL 35967

Cash Saver Doug Gregerson 272 N 3rd St

Gadsden, AL 35901

Dennis Foodland Ronnie Perkins PO Box 160

Grant, AL 35747

Piggly Wiggly #41 Keith Taylor

P.O. Box 316 Greensboro, AL 36744

Hackleburg Market Wally Kemp

1515 Old Hackleburg Rd Hackleburg, AL 35564

Goar's Big Star Super Market Tim Goar

2415 11th Ave
Haleyville, AL 35565

Piggly Wiggly of Haleyville Ricky Hicks

P.O. Box 618 Haleyville, AL 35565

Griner's Foodland Chad Griner
PO Box 278
Hazel Green, AL 35750

Headland IGA Inc Keith Hidle 17990 US 431 N
Headland, AL 36345

Piggly Wiggly #267 Joe Chesser
104 River Square Plaza Hueytown, AL 35020

Highway 5 Texaco Nandy Bhagat 1655 Highway 5

Jasper, AL 35503

Teague's Piggly Wiggly Phil Teague

337 9th Ave SW Lafayette, AL 36862

McGehee Road Super Foods Robert Renfroe

2905 McGehee Road
Montgomery, AL 36111

Mega Meats Scott Scoggins 528 E Patton Ave

Montgomery, AL 36111

Renfroe's Foodland Robert Renfroe
9168 Eastchase Parkway

Montgomery, AL 36117

JTM Corporation Gil Milligan
US Hwy 80 W #C

Phenix City, AL 36870

Hills Foodland Johnny Hill 851 Park Rd

Pleasant Grove, AL 35127

Piggly Wiggly #93 Jason Vinson

518 4th Ave SE Red Bay, AL 35582

Piggly Wiggly of Red Bay AL Inc Glen Vinson

PO Box 360
Red Bay, AL 35582

Food Valu Edward Ikard 21501 AL-79

Scottsboro, AL 35768

RK Allen Oil Inc Ken Allen

PO Drawer 456
Talladega, AL 35161

Torch 85 Travel Center LLS Akhil Patel

3903 County Road 53
Tuskegee, AL 36083

Piggly Wiggly York Paul Latendress PO Box 217
York, AL 36925

Knight's Grocery Johnny Garcia
1701 W DeWitt Henry Dr Beebe, AR 72012

Hays Store Inc Amy Louise Gullic 200 E Main
Blytheville, AR 72315

Bill's Food Center Wesley Burruss 5194 Hwy 367 N

Bradford, AR 72020

Hometown Grocery Roger Hoskins

112 W 3rd
Hermitage, AR 71647

Tim's Food Store Willie Hillburn 1109 Spruce St

Lewisville, AR 71845

Sherwood Wholesale Ron Tillman
3190 Little Rock Rd Rose Bud, AR 72137

Harp's Food Stores Inc John Clark
PO Box 48

Springdale, AR 72765

Dimum Inc d/b/a Jade Super Foods Dean Mulloli
9217 Strong Hwy

Strong, AR 71765

Bee's Marketplace Mark Knudson 1725 S Central

Centennial Park, AZ 86021

Shannon Capital Inc d/b/a Ditty's Kelly Flannery

4722 S Pablo Pass Ct Gilbert, AZ 85297

Gordon's IGA #207 Norm Warren

PO Box 549
Kearny, AZ 85137

Pro's Ranch Market Jose Loera

1602 E Roosevelt
Phoenix, AZ 85006

Thriftee Food & Drug Justin Millar

755 S Central Ave Safford, AZ 85546

Del Sol Market #12 Jorge Urrea

1930 Juan Sanchez Blvd. San Luis, AZ 85349

Del Sol Market Marcela Pazos
656 San Luis Plaza Dr San Luis, AZ 85349

J & J Stores, LLC d/b/a Food and Things Ronnie Jamil
4995 N. Granite Reef Scottsdale, AZ 85251

Del Sol Market Gina Salvido
29854 Los Angeles Ave Wellton, AZ 85356

Del Sol Market Guadalupe Apodaca 367 W 16th St.

Yuma, AZ 85364

Murphy's Market, Inc. Don Rosebrook

785 Bayside Rd.
Arcata, CA 95521

J.J. Market, Inc. Gordon Foy

2792 Halycyon Rd.
Arroyo Grande, CA 93420

Dillon & Sons, Inc. Raj Dillon
35301 7th Standard Road Bakersfield, CA 93308

Rainbow Market Jeremy Obedi 430 Baker St

Bakersfield, CA 93305

Rio Ranch Market Zee Haifa
3317 W. Ramsey

Banning, CA 92220

My-T-Fine Foods Inc Kyle DeFoer

21919 Hwy 299 E
Bella Vista, CA 96008

Ben Lomond Market Christa Shananman 9440 Mill St.

Ben Lomond, CA 95005

Doucette LLC d/b/a Community Market Mark Doucette

PO Box 800
Big Bear City, CA 92314

Carroll's Market Dean Rossi

136 S. Main St.
Big Pine, CA 93513

Bishop Market Ray Akari

2110 N Main St Bishop, CA 93514

La-Colmena Market Rene Teinado

1191 H Street
Brawley, CA 92227

Handy Market, Inc. Mark Arzoian
2514 West Magnolia Blvd. Burbank, CA 91505

Canyon Lake Market Hanni Taha
31682 Railroad Canyon Rd Canyon Lake, CA 92587

KV Mart Co David Beale
1245 E Watson Center Rd Carson, CA 90745

Super Toro Loco Daher Halum 68395 Ramon Rd

Cathedral City, CA 92234

Sandra Parriott Sandra Parriott PO Box 10

Cedarville, CA 96104

Black Pearl 98 Inc Narinder Singh

100 S Chowchilla Blvd Chowchilla, CA 93610

Carnival Supermarket Jihaan Barbat
870 Third Ave

Chula Vista, CA 91911

Petro Consultanting Eric Dransfield 3733 Main St

Chula Vista, CA 91911

Sunny's Market Malik Healu
449 Broadway St Chula Vista, CA 91910

Fresco Supermarket Davis Lee

15233 E Gale Ave
City of Industry, CA 91745

Foods Etc. Dennis Darling

15920 Lakeshore Dr.
Clearlake, CA 95422

Dan Kuchman d/b/a I-5 Food Mart Dan Kuchman

25203 West Dorris Avenue Coalinga, CA 93210

Hillside Market Dave Hill

28420 Yosemite Springs Pkwy Coarsegold, CA 93614

Super A Foods Inc Raul Alvarez

7200 Dominion Circle
Commerce, CA 90040

Unified Grocers Fred Ruehl 5200 Sheila St

Commerce, CA 90040

Solano Market Dong Park
2191 Solano Way
Concord, CA 94520

Circle K Stores, Inc. Joy Powell
495 E. Rincon St., Ste. #150
Corona, CA 92879

Irvine Ranch Market David Wong
2651 Irvine Ave., Suite J 1 A Costa Mesa, CA 92627

Keith's Family Food Center Mark Smith

P.O. Box 575 Covelo, CA 95428

Goodwins Markets David Grotewald PO Box 3269

Crestline, CA 92325

Cutler Food Mart Yakoob Muhamed 40312 Rd 128

Cutler, CA 93615

Jack's Gas & Deli
Haitam "Nathan" Mohamed 40312 Rd 128

Cutler, CA 93615

State Market KC Singh
1020 Cecil Ave

Delano, CA 93215

J&S Oil Enterprises LLC Akram Ali
24721 Gingerwood Diamond Bar, CA 91765

Parkers Corner Harminder Bhogal 9305 Midway

Durham, CA 95938

Mnts Inc Sean Taat

633 W Manchester Blvd Englewood, CA 90301

Valley Max Supermarkets Sam Badrani

2040 E Valley Pkwy Escondido, CA 92027

Waris Enterprise, Inc. Rajinder Sandhu 7891 Mirabel Rd

Forestville, CA 95436

KP International Market Larry Fults

10971 Olson Dr
Francho Cordova, CA 95670

Frazier Park Market Inc Jack Johnson

PO Box 2080
Frazier Park, CA 93225

California Fresno Investment Co. d/b/a Bad Bud's
D.W. Ruschhaupt, Jr. 3242 E. Garrett Ave. Fresno, CA 93706

SDM Bros Inc Gurcharan Singh 4811 E Butler Ave Fresno, CA 93727

Evergreen Markets, Inc. Nathan Tucker
PO Box 298
Greenville, CA 95947

Klamath Kingfisher Inc Erin Hillman

143 Davis Rd
Happy Camp, CA 96039

Wiley's Supermarket, Inc. Kenny Wiley

P.O. Box 1000 Hayfork, CA 96041

Arrow Petroleum Inc Paul Baskaron

636 W Florida Ave Hemet, CA 92543

Wally's Marketplace Wally Daoud
836 Palm Ave

Imperial Beach, CA 91932

R-Ranch Markets Inc Nasser Shalabi 13985 E Live Oak Ave Irwindale, CA 91706

Sierra Gateway Markets Mark Preston
13432 Sierra Way

Kernville, CA 93238

Los Compadres Meat Market Marleny Merino

161 S Main St
Lake Elsinore, CA 92530

So Cal Recreation, Inc. Charles Kinstler 22771 Centre Dr.

Lake Forest, CA 92630

County Fair Market, Inc. Mike Anderson

10415 Main St.
Lamont, CA 93241

Family Food Land Market, Inc. Mike Anderson

10415 Main St.
Lamont, CA 93241

Farmer's Mart Normy Mashhour

8202 Pearlblossom Hwy
Littlerock, CA 93543

Mar-Val Food Stores Inc Nancy Worthy

856 N Sacramento St Suite C Lodi, CA 95240

Lone Pine Market Ray Akari
119 S Main St
Lone Pine, CA 93545

Fresco Community Markets LLC Helena Jubany
5914 Monterey Rd. Los Angeles, CA 90042

Jons International Marketplace Rose Bueno
5315 Santa Monica Blvd Los Angeles, CA 90029

Root 3 Corporation Veronica Diaz

4040 W Washington Blvd Los Angeles, CA 90018

Sky's Gourmet Family of Companies Mary Burrell

5408 W Pico Blvd
Los Angeles, CA 90019

Lucerne Valley Market Bob Richards

PO Box 749
Lucerne Valley, CA 92356

Ord Market, Inc. Darryl Choates 2700 Imjin Road

Marina, CA 93933

Pioneer Market & Pharmacy Jason Dubberke
P.O. Box 2128 Mariposa, CA 95338

Farmers Market Place Sabrina Boggs
1912 Covillaud St

Marysville, CA 95901

Save Mart Supermarkets Don Prince

PO Box 4278
Modesto, CA 95352

Magali Morones Magali Morones 13806 McDonnel

Moreno Valley, CA 92553

Spencer's Summer Fresh Markets John Daly

2650 Main St
Morro Bay, CA 93442

Sierra Hills Market, Inc. Michael Croshaw

117 E. Hwy 4
Murphys, CA 95247

North Shore Sentry Larry Montgomery 2265 Hwy 20

Nice, CA 95464

Anjels, Inc. Sam Khalil

P.O. Box 272
New Cuyama, CA 93254

Parvinder Singh Parvinder Singh 3840 Madison Ave

North Highland, CA 95660

Newport Bay Liquor, Inc. d/b/a Bal Harbor Liquor

Harpreet Grewal 510 E. Balboa Blvd.
Newport Beach, CA 92661

Gazzali's Supermarket Corp. Mike Gazzali

7000 Bancroft Ave.
Oakland, CA 94605

Big O Gas Deli & Grill Khaled Ahmed 12588 Ave 416

Orosi, CA 93647

Collins & Denny Corp Sam Hasroun

434 Plumas Ave
Oroville, CA 95965

Food Express Gary Singh

671 Montgomery Street
Oroville, CA 95965

Lakeside Market Sue Martin
5252 Olive Highway

Oroville, CA 95966

Oceana Market Matt Eager
200 Eureka Square

Pacifica, CA 94044

Village Center Market Mike Kridi
9508 E Palmdale Blvd Palmdale, CA 93591

Stumps Village Markets Dirk Stump

3770 Voltaire Ave. Point Loma, CA 92107

Guadalejara Supermarkets Caterinna Bautista

566 E Date Ave Porterville, CA 98257

Sierra Minit Marts, Inc. Don Forrester

101 W. Morten
Porterville, CA 93257

Daniel's OCM, Inc. Ron Renner

1320 "D" St.
Ramona, CA 92065

Tower Energy d/b/a Tower Market Greg Lynch
1495 Lake Blvd.

Redding, CA 96003

Oak Creek Market, Inc. Ron Renner

1320 "D" St.
Ramona, CA 92065

Gerrards Markets Tom Reingrover
705 W. Cypress Ave. Redlands, CA 92373

Oak Creek Market, Inc. d/b/a Daniels Market

Ron Renner 1320 "D" St.
Ramona, CA 92065

Delucchi's Market Enrique Sanchez 3640 Florence St

Redwood City, CA 94063

Redwood Valley Market Inc Anthony Chehada

999 School Way
Redwood Valley, CA 95470

Maxi Foods Market Ignacio Enriquez 4050 University Ave

Riverside, CA 92501

Rama Management Inc Raju Vatsavai

5720 Sycamore Canyon Blvd Riverside, CA 92507

Village Market Nizzar Issa

PO Box 3470
Running Springs, CA 92382

Arcade Market Mandeep Kaur

3173 Marysville Blvd
Sacramento, CA 95815

Compton's Market Marty Wong

4065 McKinley Blvd
Sacramento, CA 95819

Kings Supermarket Sam Alkakos
400 E El Camino Avenue Sacramento, CA 95815

Micnan LLC d/b/a Tooley Oil Company David Tooley
1111 Exposition Blvd Suite 600
Sacramento, CA 95815

Viva Supermarket Sean Loloee
4211 Norwood Ave
Sacramento, CA 95838

Ali Family Inc Walid Ali

4600 Broadway
Salida, CA 95368

Food Bargain Market Jay Naoom

6261 Imperial Ave San Diego, CA 92114

Fresh Garden Market Ricardo Hernandez 4291 Market St

San Diego, CA 92102

Keil's Food Stores Brian Hair
3015 Clairmont Dr. San Diego, CA 92117

Mi Familia Supermarkets Fausto Gutierrez
420 S Meadowbrook San Diego, CA 92114

Siesel's Meats Robert Cababas 4131 Ashton St

San Diego, CA 92109

Windmill Farms Market Angie Martinez

6386 Del Cerro Blvd San Diego, CA 92120

Tresierras Supermarkets Arturo R Tresierras

1160 N Maclay Ave, Ste 200 San Fernando, CA 91340

Food and Liquor World Steve Golchehreh

728 Post St.
San Francisco, CA 94109

SJCC Inc
Behrad Dashti
32001 Camino Capistrano

San Juan Capistrano, CA 92675

Marina Supermarket Roban Saeed
2181 Doolittle Dr

San Lendro, CA 94577

Blue Star Market Inc Terry Konja
500 W San Marcos Blvd Suite 100 San Marcos, CA 92069

Trag's Market, Inc. Barbara Lentz

303 Baldwin Ave.
San Mateo, CA 94401

Las Montana's Market Tim Najib

13901 San Pablo Ave San Pablo, CA 94806

Marinwood Market Jeanne Fitzgerald 155 Marinwood Ave San Rafael, CA 94903

Dyer Fuel Inc
Nasser (Nick) Noduoust 1351 E Dyer Rd

Santa Ana, CA 92705

Shinder Inc d/b/a S Mart Food Store Johnny Singh

811 N Fairview St Santa Ana, CA 92073

Superior Grocers Agustin Cabrera 15510 Carmenita Rd Santa Fe, CA 90670

Dave's Market LLC David Berry
320 W 3rd St
Santa Rosa, CA 95401

Vineyard Creek Gas & Market, LLC Larry L. Wasem
414 Aviation Blvd. Santa Rosa, CA 95403

Don's Market Don Brown 30250 Hwy 78
Santa Ysabel, CA 92070

Scotts Valley Market Ron Clement Jr

14 Victor Square
Scotts Valley, CA 95066

Charon Apple Market Paul Charon

111 Central Valley Hwy Shafter, CA 93263

Farmer's Sentry Supermarket Ron Mancasola

4525 Shasta Dam Blvd Shasta Lake, CA 96019

El Rancho Marketplace Greg King
2886 Mission Dr.

Solvang, CA 93463

Nielsen's Market, Inc. Kim Jensen
608 Alamo Pintado Rd Solvang, CA 93463

PriceCo Foods Randy Toy
13765 Mono Way

Sonora, CA 95370

Lunardi's Supermarket, Inc. Christopher Booth

432 North Canal St., Suite 22 South San Francisco, CA 94060

Valley Farm Market, Inc. Robert Wainscott

9040 Campo Rd.
Spring Valley, CA 91977

DMLS d/b/a Susanville Supermarket Richard Barber

50 Grand Ave.
Susanville, CA 96130

Oil and Water Pachanga Parkway LP Lawrence Kourie

30515 Temecula Pkwy
Temecula, CA 92592

Seaside Market Frank Lopez

3801 Pacific Coast Hwy Torrance, CA 92505

Tower Energy Group Gary DeFraga

1983 W 190th St., Ste. 100
Torrance, CA 90504

Island Cove Abdo Nasser 150 4th St., Ste 1
Treasure Island, CA 94130

J&T, Inc. d/b/a Pueblo Ranch Market Jamal Abuomar
14827 7th St.
Victorville, CA 92395

Big Al's Market Corey Harges 422 Main St.
Wheatland, CA 95692

Shop N' Save Market Yassen Ali

421 7th Street
Williams, CA 95987

Castaneda's Market Jose Castaneda

8465 Old Redwood Hwy Suite 601
Windsor, CA 95448

Nugget Market, Inc. Kraig Brady

168 Court St.
Woodland, CA 95691

Skywood Trading Post Taghreed Nasrah 17287 Skyline Blvd

Woodside, CA 94062

Mr Paul's Market Vino Dewan
2255 Butte House Rd Yuba City, CA 95993

Hometown Food Markets Ed Sowards
512 Main St

Antonito, CO 81120

Clark's Market Brian Morrison

215 S Monarch St, Ste G103 Aspen, CO 81611

The Grocery Store Paul Peeples

381 Colorado Dr
Bayfield, CO 81122

Fairplay Markets LLC d/b/a Prather's James Dean

PO Box 1554
Fairplay, CO 80440

Village Market, Inc. Jim Schrock

P.O. Box 459
Glenwood Springs, CO 81602

Columbine Market, Inc. Howard Tuthill

210 Crest Wood Dr. Gypsum, CO 81637

Reyman's Grocery Tracy Reyman 100 S Main

Holly, CO 81047

Charlie's Market Deb Messier
PO Box 65
La Veta, CO 81055

The Country Store Nancy Chambers 916 N Hwy 149
Lake City, CO 81235

Thaxton's Market Brent Thaxton 117 Bent Ave
Las Animas, CO 81054

Family Food Town Kelly Myers

PO Box 760
Palisade, CO 81526

Ridgeway Mountain Market Darin Hill

490 Sherman
Ridgeway, CO 81432

Sim's Market Chris Forbes 3971 Big Horn Rd Vail, CO 81657

Suru LLC d/b/a Ksk Foodmarket Sarveshwar Patel
141 Nott Hwy

Ashford, CT 06278

Ted's Food Market Deborah McNary 127 Main St.
Hebron, CT 06237

Bozzuto's, Inc. d/b/a Adams Super Food Stores
David Hess PO Box 486
Cheshire, CT 06410

Davis IGA, Inc. Gary Davis

27 Kent Green Blvd. Kent, CT 06757

Guilford Food Center Ron Rosa
77 Whitfield St.

Guilford, CT 06437

Village Market & Gas II LLC Vin DeRosa
903 Exeter Rd
Lebanon, CT 06749

Northford Stores Nick Demos
1405 Middletown Ave Ste 6

Northford, CT 06472

Natures Art Village Linda Phillips
1650 Route 85

Oakdale, CT 06370

Better Val-U Surpermarkets Frank Bokoff
663 Norwich Rd

Plainfield, CT 06374

Tops Markets John Salerno

887 Mariden Waterbury Rd Plantsville, CT 6479

K&L, Inc. of Connecticut d/b/a Oliver's Supermarket

James Noble
75 Waterbury Rd.
Prospect, CT 06712

Service America Corporation, d/b/a Centerplate, Inc.

Rina Teran, Legal Dept.

2187 Atlantic Street, 6th Floor Stamford, CT 06902

Tri-Town Foods Jack Fitzpatrick

601 Norwich New London Turnpike Uncasville, CT 06360

MFV Enterprises, Inc. Jim Magee

190 Weston Rd.
Weston, CT 06883

Windham IGA Rob Bounomano 422 Windham Rd.

Willimantic, CT 06226

Winsted Supersaver, Inc. Wendy Lemieux
372 Main St.

Winsted, CT 06098

Capitol Supermarket Doo Park
1231 11th St NW

Washington, DC 20001

Launch Newark LLC Jason Avant
200 Interchange Blvd

Newark, DE 19711

Delaware Supermarkets Inc Chris Kenny

1600 W Newport Pike Wilmington, DE 19804

Inversiones Her-la, S.R.L. Leopoldo Gonzalez Lama Avenue 27

Santa Domingo, DR

Hitchcock's Markets Charles Benberry

15560 NW US Hwy 441 Ste 200
Alachua, FL 32615

Ramsey Piggly Wiggly Rebecca DeVuyst 20118 W Central

Blountstown, FL 32424

Bonifay IGA Chuck Dockery

507 S Mathushek St Bonifay, FL 32425

Mixon Fruit Farms Dean Mixon

2525 27th St E
Bradenton, FL 34208

The Grocery Store Jared Thomas
35 Jefferson St
Chattahoochee, FL 32324

MJM Food Stores #2 LLC Milan Patel
670 South County Road 419
Chuluota, FL 32766

Twin Lakes Supermarket Inc Scott Hayles
1814 US Hwy 90 W
DeFuniak Springs, FL 32433

The Village Grocer Tony Harmon

PO Box 4317
Dowling Park, FL 32060

AMI 53 LLC
Syed Ali

1300 NE 4th Ave
Fort Lauderdale, FL 33304

Food Depot #2 Rob Lewis

66 State Hwy 20 E
Freeport, FL 32439

Big Bend Fuel Inc Chris Bruckner 6912 Big Bend Rd

Gibsonton, FL 33534

Fausto's Food Palace, Inc. Alton Weekley
1105 White St.
Key West, FL 33040

Leuenberger Enterprises, Inc. Charlie Leuenberger
5355 Cotton St.

Graceville, FL 32440

Spires IGA Mike Spires 610 SW 1st St
Lake Butler, FL 32054

Team Z Entertainment LLC d/b/a Rebounderz
David Zorn

14985 Old St Augustine Rd Unit 123 Jacksonville, FL 32258

Malone Foods IGA Ben White

PO Box 748
Malone, FL 32445

Williamson's Food Store Brian Williamson

840 FL-21
Melrose, FL 32666

B & R Supermarket, Inc.` Max Milam

11 N. Royal Poinciana Blved., Ste. 100 Miami Springs, FL 33166

Thuc Empire Inc Thuc Trong Nguyen

1051 W Sand Lake Rd Orlando, FL 32809

Big Top Supermarket #2 Kenneth Shaw
1353 Coastal Hwy
Panacea, FL 32348

AMI 57 LLC d/b/a AMI 70 Food Mart Ali Hamid
700 W 23rd St Suite D29 Panama City, FL 32405

AMI 63 LLC d/b/a AMI 67 Food Mart Ali Hamid
3401 US-98 Bus
Panama City, FL 32401

AMI Stores Management Inc Ali Hamid

700 W 23rd St Suite 30D Panama City, FL 32405

Apple Market Inc Cory Dull

1021 Scenic Hwy
Pensacola, FL 32503

Duren's Piggly Wiggly John Clarrey

125 W Hwy 98
Port Saint Joe, FL 32456

Rebounderz-Midwest LLC Al Palladino
605 Hickman Circle

Sanford, FL 32771

Mt Plymouth IGA Nakul Patel 31431 N CR 435

Sorrento, FL 32776

Circle K Stores, Inc. Elisa Goria
12911 Telecom Pkwy.

Tampa, FL 33637

City Discount Food Mart Mayank Patel

8925 N Boulevard
Tampa, FL 33604

Rich's IGA David Rich

201 W River Road Wewahitchka, FL 32465

Dorsey's Supermarket Dorsey Holt

103 Brookside Dr
Adel, GA 31620

Mike's Country Stores Michael Rogers

1629 South Philema Rd Albany, GA 31701

Jay's IGA Jay Williams

1022 Pierce St
Alma, GA 31510

Mercado Fresco LLC Lisa Reeves

4166 Buford Hwy, Box G3 Atlanta, GA 30345

Southwest Georgia Oil Co. d/b/a Inland Michelle Weckstein
1711 E Shotwel St Bainbridge, GA 39819

Dixie Dandy IGA Walter H Goodman 1015 Dothan Rd
Banbridge, GA 39817

Freshway Markets - Bryce Emory Inc Mike Howell
335 College Dr
Barnesville, GA 31008

Costcutter Nottley Dam LLC Hitesh Patel

40 St Hwy 325
Blairsville, GA 30512

Cairo IGA
Troy Singletary 110 2nd Ave SE Cairo, GA 39828

Rockdale Grocery Inc Wendell (Scott) Lewis PO Box 1517

Conyers, GA 30012

Dennis Barot d/b/a Your Supermarket Dennis Barot
605 B W 16th Ave Cordele, GA 31015

Fresh Valu Foods Woo Lee
2626 Rainbow Way

Decatur, GA 30034

Piggly Wiggly #173 Mike Stone
140 E Broad St Doerun, GA 31744

McDaniel Grocery Inc d/b/a Piggly Wiggly #287

Kevin McDaniel 1000 S Tennille St
Donalsonville, GA 39845

J&J Foods Tauna Rucker PO Box 977

Gainsville, GA 30503

Pitts Bros Convenience Stores Dwayne Pitts
275 Hwy 19 South
Leesburg, GA 31763

Piggly Wiggly #025 Kun Chon

3100 Washington Rd East Point, GA 30344

Convenience Stores, Inc. d/b/a Piggly Wiggly

Bobby Lavender 1010 E. 3rd St.
Jackson, GA 30233

Wayfield Foods Inc Gregory Edenfield PO Box 1370
Lithia Springs, GA 30122

Block N Blade Butcher Shop, Inc. Donna Eskew

7433 Sput Springs Rd., Ste. 103 Flowery Branch, GA 30542

Market Place - Piggly Wiggly Amyn Meghani

415 Lee St
Jefferson, GA 30549

Thriftway Galaxy Food Store Michael Grimes

178 S Victory Dr Lyons, GA 30436

Foothills IGA Jeff Downing

70 Foothills Pkwy Marble Hill, GA 30148

Gratis Store Inc Jennifer Schwebel

1986 Emmett Doster Road Monroe, GA 30656

Hemrick's Super Thrift Colon Hemrick

10 Franklin Rd
Newnan, GA 30263

Nicholls IGA Andy Thomason 101 N Liberty St

Nicholls, GA 31554

Wild Animal Safari, Inc. James Meikle
P.O. Box 1197

Pine Mountain, GA 31822

Roberta Piggly Wiggly Jim Owenby
490 E Crusselle St Roberta, GA 31078

Dills Food City Inc Tracy Dilworth 721 Cook St

Royston, GA 30662

Red & White Foods Mitch Jones

3310 Ogeechee Rd
Savannah, GA 31405

Piglet Supermarkets, Inc. Thomas "Bubba" Rogers 1053A Second St.

Soperton, GA 30457

Suggs Valley Fresh Market Todd Suggs

222 Central Ave
Trion, GA 30753

Rubo's
Milton Patrick 1627 Pine Street

Unadilla, GA 31091

Satilla Grocery Inc Les Youmams 21300 Hwy 82 Ste A

Waynesville, GA 31566

Layan and Suhaib Inc Ziad Abuziad
517 Midland Ave
Winder, GA 30680

IGA Woodbine Gunjan Patel 908 Georgia Ave
Woodbine, GA 31569

American Grocery William Wong
148 E Marine Drive Dededo, Guam 96929

Times Supermarkets Chris Borden

3375 Koapaka St D-108 Honolulu, HI 96819

Island Grocery Depot Jon Yasutake

PO Box 517
Kahului, HI 96733

Dahl's Foods Kyra Eidbo

4343 Merle Hay Road Des Moines, IA 50310

Sandhu Inc Harjit Chaudhary 630 SW 9th St

Des Moines, IA 50309

Barnes Foodland Michael Barnes 622 10th St

DeWitt, IA 52742

Stokes Market Steve Stokes 185 N. Main St.

Aberdeen, ID 83210

Kens Food Market Sherrie Garner 548 Tyage Ave

American Falls, ID 83211

A&A Market Kent Cummins PO Box 836

Arco, ID 83213

Dave's Market Dave Jacobson PO Box 744

Ashton, ID 83420

Atkinson's Valley Market Jim Carlson

PO Box 835
Bellevue, ID 83313

Kesler's Market Bob Kesler

925 W Bridge St Blackfoot, ID 83221

M&W Markets Jim Tate

3310 S Gekeler Lane Boise, ID 83706

Loveland's General Store Blake Loveland
45 N Superior St Cambridge, ID 83610

Adamson's Brent Adamson PO Box 129
Carey, ID 83320

Lamb's Market Scott Lamb 1307 E Hwy 93 S
Challis, ID 83226

Village Square Tonya Clifford PO Box 7070

Challis, ID 83226

Corner Market Traci Stewart 412 E 1st St

Glenns Ferry, ID 83623

Southside Market Brock Lenz

PO Box 848
Glenns Ferry, ID 83623

Cook's Saul Cook
501 Main St

Gooding, ID 83330

Chappels Market Gary Chappel 180 S. State St.

Hagerman, ID 83332

Bisharat Market Rashid Bisharat 177 Main St

Inkom, ID 83245

Robins Roost Doug Drake

4150 N Big Springs Loop Rd Island Park, ID 83429

Ivie's Market Justin Ivie PO Box 366

Mackay, ID 83251

Thomas Market Jerry Thomas 170 S Main St Malad, ID 83252

Corey Watson d/b/a Glenwood IGA Corey Watson

P.O. Box 2079 Orofino, ID 83544

S&S Foods Sammy Bhardwaj 501 S Main St Pierce, ID 83546

K&B Kwik Stop Dave Kraning

150 Jefferson Ave
Pocatello, ID 83201

Nel's Bi-Lo Barry Dutton 333 N 15th Ave
Pocatello, ID 83201

Floyd's Harvest Foods Dan Akins
PO Box 545
Potlatch, ID 83855

Moldenhauer Inc Mike Moldenhauer 618 North 2nd East Rexburg, ID 83440

Broulim's Super Market, Inc. Robert Broulim

182 N. State St. Rigby, ID 83442

Riggins One Stop Kim Zolman

PO Box 466
Riggins, ID 83549

Saveway Market Nathan Bills

PO Box 640
Salmon, ID 83467

McGregor Stores Brian McGregor 105 E. College

St. Maries, ID 83861

Moody's Market, Inc. Chester Schilling
40 Homer Dr.

St. Maries, ID 83861

Star Mercantile Justin Woods PO Box 39

Star, ID 83669

Genesee Food Centers Gary Collins

1803 Hwy 99
Troy, ID 83871

Ridley's Family Markets Lisa Koompin

621 Washington St. S. Twin Falls, ID 93301

Swensen's Markets, Inc. Benjamin Swensen

115 Addison Ave. Twin Falls, ID 83301

S&W Supermarket Gerald White

23 N Main St Altamont, IL 62411

El Paso Grande Jaime Rodriguez 634 E New York St Aurora, IL 60505

Stroemer Foods Inc Michael J Stroemer 575 Rodgers St

Barry, IL 62312

Beecher City Foodliner Tim Fasnacht
107 Charles St Beecher City, IL 62414

CL Quick Stop of Belvidere Kevin Olsen
1901 N State St Belvidere, IL 61008

Tom's Family of Stores Thomas J Schmutz 22310 E Webb Rd Bluford, IL 62814

Ludlum Food Market Gary Ludlum

1001 Cole St
Bushnell, IL 61422

Village Fresh Market Jerry Kosmetatos 350 Lake Marian Rd

Carpentersville, IL 60110

Kirby Foods Inc Connie Alcorn

4102 B Fieldstone Rd Champaign, IL 61822

Cermak Fresh Market Dan Mondane
2701 W North Ave Chicago, IL 60647

County Fair Food Inc William Baffes
10800 South Western Ave Chicago, IL 60643

Fairplay Finer Foods Billie Jo Palaggi 4640 S Halsted St Chicago, IL 60609

Happy Foods William Tarant 6415 N Central

Chicago, IL 60646

One Stop Foods Dennis Kaldis PO Box 53545

Chicago, IL 60653

Potash Markets Peter Kryger

1525 N. Clark Street Chicago, IL 60610

Rico Fresh Market David Villegas 3552 W Armitage

Chicago, IL 60647

Country Squire Foods Jeff Jaber

113 W Joe Orr Rd
Chicago Heights, IL 60411

Supermercado La Chiquita Cermak Lulu Jimenez

4926 W Cermak
Cicero, IL 60650

Clinton IGA, Inc. Michael Chapman 220 E. Van Buren St. Clinton, IL 61727

Eagle Enterprise Inc Debra Mueller
110 S Randolph St Coulterville, IL 62237

Narain Gulebani Basheer Kaid 3401 E. Main
Danville, IL 61832

Decatur Sparetime Lanes, Inc. Gary Haines

2870 N. Jasper St. Decatur, IL 62526

Shop & Save Market Rory Hancock

518 Metropolitan Way Des Plaines, IL 60016

Frey Enterprises, Inc. Joe Frey

308 N. Main St. Dupo, IL 62239

Save-A-Lot Effingham Jeanette Gates
101 Keller Dr

Effingham, IL 62401

Eldorado Big John Dan Doughty
PO Box 288

Eldorado, IL 62930

Dave's Supermarket Mark Steffen
120 S 3rd St Fairbury, IL 61739

Farmer City Market Nick Patel

404 S Main St
Farmer City, IL 61842

Tom's Supermarket Richard Cashion

369 Market Place Drive Freeburg, IL 62243

Russell Oil Company Leon Russell

PO Box 73
Galatia, IL 62935

Valli Produce International Fresh Market

Joe Delulio 155 North Ave
Glendale Heights, IL 60139

Jacksonville County Market Laurie Welsh

1255 W Morton
Jacksonville, IL 62650

Greenup IGA Brad Williams 201 Cumberland

Greenup, IL 62428

Lanark Food Center Trushar Patel
113 N Broad St Lanark, IL 61046

Tom Hayes Tom Hayes

110 W Quincy Box 494
Griggsville, IL 62340

Mike's Market Mike Frost
133 N Church St Louisville, IL 62858

D&S Foods Mike Brand 120 Bluff St

Marseilles, IL 61341

Jambaa Inc dba Kraemart Mike Kraemer

209 W Cumberland
Martinsville, IL 62442

L&M Grocery Leonard DeRousse PO Box 306

Martinsville, IL 62442

L&M Grocery Leonard DeRousse 308 E Black St Martinsville, IL 62442

Mason City IGA Jeff Ohney
201 West Elm

Mason City, IL 62664

Mark's My Store Larry Cowell 1512 Marion Ave

Mattoon, IL 61938

Food Park Oleta Higginson

Route 14 W Randolph St McLeansboro, IL 62859

Cut Mart
Ali Abukhdair 201 Main St

Mound City, IL 62963

Mt Sterling IGA Steve Kremer

200 S Pittsfield Rd Mt Sterling, IL 62353

Midway Liquor and Tobacco Inc Greg Patel

2516 Veterans Memorial Dr Mt Vernon, IL 62864

Garden Fresh Naperville Nir Mor

955 W 75th St Naperville, IL 60565

Neoga IGA
Sandra Szatkowski 186 W 6th St Neoga, IL 62447

JDM Grocery, Inc. Jesse Mitsdarffer PO Box 287
Oakwood, IL 61858

Foodtown Ken Newton 26650 Hwy 3
Olive Branch, IL 62969

Kaufman's SuperValu Jim Kaufman
204 N 4th St Oregon, IL 61061

Paxton IGA Craig Riecks

144 West Pells Street Paxton, IL 60957

Topway Foods Jim Harrison 1205 Main St.

Pecatonica, IL 61063

Shree Harikrupa, Inc. Navin Dodia

800 NE Jefferson Avenue Peoria, IL 61603

Pulaski Valu Mart Gary Showmaker PO Box 271

Pulaski, IL 62976

Red Bud IGA Rebecca Carroll 1010 S Main St Red Bud, IL 62278

Kelley Williamson Co Mark Long
1132 Harrison Ave

Rockford, IL 61104

Kirchoff Gas and Food Mart Inc Ravi Harsoor

4200 Kirchoff Rd
Rolling Meadow, IL 60008

Meehan's IGA #2 Tom Meehan

PO Box 138
Roodhouse, IL 62082

Art's Super Mart Inc Joseph Dewey

29 N Eddy St Sandwich, IL 60548

KD Market Thomas Kleszyk 1102 S Roselle Rd

Schaumburg, IL 60193

Seneca Food Mart P Patel

271 S Main St Seneca, IL 61360

Selex LLC Jill Donovan

3327 Howard St
Skokie, IL 60076

Spring Valley Supermarket Robert Lee
117 S Spaulding
Spring Valley, IL 61362

Blue Goose Market Matt Bank
300 S 2nd St
St Charles, IL 60174

Wessel's Deli John Wessel 101 E Main St
Teutopolis, IL 62467

Toledo IGA Mark Talley

816 Courthouse Square
Toledo, IL 62468

Toluca IGA Mark Cherny

124 W Santa Fe Ave Toluca, IL 61369

Trenton IGA Bruce Becker 491 E Broadway

Trenton, IL 62293

Wayne City Phillips 66 Darren Greenwalt 107 N Main

Wayne City, IL 62895

Bellettini Foods Kirk Bellettini 1085 S Water St

Wilmington, IL 60481

Grand Food Center Tim Lichter
606 Greenbay Road

Winnetka, IL 60093

Worth BP Inc Dipak Bhatt

10631 Southwest Hwy
Worth, IL 60482

Albion Village Foods Brian Zumbrun

605 S Orange
Albion, IN 46701

Harvest Supermarkets, Inc. Don Murphy

915 Jackson St
Anderson, IN 46016

PARI, Inc.
Dharmesh Patel 1340 E. S.R. 46

Batesville, IN 47006

RS Oil Inc Raghbir Singh 333 Lincoln Ave

Bedford, IN 47421

Berkeley Finer Foods Dennis D'Amato 5447 St Charles Rd Berkeley, IN 60163

Heri Seven Inc Raj Patel
601 E 10th St Bloomington, IN 47408

Ram Krupa Inc Niru Patel
9200 S Old State Road 37
Bloomington, IN 47403

TyBen, Inc. Brad Holmes 3890 W. 3rd St.
Bloomington, IN 47404

Posey's Supermarket Richard Draeger

310 E Locust St Booneville, IN 47601

Page's Food Store William Kinley 120 S Forest Ave Brazil, IN 47834

Bellman Oil Co Inc Jamie Bellman 550 E 2nd St Bremen, IN 46506

R&M Food Markets Julie Ekstrom
501 South St

Brookston, IN 47923

Brownsburg BP Inc Kamal Jit Singh
51 Hornaday Rd

Brownsburg, IN 46112

Family Mart Ricky Singh
5726 N State Road 67

Bruceville, IN 47516

Kaiser's Supermarket Jeffrey Kaiser

PO Box 414
Butler, IN 46721

Keywest, LLC Tameka Arthur PO Box 310

Camby, IN 46113

Laser Flash, Inc. Peter Murphy

617 Third Ave. SW Carmel, IN 46032

Pavey's Grocery Carthage John Pavey

12 N Main
Carthage, IN 46115

Kemper's Market Mark Kemper

424 N State Street Chandler, IN 47610

Clayton Petroleum Inc Kulwinder (Sonny) Singh 5871 Liberty Parkway

Clayton, IN 46118

Scott Oil Inc Brent Scott PO Box 385
Clinton, IN 47842

Raj and Baj Corp. Rajwinder Kaur 1013 N. Main St.
Cloverdale, IN 46120

Goss Grocery LLC Adam Goss
5418 S. SR 109
Columbia City, IN 46725

Bigfoot Food Stores, LLC
P.O. Box 347 Columbus, IN 47202

Circle K Midwest, LLC Jim King

4080 W. Jonathan Moore Pike Columbus, IN 47201

Mahantlife Inc Dhaval Kadaria 2601 State St

Columbus, IN 47201

NR West, Inc. Stephen E. Shirar
4140 Jonathon Moore Pike Columbus, IN 47201

Ambishchambish Three Inc Bobby Singh
3676 Western Ave

Connersville, IN 47331

Clarks Eastside Market Rich Owen
1449 E 5th St Connersville, IN 47331

Covington Foods, Inc. Brian Carlson

P.O. Box 2061 Convington, IN 47932

Wise Way Eugene Rosario

10839 Randolph St Crown Point, IN 46307

Park N Shop David Rhodes

1105 Lake Shore Drive Culver, IN 46511

Wallman's Quality Foods John McKean

123 E Franklin
Delphi, IN 46923

Boezeman Oil Co Inc Dan Boezeman

4541 East State Road 10
Demotte, IN 46310

Stiles & Simon Enterprises LLC Barry Stiles

12465 Glennview Dr
Derby, IN 47525

Bawa Petroleum Inc. d/b/a Bawa Food Mart
Kiranjit Bawa 22700 Old U.S. 20 E
Elkhart, IN 46516

C.E. Taylor Oil, Inc. Chuck Taylor 10105 Hedden Rd

Evansville, IN 47725

Garden Food Inc Ajmer (AJ) Singh 3011 R Belvedere Rd Elkhart, IN 46514

SVIB LLC
Vishal Modi

2910 N Stockwell Rd Evansville, IN 47715

Brian Sitzman Brian Sitzman 1222 N Main St
Evansville, IN 47711

Tiki Hut LLC Randy Mathews

116 W Washington St Fairmont, IN 46928

Strough's Supermarket Johnny Singh
624 N Madison
Fortville, IN 46040

Fountain City Food and Fuel Inc Rammy Grewal
402 US Hwy 27 N
Fountain City, IN 47341

BHI Senior Living Inc Dan Carr
2209 St Joe Center Rd Ft Wayne, IN 46825

Miller K Market Ahmad Musleh 5019 US Hwy 12

Gary, IN 46403

Floyd Central IGA LLC Dennis Roudenbush 1042 N. Luther Rd.

Georgetown, IN 47122

B&B Petro Inc Kiranjit Bawa

915 E Kerchere Rd Goshen, IN 46526

Step Saver, Inc. Crystal Marker
7349 Stone Mountain Road Gosport, IN 47333

AM Family Grocery Amos Lengacher 18509 Hurshtown Rd

Grabill, IN 46741

Jaysainath, Inc. Alex Patel
12760 Adams Rd.

Granger, IN 46530

Fair Brothers Inc Sanjeev Chander

1207 S Bloomington St Greencastle, IN 46135

Troy Stanton & Scott Stanton Troy Stanton

1609 E US Hwy 40
Greencastle, IN 46135

US Petro Inc Sanjeev Chander

1207 S Bloomington St Greencastle, IN 46135

Jonathan Byrd's Food Service At Camp Atterbury LLC

John Gerber PO Box 413
Greenwood, IN 46142

Strack & Van Til Super Market, Inc. Sam VanTil
2244 45th St
Highland, IN 46322

Neathery Enterprises, Inc. Brenda Neathery

PO Box 251
Greenwood, IN 46142

7405 Indy Corp. Thomas M. Collins, II 3592 N. Hobart Rd. Hobart, IN 46342

FC Market Gabriel Carrillo 5600 S Sohl Ave

Hammond, IN 46320

Gateway Triangle Corp. Thomas M. Collins, II PO Box 587

Hobart, IN 46342

Johnson Junction Inc d/b/a JJ's Megan Reckelhoff
2840 Guilford St
Huntington, IN 46750

AR 13 Inc
Ravi Singh 7638 Acton Rd
Indianapolis, IN 46259

Emrich Petroleum Inc Jay Singh
324 W Morris St Unit B Indianapolis, IN 46225

Grace Foods Inc d/b/a Safeway Corey Rowland

2153 Barth Ave
Indianapolis, IN 46203

Guru Kirpa Petroleum Inc Harbhajan Bajwa

1368 Fortner Dr
Indianapolis, IN 46231

Indy Go Gas & Convenience LLC Gavin Hart

3802 W 96th St
Indianapolis, IN 46268

Jack Petroleum Inc Jack Singh
2411 W 16th St

Indianapolis, IN 46222

Jackson Oil Lou Carter
1970 Kentucky Ave.

Indianapolis, IN 46221

Jathedar Corporation Mike Singh
8010 S. Madison Ave. Indianapolis, IN 46227

Kwick Mart Inc Varinder Sahi 5405 W Bradbury

Indianapolis, IN 46241

Local Marathon Inc Jay Singh

6429 S Mooresville Rd Indianapolis, IN 46221

Marsh Supermarkets, LLC Kent Tapley

9800 Crosspoint Blvd.
Indianapolis, IN 46256

MLCF, Inc.
Mike Farabaugh

P.O. Box 47206 Indianapolis, IN 46247

Noble Roman's Inc Paul Mobley

One Virginia Ave., Ste. 300 Indianapolis, IN 46204

Pizzaco, Inc. Paul Mobley

One Virginia Ave., Ste. 800 Indianapolis, IN 46204

Post Road Petroleum Inc Dave Singh
1007 N Post Rd Indianapolis, IN 46219

Ramjo, Inc. Monica Heath
1970 Kentucky Ave.
Indianapolis, IN 46221

Ray-Ron Corporation Kevin Kelly
7201 West 10th St. Indianapolis, IN 46214

RFFS, Inc.
Terry Farabaugh 7044 Emblem Dr.

Indianapolis, IN 46237

Salhan, LLC Dave Singh

4590 N. Shadeland Ave. Indianapolis, IN 46226

Saraga International Grocery Babu Pandit

3605 Commercial Dr
Indianapolis, IN 46222

SGPC, LLC
Dave Singh
3210 E Thompson Rd Indianapolis, IN 46322

Ski Petro Inc Sanjeev Chander
1215 S Girls School Rd Indianapolis, IN 46231

Stig, Inc.
Ryan P. Stigleman 6479 Titania Drive

Indianapolis, IN 46236

Surinder Pal Singh Surinder Pal Singh

1345 West Southport Road Indianapolis, IN 46217

Xpress Pantry Inc Varinder Sahi 5405 W Bradbury

Indianapolis, IN 46241

YM Oil Inc
Parminder (Harry) Singh Malhi 2960 S Meridian St Indianapolis, IN 46225

Jamestown IGA Mike Cook
33 Brush St

Jamestown, IN 46147

Houchens North Foods Craig Knies
611 Bartley

Jasper, IN 47546

H & M Petroleum Inc Rick Singh
4013 S. OO EW

Kokomo, IN 46902

Kiran Partners Inc Rick Singh

615 N Washington
Kokomo, IN 46901

MJ Market LLC Gary Saggu

1201 E Morgan St Kokomo, IN 46901

Rick Singh Rick Singh

615 N Washington
Kokomo, IN 46901

Miller's Markets Garry Miller

PO Box 240
Lagrange, IN 46761

Hazen Enterprises LLC Anthony Hazen 67015 US 31 South

Lakeville, IN 46536

Bright Market Dave Pinney

24072 State Line Rd Lawrenceburg, IN 47025

Guillaume's Store Beverly Guillaume 12228 Indiana Street
Leopold, IN 47551

SN Marathon LLC Narpinder Singh 1806 Cragmont St
Madison, IN 47250

Grass Roots Capital Holdings Inc. Aaron Caudell
2210 N. Huntington Rd. Marion, IN 46952

Horner's Butcher Block Verlin Horner

825 E 30th St Marion, IN 46953

McClure Oil Corp. Kelly McClure

PO Box 1750
Marion, IN 46952

Martinsville Food Mart LLC Shalinder Kular

390 E Morgan St Martinsville, IN 46151

Lakeshore Food Corp d/b/a Al's Supermarkets
Robert Bline PO Box 737
Michigan City, IN 46360

60's Eastside of Mitchell Inc Caylan Evans

282 IN-60
Mitchell, IN 47446

Forks County Line Stores, Inc. Jeff James
508 E Warren St Middlebury, IN 46540

Frabergs IGA Ken Fraley
490 N. Chestnut St. Monrovia, IN 46157

Shri Gianeshay Namah, Inc. Bharat K. Patel
1408 Lincolnway East

Mishawaka, IN 46544

Baba Budha Corp d/b/a Town Mart Paramjeet Guraya
249 W Washington St Morgantown, IN 46160

Manny, Inc James Cavaletto PO Box 445

Morristown, IN 46161

McKim's IGA Larry Williams 1320 Main St.

Mt. Vernon, IN 47620

Gagan Petroleum Inc Avtar Singh
5302 N Wheeling Ave Muncie, IN 47304

Royerton Foodmart Inc Tejinder Toor

7910 N State Road 3
Muncie, IN 47303

Nashville Amoco Steve Payne

P.O. Box 1955 Nashville, IN 47448

Groceries By Joe Joe Laureys

485 E Michigan St
New Carlisle, IN 46552

New Quick Stop Food Center, Inc. Onkar Singh

68310 S.R. 15
New Paris, IN 46553

JLG 3 Food Mart LLC Guljinder (Gary) Singh 765 N State St

North Vernon, IN 47265

Meera Vashi - Subway Meera Vashi

5522 Stacer Rd Suite B Newburgh, IN 47630

Orland Mid Town Market Richard (Rick) Rogers 9474 W State Route 120

Orland, IN 46776

Cicero Petro Inc d/b/a Town Market #19

Jaswant (Jessie) S Banwait 14126 Bergen Blvd
Noblesville, IN 46060

Gallion's Supermarket, Inc. Norm Gallion
P.O. Box 134 Orleans, IN 47452

SIYA, Inc.
Kentan Patel
645 N. Buckeye St. Hwy. 421
Osgood, IN 47037

Fellure Foods Pauline Fellure PO Box 197
Otterbein, IN 47970

Paragon Supermarket Darla Bryant
309 West Union Street Paragon, IN 46166

OO Gas N Go Inc James Onken

7175 S State Road 67
Pendleton, IN 46064

Wills Market Donnie Smith Jr PO Box 32

Redkey, IN 47373

Don West Don West 6329 750 SW

Reelsville, IN 46171

Huffman's Corporation Christina Huffman 8530 E US Hwy 36

Rockville, IN 47872

LLB 3 Food Mart LLC Guljinder (Gary) Singh 306 N Main St

Salem, IN 47167

Holiday Foods & Groceries, Inc. Russell Winkler
P.O. Box 139

Santa Claus, IN 47579

T&G Gas & Food Inc Ravi Singh

829 N Ewing St Seymour, IN 47274

Bowl Brb Inc Brent Phillips 1601 S Miller St

Shelbyville, IN 46176

Martin's Super Markets Inc Gregory L Freehauf

PO Box 2709
South Bend, IN 46680

One Stop Food and Shop Kiranjit Bawa

209 W Sample
South Bend, IN 46601

Star 001 LLC
Kuljit (Shawn) Singh 3323 Prairie Ave South Bend, IN 46614

Drake's Enterprise LTD Jay & Jamie Francis 204 N Washington St Swayzee, IN 46986

Hick's Quick Mart, Inc. Michael Hicks
4019 S 700 W
Swayzee, IN 46986

Baesler's Inc. Bob Baesler 2900 Poplar St.
Terre Haute, IN 47803

Shortstop Foodshop, Inc. Parind V. Shah
754 Richland Dr.
Terre Haute, IN 74803

Vik Ramjit Singh, Raju Bhaji and Varinder Sahi

Vikramjit (Vik) Singh 2455 Lafayette Ave Terre Haute, IN 47805

Jerry Shop Quik Inc Jerry Patel

701 E Main St Vevay, IN 47043

NANAK JI Inc
Himmat Singh

704 West Trafalgar Pointe Way Trafalgar, IN 46181

Koontz Lake Market Randy Kafantaris 7893 N. Hwy. 23

Walkerton, IN 46574

Veedersburgh Food Mart LLC Amardeep Sidhu

913 E 2nd St Veedersburgh, IN 47987

MaraCor Inc Brian King

P.O. Box 371 Walton, IN 46994

Freedom Oil LLC Gregory J Cobb PO Box 1789

Warsaw, IN 46582

Clarkson's Market Chris Clarkson 106 E Main St.

Westport, IN 47283

S&D's Market, Inc. d/b/a Sanders Foods Jay Sanders

858 North Plymouth Rd. Winamac, IN 46996

Worthington Foods, Inc. d/b/a Worthington Country Markets Timothy Wright

319 Canal St.
Worthington, IN 47471

Meade Thriftway Brad Jansonius 922 W Carthage

Meade, KS 67864

Farmers Country Market Ben Parsons
1800 Central Ave Dodge City, KS 67801

Satanta Grocery Renee Massey 109 E Comanche
Satanta, KS 67870

Santan County Foods Inc Hugh Brown
602 S Main St Johnson, KS 67855

Venture Foods Beth Geisick PO Box 155
Sublette, KS 67877

Booneville Shopwise Bart Patton

279 Kentucky 28
Booneville, KY 41314

Campbellsburg Supermarket Stephen Smith

PO Box 189
Campbellsburg, KY 40011

Craycraft's IGA Richard Brown 3500 Court Street

Catlettsburg, KY 41129

Riverside Supervalu Victor Dawn
118 6th Ave
Dayton, KY 41074

Ron's Grocery Jonathan Boggs 17624 Hwy 38
Evart, KY 40828

Wyatt's SuperValu Roger Craig
1310 West Shelby Street Falmouth, KY 41040

Frenchburg IGA Jerry "Skip" Nantz Jr 1175 Hwy 36

Frenchburg, KY 40322

Don's Super Saver Scott Parsons

200 Waldon Rd
Harlan, KY 40831

Mike Phillips Mike Phillips PO Box 226

Hiseville, KY 42152

Horse Park LLC Steve Chokshi
4538 Georgetown Rd

Lexington, KY 40511

Retail Marketing Corporation Doug Rowe
P.O. Box 120 London, KY 40743

Loretto Foodland Donnie Miles 4905 Hwy 52

Loretto, KY 40037

Kingpin, LLC George Vieth

125 Chenoweth Lane, Suite 109
Louisville, KY 40207

Pic Pac Supermarket Jonathon Reason 2421 W Market St Louisville, KY 40212

ValuMarket Supermarket
J. Geoff Neumann

315 Whittington Pkwy
Louisville, KY 40222

Webb's Market Inc. Tim Webb

944 E Muhammad Blvd Louisville, KY 40204

Ryan Supply Sandip Patel 8463 Aa Hwy

Maysville, KY 41056

Nortonville Bestway Phil Gilkey

33 Main St
Nortonville, KY 42442

Taylor's Foodland Bucky Bell
1403 W 2nd St Owensboro, KY 42301

Robin Lyons d/b/a Marsh Corner Store & Deli
Robin Lyons
3855 Bethlehem Rd.
Pleasureville, KY 40057

Redwood Markets Inc Paula Wright
249 Dave Kelly Rd Providence, KY 42450

Saver Group Inc Keith DeFisher 2006 Corporate Dr

Richmond, KY 40475

Z Investments LLC Parvez Khutliwala 3306 New Irving Rd Richmond, KY 40475

Quality Foods Inc Gerry Justice

PO Box 2400
Robinson Creek, KY 41560

AYRA LLC
Haresh Kumar Patel 245 W.H. Brown Rd Russellville, KY 42276

Thompson's Grocery Jerry Thompson
725 Fellowship Rd

Smithland, KY 42081

Floyds Super Market Inc Jerri Floyd
124 Buckman Lane Union County, KY 42461

Maxie Pierce Grocery Rebecca Boffy

25191 Louisiana Hwy 333
Abbeville, LA 70510

Robie's Food Centers Jim Russo

604 S State St Abbeville, LA 70510

Young's Grocery Scott Young 24004 LA Hwy 333

Abbeville, LA 70510

Bet R Stores Cliff Boulden 2812 Kalurah St

Baton Rouge, LA 70808

Hi Nabor Supermarket Jim Crifasi

7201 Winborne Ave Baton Rouge, LA 70805

Matherne's Supermarkets Tony Matherne

7580 Bluebonnet Blvd Baton Rouge, LA 70810

Trabona's Food Store Nick Trabona
PO Box 206
Clinton, LA 70722

Oak Point Fresh Market Ramona James
35045 Louisiana Hwy 16 Denham Springs, LA 70706

Champagne Market Randy Champagne 1051 W Maple
Eunice, LA 70535

Galliano Food Store Dannie Burregi 18210 West Main St Galliano, LA 70354

Brown's Food Center Jim Brown

620 Main St (Hwy 27)
Hackberry, LA 70645

Marcel's Supermarket Jeryl Marcel

2013 Hwy 182
Houma, LA 70364

Star A and G Supermarket James M Odom
3003 Hwy 10

Jackson, LA 70745

Mac's Supermarket Roy Spence
2438 E Oak St Jena, LA 71342

Larry's Super Foods Travis Roussel
1313 W Veterans Memorial Dr Kaplan, LA 70548

Simon's Supermarket Monica Bass

212 E 11th St Lot 2
Kaplan, LA 70548

Superfoods Market Pratt Reddy

331 Veterans Blvd
Kenner, LA 70062

Soprano's

Dennis Gremillion 8389 Hwy 190
Livonia, LA 70755

Piggly Wiggly Paul Durnin Jr 54033 Hwy 1062

Loranger, LA 70446

Miller's Market Todd Simon 120 Main St

Loreauville, LA 70552

Harvest Foods Scott Key

241 Tunica Village Lane Marksville, LA 71351

Brian's Supermarket Brian Wederstrandt 18736 LA Hwy 22
Maurepas, LA 70449

Whitehall Grocery Carli Fontenot 22633 Hwy 22
Maurepas, LA 70449

Chas Cannatella Sons Inc Grant Cannatella
PO Box 267
Melville, LA 71353

Conseco's 520 Mike Royer

1519-B Metairie Road Metairie, LA 70005

Dorignac's Food Center Corp. Matthew Ratcliff

710 Veterans Memorial Blvd Metairie, LA 70005

Simoneaud's East Wayne Simoneaud 1502 E Main St

New Iberia, LA 70560

Sterling Fresh Foods LLC James Hatchett
1010 Common St Ste 2500 New Orleans, LA 70112

USA Neighborhood Market Moody Ahmad
8454 Morrison Rd

New Orleans, LA 70127

Greaud's Fine Foods Patrick Greaud
217 Apple St

Norco, LA 70079

Buddy's IGA Kirk Christian 197 Hwy 165 S

Oakdale, LA 71463

Pierre Part Store Chris Rowell 3421 Hwy 70 S

Pierre Part, LA 70339

Bohning and Co., Inc. Chet Kolwe

PO Box 219
Ponchatoula, LA 70454

Murray's Superette Reid Alexander 44269 Hwy 429

Saint Amant, LA 70774

Romero's Grocery Kenny Suire

1335 Hwy 93 N
Scott, LA 70583

Lishman's City Market Gary Cox

4020 Pontchartrain Dr
Slidell, LA 70458

Kenyan Enterprises - Piggly Wiggly Victor Krausch
543 S. Main St. Springhill, LA 71075

DeLaune's Supermarket Jan Martinez
12516 Hwy 431
St Amant, LA 70774

Tureau's Grocery Nick Tureau 44463 Hwy 431
St Amant, LA 70774

Joyce's Supermarket #173 Lowell Gauthier

1620 S Main St
St Martinville, LA 70582

Rouses Enterprises LLC Daniel Pritchett

PO Box 5358
Thibodaux, LA 70302

Big Star of Tallulah Inc d/b/a Doug's Market

Douglas Curtis 400 E Darrow St
Tallulah, LA 71282

Daigle's Supermarket Chris Daigle
32845 Bowie St
White Castle, LA 70788

Gaubert Food Marts Inc Grady Gaubert

PO Box 310
Thibodaux, LA 70302

Eyob & Brook Yohannes Eyob Yohannes

356 Columbus Ave Unit 4
Boston, MA 02116

Big E's Foodland, Inc. Michael Superson
11 Union St.
E. Hampton, MA 01027

R&M IGA
Forest Robins
88 Washington St.
Eastport, MA 04631

A & J Seabra Supermarkets Diane Stepalavich
440 Stafford Rd.
Fall River, MA 02721

Village Food Mart Gary Magetto

43 Somers Rd
Hampden, MA 01036

TA Operating LLC Tom Newbould 255 Washington St

Newton, MA 02458

Harry's Supermarket Lynne McCluskey 290 Wahconah St.

Pittsfield, MA 01201

B & D Petroleum Sales, Inc. Michael F. McCarthy
1122 Bay Street

Springfield, MA 01109

Bel-Garden Market Roland Altenburg 5950 Belair Rd

Baltimore, MD 21206

Geresbeck's Food Market John Stricker
2109 Eastern Blvd

Baltimore, MD 21220

Harvest Fare Mike Lazarus

2905 Hamilton Ave
Baltimore, MD 21214

JM Kim Inc Jae Won Kim

9402 Hines Estates Dr Baltimore, MD 21234

Fursyth Petroleum Foundation, Inc. Bashiru Hamzat

15619 Elsmere Court
Bowie, MD 20716

Jubilee Foods Rich Boyd
P.O. Box 460 Emmitsburg, MD 21727

Hebron Food Rite Azaz Azam
100 S Main St Hebron, MD 21830

McKay's David McKay PO Box 98

Hollywood, MD 20636

Brownings Shop 'N Save Missie DiSimone

406 Weber Road
Oakland, MD 21550

Brackett's Market, Inc.
J. Steve Brackett 185 Front St. Bath, ME 04530

Sandhu LLC d/b/a Samaiyra Mart Gurmeet Singh

PO Box 204
Brownfield, ME 04010

Plummer's Store Troy Plummer

235 Parker Farm Rd Buxton, ME 04093

P&L Country Market Ron Roberts

514 Corinna Rd
Dexter, ME 04930

Greene IGA Paul Bussiere PO Box 178

Greene, ME 04236

Goulette's IGA Barry Goulette 54 Water St
Guilford, ME 04443

Future Foods Walter Berry 5 Depot Sq
Mechanic Falls, ME 04256

Rideout's AG Market Gail Rideout
116 Somerset St
Millinocket, ME 04462

Tony's Foodland David Allenson 639 Roosevelt Trl

Naples, ME 04055

Princeton Group Foodmarts Frederick Crowe

PO Box 69
Princeton, ME 04668

Rangeley IGA Leona Kennett PO Box 543

Rangeley, ME 04970

Jerry's Market Peter Dunham 1022 Main St

Sanford, ME 04073

Burnt Cove Market Vernon Seile
1 Burnt Cove Market Rd Stonington, ME 04681

Trenton Market Place IGA Mackenzie Leland
1007 Bar Harbor Rd Trenton, ME 04605

The Common Market Bill Gagne

PO Box 840
Union, ME 04862

Wells Super Food Market Nick Hunter

1517 Post Rd
Wells, ME 04090

Larry's Market Peter Magaraggia PO Box 319

Baraga, MI 49908

The Market Stan Ochab

20175 Telegraph Rd.
Brownstown, MI 48174

Settler's Co-op Jeffrey Helsins PO Box 50

Bruce Crossing, MI 49912

Cid's Marathon Chris Demo, Jr. 10197 S. Clare Ave. Clare, MI 48617

Miller's General Store Inc Craig Miller
5948 W Levering Rd Cross Village, MI 49723

The Store
Ron Hermanson W17212 Main St Curtis, MI 49820

Azteca Supermercado Nick Sesi
2411 Central St
Detroit, MI 48209

Fairlane Food Center Patrick Pattah

16520 W Warren Ave Detroit, MI 48228

Grand Price Supermarket Ronny Ayer

12955 Grand River Ave Detroit, MI 48227

Lance's Hometown Market Omar Ayar

8656 Wyoming Ave
Detroit, MI 48204

Alpena Supermarket Inc Nathan Neiman
2010 S River Road East China, MI 48054

North River Party Shoppe Ray Rosati
3742 N River Rd

Fort Gratiot, MI 48059

Oak Ridge Markets Michael Kohler
31240 Groesbeck Hwy

Fraser, MI 48026

Gladstone SuperValu Curt Spreen

409 N 9th St Gladstone, MI 49837

Byron Township Motel LLC Sudhir Modi

6569 Clay Ave SE
Grand Rapids, MI 49548

Hanover Market, LLC Rick Bodell

127 W. Main St. Hanover, MI 49241

Jim's Foodmart William Winter PO Box 95

Houghton, MI 49931

Angeli Food Co. Dan Lambert

833 Riverside Plaza Iron River, MI 49935

Jubilee Foods Jeff Ofsdahl 318 W Adams

Iron River, MI 49935

Jim's Jubilee Foods Dustin Gransinger PO Box 409
Ishpeming, MI 49849

Lofaro's Market Tony Lofaro 800 Lakeshore
Ishpeming, MI 49849

Country Markets Guy Kennedy
1821 Spring Arbor Rd Jackson, MI 49203

Pat's Foods Enterprises Joe Campioni

139 N. Main St. L'Anse, MI 49946

Quality Dairy Co Inc Jeff Schook

111 W Mount Hope Ave Lansing, MI 48910

Larry's Foodland Sherrie Beaver 33151 Plymouth

Livonia, MI 48150

Luna Pier Truck Center LLC Sam Saad
4180 Luna Pier Rd Luna Pier, MI 48157

Valle's Village Market Mike Valle
1034 N. Third St. Marquette, MI 49855

Angeli Foods Jo Ann Puser
1401 - 8th Avenue Menominee, MI 49858

Metamora Foodland Andy Abro

3889 S Lapeer Road Metamora, MI 48455

Cherry Creek Market Michael Schwemin PO Box 199

Skandia, MI 49855

Ebeling's IGA Supermarket Rose Schupp

529 Main St.
Norway, MI 49870

Roger's Foodland Tunie Duensing 4039 Hollywood Rd.

St. Josephs, MI 49085

Advance Management Solutions Group LLC

Jeff Schamanek

967 Hollow Corners Ct Rochester, MI 48307

Gary's Quality Foods Deb Kruhmin

304 S Menominee
Stephenson, MI 49887

Gary's Quality Foods Jeff Peretto
PO Box 687
Wallace, MI 49893

Baumann Food Pride Terry Baumann
P.O. Box 277 Weidman, MI 48893

Paulbeck's Inc Mike Paulbeck 171 Red Oak Dr Aitkin, MN 56431

Pete's County Market Ryan Schmitz

2612 S Broadway St Alexandria, MN 56308

King's County Market Steve Wotrang

13735 Round Lake Blvd Andover, MN 55304

Jim's Marketplace Foods James Baldus

301 11ths Street NE Austin, MN 55912

Darold's SuperValu Foods Dave Martin
200 12th St S Benson, MN 56215

Blackduck Family Foods Eric C Anderson
288 Frontage Road

Blackduck, MN 56630

Almich's Market Brett Almich
34 East Center Ave Clara City, MN 56222

The Marhons Group Randy Schroeder 310 Cokato St

Cokato, MN 55321

Grand Central Inc. Bob Hilgers

310 Frazee St. E.
Detroit Lakes, MN 56501

Jim's Market
Brady Schneeberger 30 Central Ave N

Elbow Lake, MN 56531

Eyota Market Vicki Arendt 501 Glen St SW

Eyota, MN 55934

Palubicki's Food & Deli Leah Palubicki

107 N Kaiser
Fosston, MN 56542

Tony's SuperValu Corey Jensen 1515 Hartford St

Hawley, MN 56549

Erdman's County Market Jill Duitsman
PO Box 338
Kasson, MN 55944

Brad's Market Brad Minnehan 128 N Jefferson
Minneota, MN 56264

Becker's SuperValu Daryl Sifert
114 Vernon Ave
Morgan, MN 56266

Willie's SuperValu Max Martin

PO Box 147
Morris, MN 56267

B&D Market Mike Tersteeg

1002 W Lincoln Ave Olivia, MN 56277

Hartman's Supermarket Mike Hartman

149 NW 1st St.
Ortonville, MN 56278

Service Foods Market Dana Still
250 E Main

Perham, MN 56573

Tersteeg's Connie Lechner
1111 East Bridge St Redwood Falls, MN 56283

Jim's Market Dean Ackerman 2525 20th St

Slayton, MN 56172

Tauer's SuperValu Lyn Johnson

101 W Central
Springfield, MN 56087

Trimont Town Center Randy Grupe

Hwy 4 South
Trimont, MN 56176

Doug's Supermarket Steve Hagen

310 Main Ave. NE Warroad, MN 56763

Glenn's SuperValu Glenn Kuck

491 Main Ave W Winsted, MN 55395

Mary's Market South Steve Wallen

54 Mill Hill Road Suite Y Bloomsdale, MO 63627

Town and Country Lee Shryock

208 Lincoln Dr
Frerick Town, MO 63645

J & R Queens, Inc. Raymond Queen
P.O. Box 2061 Imperial, MO 63052

C&R Supermarkets Inc Mark Thomas
PO Box 337
Macon, MO 63552

The Butcher Block Sherry Bollinger Route 1 Box 10
Patton, MO 63662

Apple Market Doug Sharp 1100 Branch St

Platte City, MO 64079

RPCS, Inc.
Larry Hayward

1878 S State Hwy 125
Rogerville, MO 65742

Food Giant Dedra Clark

118 Industrial Dr
Sikeston, MO 63801

Summer Fresh Supermarkets, Inc. Mike Turk
3554 S. Campbell Ave. Springfield, MO 65807

TH Treats NC LLC Guy Mace
1525 E Republic Rd Suite A-100 Springfield, MO 65804

TH Treats SC LLC Guy Mace
1525 E Republic Rd Suite A-100 Springfield, MO 65804

G&W Foods Inc Ron Branch

PO Box 329
Willow Springs, MO 65793

Walden's Supermarket Gilda Walden

910 E Church St Booneville, MS 38829

Ramey's Taylor Ramey

1925 Spillway Rd
Brandon, MS 39047

Piggly Wiggly #23 Ben Pratt

PO Box 277
Bruce, MS 38915

Vowell's Marketplace Samantha Walker 207-J N Davis Ave Cleveland, MS 38732

Piggly Wiggly #024 John Swann

17284 Okahoma Street
Coffeeville, MS 38922

Carson's Piggly Wiggly Rodney Manahan 71A Quail Run Road Corinth, MS 38834

Sullivan's Grocery Steve Sullivan 1175 E Third St Forest, MS 39074

SuperValu Foods Sandra Simmons 128 N Harvey
Greenville, MS 38701

SuperValu Foods Luther Haire

150 W Reed Rd Greenville, MS 38741

Roberts Company Inc Diane Jett

601 Adeline St
Hattiesburg, MS 39401

Luttrell's Grocery Shaun Luttrell 3015 Hwy 51 S

Hernando, MS 38632

Dendy Foods Inc Kirkham Dendy 440 W Madison St

Houston, MS 38851

Sunflower Food Store #37 Jason McKnight
903 Hwy 82 E

Indianola, MS 38751

Piggly Wiggly Jonathan Lambert 627 Battleground Dr

Iuka, MS 38852

Potter and Sims Food Inc Marc Sims

600 Tipton Street
Kosciusko, MS 39090

Brooks Grocery Brooks Davis

600 Battleground Dr
Luka, MS 38852

Tems Food Market #2 Robert Tem Kovits 101 W Pearl St Macon, MS 39341

ANGS Group Inc David Thind 1706 US 51

Madison, MS 39110

Alex Amin d/b/a Pike Food Mart Alex Amin

1150 Hwy 44 E
McComb, MS 39648

Jerry Lee's Grocery Mark Lu

1804 Ingalls Ave
Pascagoula, MS 39567

I-55 Development LLC David Thind
10051 Cooper Williams Dr Philadelphia, MS 39350

Shell Truck Plaza LLC David Thind
5073 Hwy 17 S
Pickens, MS 39146

Piggly Wiggly #222 Glenn Gillen
237 W Oxford St Pontotoc, MS 38863

George Hudson d/b/a Piggly Wiggly George Hudson

1002 Main St
Port Gibson, MS 39150

Piggly Wiggly Joe Williams 323 Erwin Rd

Stonewall, MS 39363

Angel Foodmart Janardan (Alex) Amin 1005 Barnett Rd

Summit, MS 39666

Ramey's Ronnie Starns
4233 Rocky Branch Rd Sumrall, MS 39482

Jeffcoat Family Market James Jeffcoat
862 River Road

Tunica, MS 38676

Kilgore's Supermarket Jason Kilgore
1704 S Gloster St Tupelo, MS 38801

C.M. Treppendahl & Sons, Inc. Wettlin Treppendahl

P.O. Box 1215 Woodville, MS 39669

Allen's Manix Store Susan Ford

PO Box 244
Augusta, MT 59410

Lee & Dad's IGA Janice Kljsved

205 W Madison Ave Belgrade, MT 59714

Big T IGA
Aaron Boshart

P.O. Box 1330
Big Timber, MT 59011

L&P Grocery Inc. Luke Vossler 215 N Main

Boulder, MT 59632

Broadus IGA Rita Wenzel PO Box 549

Broadus, MT 59317

Hennessy Market Mike Michalsky 32-40 E Granite
Butte, MT 59701

Charlo Grocery Rick Marcure 56609 Hwy 212
Charlo, MT 59824

Finley's Food Farm, Inc. Jeff Finley
400 Indiana
Chinook, MT 59523

Circle Country Market Sam Graves

105 10th St
Circle, MT 59215

Clinton Market Kent Hamer

20500 Hwy 10 East
Clinton, MT 59825

Rosebuds Tracy Barta PO Box 1893

Colstrip, MT 59323

Columbus IGA Plus Denise Caton
133 N 5th St Columbus, MT 59019

Gary & Leo's Fresh Foods IGA Jamey Byrnes
600 S Main St Conrad, MT 59425

Hometown Market Karla Forbregd
PO Box 551

Culbertson, MT 59218

Valley Foods John Henderson 711 W Main St

Deer Lodge, MT 59722

Neu's SuperValu Tim New

PO Box 307
Fairview, MT 59221

Froid Grocery LLC Misty Williams PO Box 158

Froid, MT 59226

Reynold's Market John Paul Baker PO Box 968

Glendive, MT 59330

Everyday IGA Richard Chadwick 701 1st Ave N

Great Falls, MT 59401

Midtown Market Beth Keating 207 3rd Ave

Harlowton, MT 59036

Van's IGA Don Sintek
1260 Maple Ave
Helena, MT 59601

Van's Thriftway Paula Vanderjagt 306 Euclid Ave
Helena, MT 59601

Trout Creek Local Store, Inc. Michelle Tammaro
PO Box 169
Heron, MT 59844

Rowli's Food Farm Barry Rowlison PO Box 269

Joliet, MT 59041

Lolo Harvest Foods Tim McGreevey PO Box 610

Lolo, MT 59847

Wendy and Ronald Rahn Wendy Rahn

11497 Hughes Ct
Lolo, MT 59847

Rueb's SuperValu Brian Rueb
116 West 1st Ave Plentywood, MT 59254

Tande Grocery Brad Tande 300 1st Ave.

Poplar, MT 59255

Beartooth Market IGA Shawn Halvorsen
PO Box 1170

Red Lodge, MT 59068

Moody's Market, Inc. Linda Bell

63802 US Hwy 93
Ronan, MT 59864

Picchioni's IGA David Picchioni 10 9th Ave West

Roundup, MT 59072

Van Dykes Supermarket Tracy Barta

1215 Main
Roundup, MT 59072

Walter's IGA Michael Walter PO Box 495

Sheridan, MT 59749

Reese and Ray's IGA Plus Kelly Burke

203 2nd Street NW Sidney, MT 59270

K's Supermarket Ted Kaste

K's Supermarket Stanford, MT 59479

Harvest Markets Fred Boon
2006 Main St
Thompson Falls, MT 59873

Markus Foods David Johnson 9 Baker Ave

Whitefish, MT 59937

Trego Mercantile d/b/a Fortine Mercantile
Betty Singer PO Box 215
Trego, MT 59934

Mini Merc Michael Reiter 2422 3rd St

Worden, MT 59088

Main Street Market Roger Hutchinson 108 N Main St
Twin Bridges, MT 59754

Piggly Wiggly Donna French 1500 Live Oak St

Beaufort, NC 28516

Circle K Stores, Inc. Bob Campau
2440 Whitehall Park Dr., Ste. 800
Charlotte, NC 28273

Woodie Enterprises Mike Woodie
6500 South Blvd
Charlotte, NC 28217

Carlie C's IGA Larry Wilson
10 Morganite Dr
Dunn, NC 28334

Piggly Wiggly Josh Bartlett PO Box 913

Fair Bluff, NC 28394

Renaissance Co-op Walter Davis Jr 2517 Phillips Ave

Greensboro, NC 27405

Galaxy Food Centers Rick Knighton

2515 12th Ave NE Hickory, NC 28601

Leland Foods, Inc. d/b/a Piggly Wiggly #92
Dan Teachey

112-A Village Road Leland, NC 28451

Monroe Oil Co., Inc. Olin Furr

PO Box 1109
Monroe, NC 28111

Fairvalue Stores Chris Ogren
PO Box 810

Lenoir, NC 28645

Honey's IGA of Newton Bobby Young
425 West A St. Newton, NC 28658

Healthy Home Market Judy Watkins
1208 Hickory Blvd SE Lenoir, NC 28645

Town Market Billy W Daughtry 1700 Hwy 70A
Pine Level, NC 27568

The Pantry Inc Mark Bierley 1801 Douglas Dr

Sanford, NC 27330

Selma Supermarket IGA Bobby Holloman

212 N Pollock St Selma, NC 27576

Food Country Peter Solanki 6638 W Hwy 27

Vale, NC 28168

Honey's Supermarket, Inc. Bobby Young
9580 W. NC 10 Hwy

Vale, NC 28168

Piggly Wiggly Patrick Delaney 912 Washington St

Williamston, NC 27892

Village Pantry, LLC Kent Tapley
P.O. Box 3227 Wilmington, NC 28406

Ashley SuperValu Kirk Rueb

122 W Main St Ashley, ND 58413

Wangler Foods Inc Fred Wangler

PO Box 643
Casselton, ND 58012

Ekness Super Valu Randy Ekness

PO Box 708
Crosby, ND 58730

Hinrichs SuperValu Terry Hinrichs

210 8th St. E Harvey, ND 58341

Kennedy's Fresh Foods Kyle Kennedy

PO Box 1238
Hettinger, ND 58639

Kenmare SuperValu Duwayne Gillseth 16 E Division St

Kenmare, ND 58746

LaMoure Foods Lori Gentzkow 10220 Hwy 13
LaMoure, ND 58458

Del's SuperValu Mike Mann 319 Main
Napolean, ND 58561

Tellmanns Market Allen Tellmann 603 Ash Ave
New Salem, ND 58563

Tracy's Market LLC Tom Tracy

PO Box 1459
Newtown, ND 58763

Springfield Market Tanja Goellner 3709 Hwy 8

Richardton, ND 58652

Steele Grocery Inc Brian Crosby

113 Mitchell Ave S Steele, ND 58482

Econo Foods Barry Bowar 387 11th St. S.

Wahpeton, ND 58075

B&R Stores, Inc. Eric Schafers
P.O. Box 5824 Lincoln, NE 68505

Gary's Super Foods Gary Suhr
1620 E 4th, #110

North Platte, NE 69101

No Frills Supermarkets Jeff Grier

11163 Mill Valley Rd Omaha, NE 68154

Antrim Market Place Juliet Ermitano

76 Main St
Antrim, NH 03440

Berlin IGA Sue Valliere

19 Pleasant St.
Berlin, NH 03570

Campton Cupboard Inc Andy Oesch

1315 Rt 175
Campton, NH 03223

LaPerle's IGA Guy LaPerle

64 Trooper Leslie Lord Memorial Hwy Colebrook, NH 03576

Marc Fournier Marc Fournier PO Box 338

Contoocook, NH 03229

A.G. Supermarkets, Inc. Timothy Merrill
11 Cooperative Way
Pembroke, NH 03275

Mattsons Market Roseann Trusdell 1609 Mount Holly Rd. Burlington, NJ 08016

Jacks Foodtown Keith Fansler
370 Bloomfield Ave
Caldwell, NJ 7006

Launch Delran LLC Jason Avant

5029 Route 130, Suite 300
Delran, NJ 08075

Shaan's Deli and Mart LLC Harpreet Singh

461 3rd Ave
Elizabeth, NJ 07206

Elmer IGA, Inc. Jeannette Schmidt PO Box 878

Elmer, NJ 08318

Frenchtown Market IGA, Inc. John Traub
28 6th St.

Frenchtown, NJ 08825

Iliff Camps & Clinics LLC Theresa Iliff
280 Spring St.
Newton, NJ 07860

Joseph Wolfson, Inc. d/b/a Wolfson's Market
Suzanne Wintenberg 480 Boonton Tpk.
Lincoln Park, NJ 07035

Iliff's Camp & Clinics, LLC Theresa Iliff

280 Spring St
Newton, NJ 07860

Happy Kids Home 1 LLC Neeraj Kotiyal
51 Stouts Lane #7

Monmouth Junction, NJ 08852

Nicholas Markets Robert Lenthe
1068 High Mountain Road North Haledon, NJ 7508

Costa's Food Market Ted Theodoris
6100 Westfield Ave

Pennsuken, NJ 08110

Perlmart Shoprite Supermarkets, Inc. Jim Haslett
954 Rt 166
Toms River, NJ 08753

Food Basket Ray Marcus

1111 Tom Foy Blvd Bayard, NM 88023

Avon Foods, Inc. d/b/a Roebling Town Market
Manjit Singh

1275 Hornberger Ave.
Roebling, NJ 08554

Super Town Food, LLC d/b/a Smitty's Foodtown

Keith Fansler 108 Lacey Rd
Whiting, NJ 08759

Dial Oil Co., Inc. d/b/a Sundial Stores Ron Dial
3303 N. 1st
Bloomfield, NM 87413

Shri Ram Café LLC, Hemesh Parikh, Parul Patel, Govind Patel, and Dhaval Patel

Dhaval Patel 220 County Ave

Launch Deptford LLC Jason Avant

8 Alison Ct
Woodbury, NJ 08096

La Tienda Thriftway John Whittington 1301 S Canal St Carlsbad, NM 88220

Triangle Grocery Adam Pruitt 12165 N Hwy 14

Cedar Crest, NM 87008

Raintree Thriftway Hannah Butler
2300 E Llano Estacado Blvd Clovis, NM 88101

Peppers Supermarket Mark Schultze
812 E Florida St Deming, NM 88030

Jicarilla Super Market Michelle Garcia
314 Hawks Dr
Dulce, NM 87528

Red Mesa Trading Co Inc Craig Callaway
501 Airport Dr Ste 100
Farmington, NM 87401

Farmers Market Serge Baron 816 NM-516
Flora Vista, NM 87415

T&R Market Thomas Saucedo PO Box 477

Gallup, NM 87301

La Tienda Tony Mendoza

420 E Marland Street Hobbs, NM 88240

Save Mart of Las Cruces Socorro Salinas

495 N Valley Dr
Las Cruces, NM 88005

Farmer's Country Market Martin Dalgado
501 W 18th St Portales, NM 88130

Kaune's
Cheryl Sommer PO Box 2835
Santa Fe, NM 87505

Halona Marketplace Loren Thomas
1 Shalako Dr
Zuni, NM 87327

Lake's Market Inc Mark Lake

975 Broyles Ranch Rd Battle Mountain, NV 89820

Roy's Inc Stephanie Herr 560 Idaho St

Elko, NV 89801

Raine's Market Scott Raine

81 N Main St Eureka, NV 89316

Food Courts of Nevada LLC Ted Buban
104 Cassia Way

Henderson, NV 89014

La Bonita Supermarkets Gabriiel Gonzales
3371 S Easter Ave Las Vegas, NV 89169

Stewart Market Nick Kasto 2021 E Stewart

Las Vegas, NV 89101

Bradley's Bestway d/b/a Oxborrow Trina Oxborrow

PO Box 1335
McGill, NV 89318

LJ's Market, LLC Jeff Koenig

P.O. Box 4516 Pahrump, NV 89061

Panaca Market Nate Katschke 1105 Main St

Panaca, NV 89042

Khoury's Fresh Market Ghassan Khoury

282 Spring Creek Pkwy Spring Creek, NV 89815

Bellmore Fresh Farmers Market Giuseppe Burgo

1809 Newbridge Rd
Bellmore, NY 11710

Tri Town IGA Express Kirk Lavigne

904 Route 11 C
Brasher Falls, NY 13613

Village Market Don Hurly
49 N Main St Broadalbin, NY 12025

Bonavita Key Food Salvatore M Bonavita 751 Lydig Ave
Bronx, NY 10462

Associated Supermarket William Duran
229 Knickerbocker Ave
Brooklyn, NY 11237

Key Fresh & Natural Mohammed Shehadeh 3315 Avenue H

Brooklyn, NY 11210

Rank's IGA Corp Richard Rank 201 West Ave.

Canandaigua, NY 14424

Terry's Food Mart, Inc. Terry Vaundren

11344 South St.
Cato, NY 13033

Lavigne's IGA Kirk Lavigne 6081 State Rt. 11

Chateaugay, NY 12920

DeCicco's of CR Inc James Capriotti PO Box 177

Cross River, NY 10518

Larkfield IGA Fran Maier
301 Clay Pitts Rd.

E. Northport, NY 11731

Fillmore Shop 'N Save Randy Ellis

44 S Genesee Street Fillmore, NY 14735

SWF Food Corp dba Met Foodmarkets Jason Ferreira

24902 Jericho Tpke #105 Floral Park, NY 11001

Fresh N' Easy Markets Shay Coriat

102-21 Queens Blvd Forest Hills, NY 11375

Food Baskets IGA Tom Reichert

10-15 Fort Salonga Rd. Fort Salonga, NY 11768

JVC Development LLC - Subway Vandana Sharma

96 Whaley
Freeport, NY 11520

Horseheads Jubilee David W Marks

2898 Westinghouse Rd
Horseheads, NY 14845

Lewis Super Emrys Lewis
2358 Burgoyne Ave Hudson Falls, NY 12839

C-Town Supermarket John Bonilla
22251 Jamaica Ave
Jamaica, NY 11428

Luzerne Market James Mackey 12 Main
Lake Luzerne, NY 12846

Peck's Market of Livingston Manor Gary Shaffer

PO Box 744
Livingston Manor, NY 12758

Village Farms IGA Diane Peronace 1038 Park Blvd.

Massapequa Park, NY 11762

Peck's Markets Jeff Gombita 120 Kirk Rd

Narrowsburg, NY 12764

AP/APH Pittsburg, LP Randy Torres
Apollo Real Estate Advisors New York, NY 10167

Apollo Real Estate Advisors Randy Torres
245 Park Ave

New York, NY 10167

Favata Military Sales Al Favata
30 Lakeview Dr

Newburgh, NY 12550

Nunda Shop 'N Save Jeffrey R Wolf

PO Box 726
Nunda, NY 14517

DiOrio's Supermarket, Inc. Bob DiOrio

2938 State Rt. 28 Old Forge, NY 13420

Bosco & Geers Joe Bosco Jr. 343 East Ave.

Oswego, NY 13126

Potsdam IGA Supermarket Richard (Rick) Cross

27 Elm St.
Potsdam, NY 13676

Gabriel's Supermarket Jeffrey Gabriele
255 Mohawk Ave.

Scotia, NY 12302

Powerhouse Food Corp d/b/a Holiday Farms

David Mandell 374 Roslyn Rd
Roslyn Heights, NY 11577

Cirrilo's Markets Fran Cirillo

7 S Jersey Ave, Ste 2
Setauket, NY 11733

Brennan's Supermarket & Video Kevin Brennan

2517 Rt 44, Washington Hollow Plaza Salt Point, NY 12578

Shelter Island IGA Diane Peronace 75 North Ferry Rd.

Shelter Island, NY 11964

Padgett's IGA Mark Padgett

P.O. Box 31
Star Lake, NY 13690

Key Food Stores Co-op Inc Patsy Driscoll

1200 South Avenue Staten Island, NY 10314

Chanatry's Market Fred Brescia

485 French Rd
Utica, NY 13502

Breen's Markets Terri Ziegler 4090 Pearsall St

Williamson, NY 14589

ACME Fresh Market Nick Albrecht

PO Box 1910
Akron, OH 44313

Ellet IGA
Kent Romesberg 255 Darrow Rd

Akron, OH 44305

Sutton Foods Kirby Sutton 605 N Main
Arcanum, OH 45304

SVR Oil LLC
Harry Reddy 1550 Magnolia Dr

Cincinnati, OH 45215

Hustead Gas and Food Mart, Inc. Pannu Singh
2183 Oakbrook Blvd. Beaver Creek, OH 45434

Goody Nook, Inc. Matt & Becky Gibson

P.O. Box 27 Circleville, OH 43113

Frederick Bros., Inc. d/b/a Frederick's IGA
Steve Frederick 140 E. Findlay
Carey, OH 43316

Awad Food Mart, Inc. Khalid Awad
5346 Dolloff Rd.

Cleveland, OH 44127

York-Lee Inc dba Zagara's Marketplace John Zagara
1940 Lee Rd
Cleveland Heights, OH 44118

Market Fresh Foods Lane Robbins
301 Troy Pike
Covington, OH 45318

Geyer's Markets Inc Daniel R Gradijan
385 N Seltzer St Suite 5
Crestline, OH 44827

Davis Foodtown Inc James E Davis

830 E Main St Dayton, OH 45426

Grocerylane Babulal Patel 1451 Troy St

Dayton, OH 45404

Jay Gayatri LLC Poonam Patel

675 Cleveland Ave
Defiance, OH 43512

Ron's SuperValu Ron Budde
140 S Park St Deshler, OH 43516

Sparkle Market Gordon Todd 1616 Penn Ave

East Liverpool, OH 43920

Kaiser's Greg Kaiser
101 E. Indiana

Edon, OH 43518

Eastman's Piggly Wiggly Brent Eastman

210 Second Ave
Gallipolis, OH 45631

Devine's Shop 'N Save Ed Devine

529 N Main St Hubbard, OH 44425

Cornell's Foods Grant Cornell

408 Cleveland Road E. Huron, OH 44839

Uhl's Jamestown Markets Robb Uhl

96 W Washington St Jamestown, OH 45335

Sparkle Market Charles Adams 7785 State Route 45

Lisbon, OH 44432

Kishman's IGA Hope Carman 202 E High St

Minerva, OH 44657

Wagner's IGA Wally Wagner 257 E. 4th
Minster, OH 45865

Saneholtz-McKarns, Inc. Jim Saneholtz
416 West Main St. Montpelier, OH 43543

Groceryland Jo Mundhenk 510 W Main St
New Labanon, OH 45345

Glenn's Market Greg Myers

6085 Fallsburg Rd.
Newark, OH 43055

Baker's IGA Mark Cutshall 243 W State St

Newcomerstown, OH 43832

Newton Falls IGA Jeff Clark

140 Superior Street Newton Falls, OH 44444

Macali's Giant Eagle Michael Ferguson 40 Vienna Ave.

Niles, OH 44446

Gardners SuperValu John Martin
117 Whittlesey

Norwalk, OH 44857

Schilds IGA David G. Beaty 171 Milan Ave.

Norwalk, OH 44857

Kohls SuperValu Mark Kohls

PO Box 67
Ottawa, OH 45875

Payne SuperValu Kent Meeks

143 N Main St Payne, OH 45880

Hustead Marathon, Inc. Van Lvong

6430 Springfield Xena Rd. Springfield, OH 45502

Steve Barhorst d/b/a BMI Indoor Speedway

Steve Barhorst 791 E Main St
Versailles, OH 45380

Westside IGA Cindy Smith 2335 Galena Pike

West Portsmouth, OH 45663

Sparkle Market Parkman Tony Modarelli

2587 Parkman Rd
Warren, OH 44485

Brentwood Recreation Center, Inc. Brent Willingham
3105 State Road 103

Willard, OH 44890

Hometown Marketplace Theresa Kronenberger 60 Marvins Lane

Waynesville, OH 45068

Sparkle Market Windham Maruf Awad
9670 E Center St Windham, OH 44288

Sparkle Market - Cochran Vince Rago

4121 South Ave
Youngstown, OH 44512

Westside Sparkle Market, Inc. Andrew Jarosz

1912 Mahoning Ave
Youngstown, OH 44509

Alvas Market Mary Hamilton 706 Flynn St

Alva, OK 73717

Sonny's Country Mart Dave Misiasz
500 S Mississippi

Atoka, OK 74525

Spencer's Spud Spencer PO Box 1359

Blanchard, OK 73010

Pruett's Foods Ray Pruett 201 S Park Dr

Broken Bow, OK 74728

Canton Foods Ron Chapdelaine 114 W Main

Canton, OK 73724

Kinnamon's Grocery Keith Kinnamon 1812 East First St.

Chandler, OK 74834

Green Spray Food Center Jordan Sullivan

517 N 1st
Durant, OK 74701

Top Value Mario Powell

1902 N Academy
Guymon, OK 73942

4 T's Discount Foods Tim Taylor

801 E Jack Choate Ave Hennessey, OK 73742

Mannford Foods/Phelps Market Jarred McLaughlin

PO Box 1240
Mannford, OK 74044

Marlow Foods Ronnie Shipman 610 S Broadway
Marlow, OK 73055

Country Boy Mr. "D" Corp. Danny Boyle
P.O. Box 10318
Midwest City, OK 73110

Super C Mart, Inc. Rod Carver
PO Box 683
Noble, OK 73068

Beachler's Kirk Henley PO Box 1554

Oklahoma City, OK 73101

HAC, Inc.
Darci Strait

P.O. Box 25008
Oklahoma City, OK 73105

Williams Discount Grocery Betty Pickard

PO Box 56
Piedmont, OK 73078

Antony's Foods Steve Buoy 2310 W Main St

Prague, OK 74864

Puckett's Food Craig Puckett PO Box 467

Sayre, OK 73662

Consumer's Charles Fowler 909 W 6th Ave

Stillwater, OK 74074

Las Americas Stanley Markham 1601 N Peoria

Tulsa, OK 74110

Warehouse Market Inc Jason Dagenet

6207 A South Peoria Tulsa, OK 74136

Moore's IGA Brad Moore

1100 S Mekusukey Ave Wewoka, OK 74884

Avondale Stores Limited Paul Stewart

4520 Jordan Road
Jordan Station, Ontario L0R 1S0

Bales Al Best

17675 SW Farmington Rd. Aloha, OR 97007

Meanga S, Inc. d/b/a Stop N Save Hinder (Harry) Singh

210 Main St.
Aumsville, OR 97325

Jim's Thriftway Mark Ward 660 S. Main St.
Banks, OR 97106

CE Lovejoy Market Kristin Wolfe
19530 Amber Meadow Dr. #140
Bend, OR 97701

Erickson's T/W Bend Doug Schmidt
725 NE Greenwood Ave. Bend, OR 97701

Food 4 Less Loyda Terreforte

63455 NW Hwy 97
Bend, OR 97701

C&K Market Inc Ben Gallego 615 5th St

Brookings, OR 97415

Erickson's T/W Burns Doug Schmidt

13011 Hwy 20
Burns, OR 97720

McKay's Markets, Inc. William Caldwell
P.O. Box 1080

Coos Bay, OR 97420

Dollars Corner LLC Kelly Hackwith
P.O. Box 187 Cove, OR 97824

Lincoln Beach Thriftway George Gaye
3950 N. Hwy 101

Depoe Bay, OR 97341

Elgin Food Town Bob Ludwig 1480 Division St

Elgin, OR 97827

R.B. Bruns, Inc. Tom Bruns

849 W. 6th Ave. Eugene, OR 97402

Food Basket Market Place Gunnar Monson

707 Garibaldi Ave
Garibaldi, OR 97118

Gearhart Grocery Molly Lowenberg 599 Pacific Way

Gearhart, OR 97138

Halsey Select Market Markeeta Noffsinger 360 W. 2nd St.

Halsey, OR 97348

Devin Oil Steven Scott

650 N 1st St, Ste D Hermiston, OR 97838

R&M Foods, Inc. d/b/a Hank's Thriftway
Tom Evans

661 SE Baseline Rd. Hillsboro, OR 97123

Manzanita Fresh Foods Tim Welsh

730 Manzanita Ave
Manzanita, OR 97130

Chester's Thriftway Robert Cowan Thompson 631 West Main St.
John Day, OR 97845

Sherm's Thunderbird Market, Inc. Steve Olsrud

PO Box 1400
Medford, OR 97501

Erickson's T/W Madras Doug Schmidt
561 SW Fourth St. Madras, OR 97741

Mill City Market Place Michelle Cornwell 829 SW 1st St.

Mill City, OR 97360

J.C. Thriftway Nadine Layfield
107 N. Cost Hwy 101

Newport, OR 97365

Bales
Vince Lucibello
12675 NW Cornell Rd. Portland, OR 97229

Everyday Deals Extreme Discount Inc Steve Harkless
600 SE 146th Ave Portland, OR 97236

Lamb's Garden Home Cary Kutter

7410 SW Oleson Rd. Portland, OR 97223

Erickson's T/W Prineville Josie

315 W. Third St. Prineville, OR 97754

Rockaway Beach Market Hwoan Jeong

208 S Anchor St
Rockaway Beach, OR 97136

Scio Hometown Market Sam Singh

PO Box 610
Scio, OR 97374

Sheridan Select Rodney Kotoff 135 S. Bridge St.

Sheridan, OR 97378

Kirby Company Brian Brame

P.O. Box 777
St. Helens, OR 97051

Terrebonne Thriftway Bonnie Villastrigo 8431 11th St.
Terrebonne, OR 97760

JC Market Toledo, Inc. Bob Anderson
336 NE Hwy 20
Toledo, OR 97391

Hoodland Thriftway John Archer
P.O. Box 1267 Welches, OR 97067

Wilsonville Deli Thriftway Chris May

8255 SW Wilsonville Rd. Wilsonville, OR 97070

Food 4 Less Mega Foods Robert Kennedy

2215 National Way
Woodburn, OR 97071

Shop 'n Save Phil Safran 2910 Duss Ave

Ambridge, PA 15503

Tusca Shop 'N Save John Spagnola
4935 Tuscarawas Rd

Beaver, PA 15009

Selecto
Edwin Herrara 320 Pond Street
Bristol, PA 19007

Recreational Concepts Development Corp. d/b/a Dutch Springs
Stuart W. Schooley 4733 Hanoverville Rd.
Bethlehem, PA 18020

Petrucci Market, IGA Tom Petrucci

1412 Main St.
Burgettstown, PA 15021

Butcher Block Meats & Seafood Lorne Peters
3055 Biglerville Rd.

Biglerville, PA 17307

Duritza's Enterprises Inc Rebecca Duritza
617 West Pike St Canonsburg, PA 15317

Coudersport Shop 'N Save Stan Swank
91 2nd St

Coudersport, PA 16915

Cresson Shop 'N Save Vincent LaMantia 1213 Second St

Cresson, PA 16630

Hurley's Fresh Market Robert Hurley
P.O. Box 404 Dushore, PA 18614

Shady Maple Farm Market Nancy Martin

1324 Main St
East Earl, PA 17519

Hawley IGA Market Dawn Questone

52 Welwood Ave
Hawley, PA 18428

Lake Region IGA Jim Shook

PO Box 320
Hawley, PA 18428

Houtzdale SNS Express Deborah Miller
541 Spring Street

Houtzdale, PA 16651

Valeski's Fourth Street Market Inc Tom Valeski
4 N Street Ext Indiana, PA 15701

Market Basket Gary Swan 1407 Dwight Dr

Johnstown, PA 15904

Wonderland Amusement Management, LLC
Rick Stammel

2249 Lincoln Highway East Lancaster, PA 17602

Karns Prime & Fancy Food Ltd. Scott Karns

675 Silver Spring Road Mechanicsburg, PA 17050

Mallard Markets, Inc. Frank Khun
161 S. Second St. Lehighton, PA 18235

Grimms IGA Central Market, Inc. Bob Mitchell

10 N. Main St. Middleburg, PA 17842

Masontown Shop n Save Sandy Bruce
1882 McClellantown Rd
Masontown, PA 15461

Cox Market Steve Cox

711 Route 481
Monongahela, PA 15063

Haymaker Village Shop 'N Save Ray Blosel
4548 Broadway Blvd

Monroeville, PA 15146

Gold Crown Shop N Save Anthony Previte
1309 Shoemaker St Nanty Glo, PA 15943

Saylors Market Carol Long
37 Carlisle Rd

Newville, PA 17241

Cousins Fresh Market Rushdi Mohammad 6411 Woodland Ave

Philadelphia, PA 19142

Castle Shannon Shop 'N Save Dan McNaab

799 Castle Shannon Blvd Pittsburgh, PA 15234

Ross's Markets LLC Bob Sliva

1850 Centre Ave
Pittsburgh, PA 15219

Port Allegany Shop N Save Cindy Goodliff

50 W Mill St
Port Allegany, PA 16743

Fezell County Market Tim Fezell

201 N Hampton Ave Punxutawney, PA 15767

Gale L O'Neil Gale O'Neil

10929 Riverhill Rd
Shippenville, PA 16254

Landis Supermarket Inc Larry Mihalko
2685 County Line Rd Telford, PA 18969

Community Super Marekt Verona Connie Croyl
1117 Milltown Rd

Verona, PA 15147

Belko Foods LLC Richard Bell
206 West High St. Waynesburg, PA 15370

Mihelic Shop-n-Save Mike Walker

184 Rochester Rd West View, PA 15229

Summit General Store Matthew Skaling

25 Old Summit Rd Greene, RI 02827

Corley's IGA Express Chris Brown

1220 Hwy 72 West
Greenwood, SC 29646

Boulineau's Food Plus Curtis Matthews

212 Sea Mountain Hwy
N Myrtle Beach, SC 29582

HMS Ventures, LLC - Richburg IGA Nilesh Patel

3191 Lancaster Highway
Richburg, SC 29729

Kessler's, Inc. Jason Holm 621 6th Ave. SE

Aberdeen, SD 57401

Lemmon IGA Tiffany McCartney 409 Main Ave
Lemmon, SD 57638

Tucker's SuperValu Bruce Tucker
PO Box 11 Miller Miller, SD 57362

County Fair Food Stores Jim Stewart
1305 W. Havens
Mitchell, SD 57301

Payless Foods Josh Stocick

214 W Grand Crossing Mobridge, SD 57601

Big D Oil Co Don Policky PO Box 1378

Rapid City, SD 57709

Dakota Crossing Foods Mark Stevenson

2410 SD Hwy 10
Sisseton, SD 57262

County Fair Foods of Watertown South Dakota, Inc.
Jeff Gamber 14 2nd St. NE
Watertown, SD 57201

Holt's IGA David Holt 1050 Main St

Bean Station, TN 37708

Ram's Trading LTD Hamir Sabnani
PO Box 78

Basseterre, St. Kitts

Bradford Bestway Tracy Tate
124 W Main St Bradford, TN 38316

Cash Saver James Johnson 795 S Main St

Ashland City, TN 37015

Rex's Foodland Rex Messick
4666 S Nashville Hwy Chapel Hill, TN 37034

Murphy's Food Stores Todd Murphy
3426 Hwy 48

Charlotte, TN 37036

Hilltop Supermarket Brian Brown
400 Hwy 149

Clarksville, TN 37040

Cooke's Food Store Benjie Widner 3400 Keith St

Cleveland, TN 37312

Piggly Wiggly Todd Foxx

119 Nashville Hwy
Columbia, TN 38401

KWGV LLC
Don Demko 1897 Genesis Rd

Crossville, TN 38555

Chappell's Food Store Mike McGuire

691 Hwy 70 E
Dickson, TN 37055

Gerald's Foodland David West

200 College St W Fayetteville, TN 37334

Tony's CBEE, Inc. d/b/a Tony's Foodland Tony Hunter

PO Box 249
Joelton, TN 37080

Lawrence Foods Inc Mike Lawrence

134 W Kingston Springs Rd Kingston Springs, TN 37082

McMinnville Foodland Plus Dennis Lann
835 New Smithville Hwy Ste 25

McMinnville, TN 37110

Piggly Wiggly #340 Josh Rudder
754 W Main St Monteagle, TN 37356

Pleasants Grocery Steve Pleasants 15275 Hwy 57

Moscow, TN 38057

Tietgens Super Rama #7 Doug Minnich

4955 Hwy 43 N
Mt Pleasant, TN 38474

Harshamika, Inc. Dharmesh Patel

3530 Hwy. 218 Bypass
Paris, TN 38242

Kirkpatrick's Foodland Jason Kirkpatrick

100 N Cedar Ave
S Pittsburg, TN 37380

Spring City Piggly Wiggly Jason Price

141 E Clinton Ave Spring City, TN 37381

Deaton's Marketplace Bryan Newman

2038 Hwy 45 ByPass S
Trenton, TN 38382

Piggly Wiggly #368 Greg Jackson

811 E Lincoln St Tullahoma, TN 37388

E.W. James & Sons, Inc. Ken Pink
1308-14 Nailing Dr. Union City, TN 38261

Al's Foodland Mark Beeler PO Box 429
White House, TN 37188

Bates Foods Dong L Lee
108 N Porter St Winchester, TN 37398

Porter's
Frank Guerreru 101 E Sul Ross Ave Alpine, TX 79830

Angel Fire Mini Mart Ryan Hodge

320 S Polk Suite 100
Amarillo, TX 79101

Viva Food Mart Rafig Moredig 8610 N Lamar

Austin, TX 78753

Lou's Supermarket New Raju Karovalia
406 Grand Ave

Bacliff, TX 77518

Shoppin Baskit Trish Schwertner 610 Hutchings Ave

Ballinger, TX 76823

Carniceria La Vaquita Carlos Uriostegui 2312 N Alexander Dr Baytown, TX 77520

Huddleston Grocery Allen Huddleston 301 Halesboro St

Bogata, TX 75417

Lopez Food Stores Leticia Lopez 1800 E VanBuren

Brownsville, TX 78520

City Market Kurt Jaeger 200 E Renfro St

Burleson, TX 76028

Minyards
Tim Van Slyke

1430 Valwood Pkwy
Carrolton, TX 75006

Optimistix Business, Inc. Karim Maknojia

4201 N Frazier Rd Conroe, TX 77304

GCM The Big Store Inc Keith Zahar

2385 Hwy 87
Crystal Beach, TX 77650

AAJ Investments Inc. d/b/a Betty's Pizza 'n Pasta
Alaudin Khuwaja 1201 Elm St. # LL02
Dallas, TX 75270

Empire Petroleum Partners LLC Mike Dove
8350 N Central Expy Ste M2185 Dallas, TX 75206

Terry's El Mariachi Supermarkets Rick Claus
2310 St. Germain
Dallas, TX 75212

IGA Foodliner d/b/a Market Place Jason Badejo

1202 S FM 51
Decatur, TX 76234

Casino Grocery JoAnn Morales 42 Academy

Eagle Pass, TX 78852

Eagle Grocery and Market Jaime Rodriguez

299 Main St
Eagle Pass, TX 78852

Mata's Fruit Store Jaime Mata
3334 Fort Blvd.

El Paso, TX 79930

San Eli Supermarkets Hector Saneli
PO Box 12235

El Paso, TX 79913

Elrod's Cost Plus #11 Kevin Hennessy 3220 N Main

Fort Worth, TX 76106

Baywood Foods Tony Wood

301 S Brazosport
Freeport, TX 77541

Seven Seas Grocery Thomas Harrison

PO Box 5299 Jamaica Beach Galveston, TX 77554

David's Supermarkets Inc Donnie Button

PO Box 350
Grandview, TX 76050

Hearne Supermarket Mike Ali

917 W Brown St Hearne, TX 77859

Baywood Foods Michael Wood 6721 Main

Hitchcock, TX 77563

Big City Food Jane Chan

11330 Homestead Rd
Houston, TX 77016

Bob and Nhi Inc John Vuong 13824 Almeda
Houston, TX 77053

Consumer Retail Food Inc Omar Panjwani
7707 Tanglewild Ave
Houston, TX 77036

Cox's Foodarama Inc Kim Alepa
10810 S Post Oak Houston, TX 77035

El Ahorro Supermarket Juan Gonzales

150 W Parker Rd Houston, TX 77076

Fiesta Mart Inc Robert Quintanilla 5235 Katy Freeway

Houston, TX 77007

Food World Salah Yousef 549 Greens Rd

Houston, TX 77060

Kashmir Road Lines, LLC a Texas limited liability company
Gurvinder Sooden 6900 N Loop East Houston, TX 77095

Neu-Mart Mike Neutze

3280 Junction Hwy
Ingram, TX 78025

Sellers Bros. Inc. Johnny Sellers 4580 S Wayside Dr Houston, TX 77087

Bill L Dover Co Randy Fuller PO Box 600
Jasper, TX 75951

Sunmart, Inc. Anthony Sullivan
P.O. Box 4456 Houston, TX 77210

Jerry's Food King LLC Jerry Dorman
165 Oyster Creek Dr Lake Jackson, TX 77566

Hill Country Grocery Store Cash
8949 FM 1283
Lakehills, TX 78063

Prontos Meat Market Jose Santos
2720 N Malinche
Laredo, TX 78043

Gayathiri Inc Suresh Kumar
101 E Corporate Dr Lewisville, TX 75067

Pay & Save Inc d/b/a Lowe's John Potter

1804 Hall Ave
Littlefield, TX 79339

United Supermarkets LLC Diane Earl

5801 MLK Blvd
Lubbock, TX 79404

K. Ram Business, Inc. Karim Maknojia 13403 Stagecoach Rd

Magnolia, TX 77355

Magnolia Food Inc Karim Maknojia

26550 Nichols Sawmill Rd Magnolia, TX 77355

RGV Globe Supermarket Virginia Saldivar

PO Box 6029
McAllen, TX 78501

Thrif-Tee Food Center Daniel McManos 10955 Eagle Drive

Mont Belvieu, TX 77580

Market Basket Foods Jim Urban
2420 Nederland Ave

Nederland, TX 77627

Brahma Mart Joe Clifton 400 E Main St

Omaha, TX 75571

Family Center IGA Michael Hall
418 S Allister St

Port Aransas, TX 78373

Farid Abusaleh Farid Abusaleh 2600 Memorial Blvd

Port Arthur, TX 77640

Arlan's Market Ames Arlan

4614 Nasa Parkway
Seabrook, TX 77586

Red Rock Grocery Hetal Patel

1945 Fm 20
Red Rock, TX 78662

Dick's Food Store - Seadrift Karen Barton

PO Box 430
Seadrift, TX 77983

Vinyard Enterprises d/b/a Vinyard's Lake Store

John K Vinyard 6693 FM-115
Scroggins, TX 75480

Debra Gilles Debra Gilles
105 Ripple Creek St Shavano Park, TX 78231

Patek's Grocery Bob Patek
PO Box 635

Shiner, TX 77984

Blue Marlin Supermarket Omar Martnez
2912 Padre Blvd

South Padre Island, TX 78597

RF & Sons Properties LLC Jaswinder (Jesse) Randhawa 533 Coyote Rd

Southlake, TX 76092

Hodges Food Basket Tracy Hodge

26824 I-45 North
Spring, TX 77386

SS Fuels Inc Penny Sidhu PO Box 1106

Tatum, TX 75691

Food King Tony Melchor 915 6th St N

Texas City, TX 77590

Food Rite Market Kiet Nguyen 5320 FM-1765

Texas City, TX 77591

LPT Retail Management Services Sam Bitton
449 Longhorn Trail

Weatherford, TX 76087

Noble Roman's Spring Texas LLC and Deborah Gonzalez

Alan Avila
4 Green Blande Lane
The Woodlands, TX 77380

Willis Supermarket Sam Prasla
504 S Danville St Willis, TX 77378

Lakeland West Capital II LLC Sam Bitton

449 Longhorn Trail
Weatherford, TX 76087

Jack & Jill Lanes, Inc. Sam Wadley
105 S. 700 East

American Fork, UT 84003

Winegar's Supermarket, Inc. Eston Winegar

3371 S Orchard Dr Bountiful, UT 84010

Stewart's Markets Mark Stewart

621 East Main St Castle Dale, UT 84513

Quality Markets Ellen Springer 180 E Main

Delta, UT 84624

Al's Foodtown (Kelly Ann Hatch) Kelly Ann Hatch

171 East Main
Duchesne, UT 84021

Valley Market Carly Worden

2555 Wolf Creek Dr Eden, UT 84310

Main Street Market Sandra Behling

15 W Main
Ferron, UT 84523

Ute Plaza Supermarket Uleeta Myore

775 E Hwy 40
Fort Duchesne, UT 84026

Lake View Market Michael Moldenhauer 485 N Bear Lake Blvd Garden City, UT 84028

Soelberg's Market Carol Jefferies 213 E. Main

Grantsville, UT 84029

Melon Vine Food Store Penny Riches
80 S Broadway

Green River, UT 84525

Day's Markets Carl Day
890 S Main St

Heber City, UT 84032

R&A Market Dean Armstrong 408 S Main St Helper, UT 84526

Thrifty Enterprises, Inc. d/b/a Hometown Market

Derek Potter 221 N. Main St.
Huntington, UT 84528

Farmer's Market
L. Lamar Gubler 495 N State St

La Verkin, UT 84745

Red Mountain Market Todd Muse

374 S 200 E
Ivins, UT 84738

Leeds Market Todd Muse

PO Box 460760
Leeds, UT 84746

Kamas Foodtown Phil Bair

145 W 200 S
Kamas, UT 84036

Royal's Food Town Misako Taylor

135 S Main St Loa, UT 84747

Lee's Market Place Inc. Johnathan Badger

555 E 1400 N
Logan, UT 84321

Manti Market, Inc. Tyler Merrill

35 E. Union
Manti, UT 84642

Andy's Market John Hansen 515 N Main

Monroe, UT 84754

Valley Vista Grocery LC Dennis Lawrence
15 S Hwy 89 #1

North Salt Lake City, UT 84054

Wangsgard's Market Mike Child
120 N Washington Blvd Ogden, UT 84401

Drew Leroy Drew Leroy
355 E State Rd 39

Orangeville, UT 84537

Macey's Inc. Darin Peirce 880 N State
Orem, UT 84057

Petersons Marketplace Ellen Whall

1777 W 12600 S
Riverton, UT 84065

Winegar's Supermarket, Inc. Sarah Mildon

3400 W 4800 S
Roy, UT 84067

Food World Inc. d/b/a Super Mercado De Las Americas
Craig Stahle 1179 S Navajo St
Salt Lake City, UT 84104

Payson Market Mike Tippets 586 N. Main St.
Payson, UT 84651

Ms and Sons Inc Sharanjit Multani 3805 Midland Dr

Roy, UT 84401

Stokes Fresh Food Market Jerry Gaskin

795 N State Rd 198
Salem, UT 84653

Neighbors Market Dennis Lawrence 15 S Hwy 89 #1

Salt Lake City, UT 84054

Corner Market LLC d/b/a South End Market
Eric Scholer 820 N 700 E
Provo, UT 84606

Planet Wireless Inc d/b/a Nobler Roman's Utah PS
Eric Quintana 5519 S 1900 W
Roy, UT 84067

Blue Aardvark Inc dba Utah Kangaroo Zoo

Mike Dean
3267 E 3300 S, #138
Salt Lake City, UT 84109

Olympus Hills Lanes Inc Gordon Lindstrom 4015 S Wasatch Blvd

Salt Lake City, UT 84124

Miner Trading Post LLC Brittnie Medina

123 Market St.
Sunnyside, UT 84539

John's Marketplace David Brown

4141 S Redwood Rd Taylorsville, UT 84123

Davis Food & Drug Jani Davis

575 West Main
Vernal, UT 84078

Dabini of Maryland LLC Musse Leakemariam 3817 Whitman Road

Annandale, VA 22003

Bridgewater Foods Lee Armbuster 519 N Main Street

Bridgewater, VA 22812

Farmer's Foods
Myles (Allen) Johnson
P.O. Box 160

Chase City, VA 23624

Hall's Great Valu Tamy Wilder

3895 James Monroe Hwy Colonial Beach, VA 22443

Fork Union IGA Vijay Patel

4312 James Madison Hwy Fork Union, VA 23055

Red Front Supermarket John Garber

677 Chicago Ave
Harrisonburg, VA 22802

Fresh World Jason Kim 1070 Elden St

Herndon, VA 20170

FD Foods Inc Brian Stanley 501 B Main St

Kenbridge, VA 23944

EMC IV LLC d/b/a Bungalow Sports Grill Win Froelich

7601 Lewinsville Rd Ste 306
McLean, VA 22102

EMC III LLC d/b/a Bungalow Sports Grill Win Froelich
7601 Lewinsville Rd Ste 306
McLean, VA 22102

Miller's Market Bikramjit (BJ) Singh 628 Mineral Avenue
Mineral, VA 23117

Game's Farmers Market David Game
503 Harpersville Road Newport News, VA 23601

M.L. Panda Cakes LLC Benny LeBon

7339 Ruthven Rd
Norfolk, VA 23505

Pound IGA Skip Nantz

11133 Indian Creek Rd Pound, VA 24279

Jim's Local Market Jim Scanlon

PO Box 8063
Richmond, VA 23223

Kings Supermarket John Jeong
2102 Keswick Ave

Richmond, VA 23224

RH Roanoke, Inc. Bob Houghtalen 1906 Belleview Ave.

Roanoke, VA 24033

Urbanna Market IGA Harry Bullock
335 Virginia Street

Urbanna, VA 23175

Wakefield Great Valu Tommy Garrett

PO Box 516
Wakefield, VA 23888

J&J International Chris Lee

16593 River Ridge Blvd Woodbridge, VA 22191

Pratt's Corey Pratt

Highways 125 & 22A Bridport, VT 05734

Cambridge Village Market Bruce MacMillan

113 S Main St Cambridge, VT 05444

Georgia Market Ray Bouffard

962 Ethan Allen Hwy Georgia, VT 05454

Amboy Market, Inc. Darcy Williams 39812 NE 216th St.

Amboy, WA 98601

Saar's
Brian Crofts
1702 Auburn Way North Auburn, WA 98002

The North West Company International Inc
Angela Miller
3633 136th Place SE Suite 110
Bellevue, WA 98006

Ralph's Red Apple #379 Glyn Correll
6724 Kitsap Way
Bremerton, WA 98312

Harvest Foods-Brewster Market Place Victor Vargas

PO Box 69
Brewster, WA 98812

Fuller Market Basket, Inc. Ken Grasser
505 S. Tower

Centralia, WA 98531

Shop 'N Kart Garet Russo
2100 N National Ave Chehalis, WA 98532

PND Mercado LLC d/b/a El Mercado de Grandview

Phillip G. Blackburn 130 Titchenal Rd.
Cashmere, WA 98815

Watson Grocery Group LLC dba Riverside CenterPlace Market Corey Watson

34710 N Newport Hwy Chattaroy, WA 99003

Myers Group LLC Christina Conrad PO Box 1170

Clinton, WA 98236

REM Market, LLC Phillip G. Blackburn 130 Titchenal Rd.

Cashmere, WA 98815

Shop & Kart Darris McDaniel
2100 N. National Ave. Chehalis, WA 98532

Albert's Red Apple Richard Frank
PO Box 366

Concrete, WA 98237

18th Street Grocery & Deli Rachel Woolsey

1801 North Walnut Street Ste 1
Ellensburg, WA 98926

Everybody's Elma Mike Werner

PO Box 3022
Elma, WA 98541

Valmark Inc John Stimpson PO Box 948

Friday Harbor, WA 98250

Granite Falls IGA Market Mike Trask
115 N Granite Ave Granite Falls, WA 98252

Swanson's Foods Tom Seguin Jr 915 Simpson Ave

Hoquiam, WA 98550

Front Street Market Cally Merrifield
80 Front St

Issaquah, WA 98027

Bridle Trails Red Apple, LLC Duane Pearson
6625 132nd Ave. NE
Kirkland, WA 98033

Pioneer Market Al Hayton
416 E Morris
La Conner, WA 98257

County Market #1593 Chris Gooding
303 91st Ave NE
Lake Stevens, WA 98258

Jay's Market Keith Perry 1809 124th NE

Lake Stevens, WA 98258

Michael Mayer Michael Mayer PO Box 247

Mabton, WA 98935

Mortons Thriftway Christi Greiter

461 Second St
Morton, WA 98356

Okie's #2 Thriftway Michelle Edwards 1820 Bay Ave.

Ocean Park, WA 98640

Blanton's IGA Hal Blanton
13040 US Hwy 12

Packwood, WA 98361

Fiesta Foods of Oregon, Inc. Craig Gaylord
115 S. 10th Ave. Pasco, WA 99301

Fischer's Market IGA Everyday Kathy Lund

PO Box 249
Randle, WA 98377

Everybody's Supermarket Mike Kennedy

701 Willapa
Raymond, WA 98577

Bailey's IGA Tammy Bailey 10333 Hwy 12

Rochester, WA 98579

Boulevard Park Thriftway #109 Beth McCormick

12000 Des Moines Way Seattle, WA 98168

KAV Ventures, Inc. d/b/a City Market Kurt Vold

1722 Bellevue Ave.
Seattle, WA 98122

Ken's Market - Queen Anne Joe Vizzare

2400 6th Ave W Seattle, WA 98119

L&G Venture Corporation d/b/a Dan's Belltown Grocery

Ed Peters 2221 3rd Ave.
Seattle, WA 98121

Selah Red Apple Mart Rick Fowler
Selah Red Apple Mart Selah, WA 98942

Montlake Blvd Market Scott Iverson

2605 22nd Ave. East Seattle, WA 98112

Pioneer Select Grocery Rick Manlow
116 Willapa Ave

South Bend, WA 98586

Sid's IGA Charles Winn

4410 Pacific Way
Seaview, WA 98644

Barney's Harvest Foods, Inc. David Stocking
11205 E. Dishman Mica Rd. Spokane, WA 99206

Webb's Empire Foods Michael Webb
W 1 Front St
St John, WA 99171

Speed-E-Mart, Inc.
J.K Yoon
3040 Steilacoom Blvd.
Steilacoom, WA 98388

A&J Select Market John Mobley
PO Box 789
Stevenson, WA 98648

Blue Sky Market Michael Mayer 116 Chehalis Ave.

Toppenish, WA 98948

Vashon Market IGA Shawn Hoffman

17639 100th Avenue SW Vashon, WA 98070

Town and Country Market Roland Hanson

201 S Main St Warden, WA 98857

Washougal Food Center Jesse Singh
1736 E St.

Washougal, WA 98671

Stolz Northwest Inc d/b/a Food Market Kip Bonds
PO Box 58

Wauna, WA 98395

Cedar Village IGA Brenda Hoven 206 E Walnut

Winlock, WA 98596

Winthrop Red Apple Mike Walker

P.O. Box 70 Winthrop, WA 98862

County Market Lucas Blatter

14019 Woodinville Duvall Rd Woodinville, WA 98072

Wray's Food Stores Chris Brown

5605 Summitview Ave.
Yakima, WA 98908

Zillah Food Center, Inc. John H. Hill

145 First Ave.
Zillah, WA 98953

A-F County Market Joe Hebior

215 W North St Adams, WI 53910

Amherst Family Foods Russ Schroeder

PO Box 207
Amherst, WI 54408

Rechek's Food Pride Brenda Ekmayer
609 North Spring Street Beaver Dam, WI 53916

Backes Food Mart Daniel Backes 382 Main St
Birnamwood, WI 54414

Sal's Food Center Paula Sarvello
504 South Main St. Black Creek, WI 54106

Gooseberries Fresh Food Market David Spiegelhoff

690 West State Street Burlington, WI 53105

Columbus Sentry Silka Stier

150 Commerce Drive
Columbus, WI 53925

Lotter's LLC
Nadine Westmayer 300 W. Glen

Crandon, WI 54520

Schaefer's Food Mart Debbie Johnson
PO Box 305

Crandon, WI 54520

Edgar IGA Lance Bauer 304 Third Ave

Edgar, WI 54426

Elkhorn Sentry Foods Jon Curry
801 N Wisconsin St Elkhorn, WI 53121

Pat's Market Rachel Borneman 117 N McKenzie

Gillett, WI 54124

Ormson's SuperValu Brian J Ormson

124 Oak St
Glenwood City, WI 54013

Mayville's Market David Mayville 315 S Main St

Greenwood, WI 54437

Hillsboro County Market Melinda Campbell E18590 Wisconsin 33

Hillsboro, WI 54634

Iola Sentry Foods Doug Kulinski 125 Meadow Rd

Iola, WI 54945

Stinebrink's Lake Geneva Foods LLC Mark Stinebrink
100 E. Geneva Sq.

Lake Geneva, WI 53147

Conrad's Sentry Foods Brian Conrad

105 S Madison St Lake Mills, WI 53551

Lake Mills Market Diane Williamson

375 W Tyranena Park Rd Lake Mills, WI 53551

Lakewood Supervalu Dave Seeber

17186 Twin Pines Rd Lakewood, WI 54138

Capitol Center Market Diane Williamson

111 N. Broom St. Madison, WI 53703

Rob's Family Market Lori Scheffler

2330 Menasha Ave
Manitowoc, WI 54220

The Butcher's Corner Mohammad Taha PO Box 8

Marion, WI 54950

Piggly Wiggly Mayville Curt Schmidt
1440 Horicon St
Mayville, WI 53050

Medford County Market Glen Bersie
PO Box 407
Medford, WI 54451

Bulk Petroleum Corp Gary Dhaliwal
9653 N Granville Rd Mequon, WI 53097

Dave's County Market Ray Lefferts

300 E. First St. Merrill, WI 54452

71st Lisbon Sentry Pat Martin

7101 W Lisbon Ave Milwaukee, WI 53210

Best Food & Meat Market Sam Ayesh

2430 N Martin Luther King Dr Milwaukee, WI 53212

El Rey Food Mart Socorro Franco 1320 W Burnham St

Milwaukee, WI 53204

El Rey Plaza Inc Jason Hyland
3524 W Burnham St Milwaukee, WI 53215

MK Food Market Jaspreet Gill
4623 W Burleigh St Milwaukee, WI 53210

Roundy's Supermarkets, Inc. Todd Willits

875 E Wisconsin Ave Milwaukee, WI 53202

Sentry Foods Doug Schwans

9210 W Lisbon Ave Milwaukee, WI 53222

Silver Spring Meat Sammy

6350 W Silver Spring Dr Milwaukee, WI 53218

Point Grocery Inc Jeff Basting

622 Dodge St
Mineral Point, WI 53565

Piggly Wiggly Judy Semrad

W 189 S 7847 Racine Ave
Muskego, WI 53150

Stells Piggly Wiggly, Inc. Bonnie Kautzer

2243 Calumet Dr.
New Holstein, WI 53061

Marcouiller's Foods Inc Shannon Marcouiller 501 Washington Ave
Niagara, WI 54151

Charles Potter, Inc. Charles (Chuck) Potter 2201 E. Rawson Ave. Oak Creek, WI 53154

Thompson's County Market Mike Thompson
722 Brazeau Ave.
Oconto, WI 54153

Scott & Lori's Family Foods Scott Jalling

PO Box 176
Owen, WI 54460

Marv & Alison's Sentry Foods Cindy Bathery

25300 75th St
Paddock Lake, WI 53168

Port Washington Sentry Foods Joseph Sanfilippo

101 West Seven Hills Road Port Washington, WI 53074

Pierce's Markets Paul Frey
2915 New Pinery Road Portage, WI 53901

Prentice IGA Deloris J Dearth 520 Center St

Prentice, WI 54556

Super Ron's Food Center John Ullmer
960 C.R. B

Pulaski, WI 54162

Reedsburg Village Market Craig Stovey

115 2nd St.
Reedsburg, WI 53959

Viking Village Foods Pamela Schulenberg 150 Viking Dr

Reedsburg, WI 53959

Mark's Market Mark Watters 108 Lincoln Ave

Rio, WI 53960

Dick's Fresh Market Dick Rinehart

P.O. Box 239
River Falls, WI 54022

Opahle's Piggly Wiggly Janet Bennett

724 Phillips Blvd. Sauk City, WI 53583

Charlie's County Market Kelly Sufka

521 S Main
Shawano, WI 54166

St Germain Sentry David Weber
PO Box 99
St Germain, WI 54558

People's Meat Market Lee Falkavage
1765 County Rd.
Stevens Point, WI 54482

Davel's One Stop Mark Kraus
307 3rd Ave
Stratford, WI 54484

Thorp SuperValu Cheryl Niemuth 110 W. Prospect St. Thorp, WI 54771

Baker's Three Lakes Foods Rob Baker

1593 Hwy 32
Three Lakes, WI 54562

Cedar Street Market Judi Hegewald

234 Cedar Street
Tigerton, WI 54486

Great Lakes Foods of Tomahawk Patrick D Fritz
990 N 4th St Tomahawk, WI 54487

Nelson's County Market Tim Hoglund
662 N 4th St Tomahawk, WI 54487

Mike's Supermarket Steve Janesch
PO Box 77

Townsend, WI 54175

Austads Supervalu Adam Austad

608 US Hwy 8
Turtle Lake, WI 54889

Miller and Sons Supermarket Laura Eyler

210 S Main
Verona, WI 53593

Village Market William Schultz 1230 N. Main St. Viroqua, WI 54665

Quality Foods IGA Rib Mountain Scott Fritsche

2900 Rib Mountain Dr Wausau, WI 54401

Wayne's Star of the North Market, Inc. Chanda Elliott
P.O. Box 366 Webster, WI 54893

Quality Foods Rib Mountain Scott Fritsche

2900 Rib Mountain Ave. Wausau, WI 54401

Wayne's Piggly Wiggly Wayne Krueger
910 E. Main St. Winneconne, WI 54986

Solberg Enterprises LTD d/b/a Trig's Food and Drug

Julie Enerson 110 S 17th Ave
Wausau, WI 54401

Quality Markets Merlin Jeffery 1021 W Grand Ave

Wisconsin Rapids, WI 54495

M and J Operations, LLC d/b/a One Stop

Michael R. Graney 500 River East Dr. Belle, WV 25015

Smith's Foodfair Mary Jane Joseph 106 Beech Street

Clendenin, WV 25045

Eddie's Supermarket Roger Armentrout

6057 Robert C Byrd Drive Bradley, WV 25818

Cornerstone IGA Phil Cutlip
123 Seneca Trail

Fairlea, WV 24902

Bigley Foodland Fresh Sheila Burgess

10 Spring Street
Charleston, WV 25302

Franklin Great Valu Alan Thomas
PO Box 219

Franklin, WV 26807

Piggly Wiggly Reid Meadows
24332 Midland Trail
Hico, WV 25854

TWJ Inc James Oppe 1206 Plum St
Parkersburg, WV 26101

Sissonville Piggly Wiggly Bob Kees
6405 Sissonville Dr
Sissonville, WV 25312

St Marys Galaxy Casey Edwards

1408 North Pleasants Hwy St Marys, WV 26170

G&R IGA
Tim McCoy 109 Baker St

Webster Springs, WV 26288

Goodson's Supermarket Inc Todd Goodson

PO Box 858
Welch, WV 24801

D.J.'s, Inc Kelly Holiday 895 Fort St

Buffalo, WY 82834

Hines General Store Ben Hines
14597 US Hwy 287

Fort Vashakie, WY 82514

Ron's Food Farm Ron Fiene
PO Box 272

Greybull, WY 82426

Benedict's Market James Benedict 950 N Hwy 414

Mountain View, WY 82939

Buckhorn IGA Warren Tritschler 723 Dayton Street

Ranchester, WY 82839

Blair's Super Market Kent Foulger

1801 Big Horn Ave Worland, WY 82401

K & K Island Pride John Artia Stovall

1782 Amate Kabua Blvd
Majuro, Marshall Islands, 96960

Shoppers Value Foods Brandon Rivers

2019 CPP CURRENT FRANCHISEES

Mega Foods LLC Patrick O'Neil PO Box 302

Delphi, IN 46923

Scott and Carissa Hettenbach Scott Hettenbach

300 Hope Court
Evansville, IN 47712

Schedule 3.26 To
Senior Secured Promissory Note and Warrant Purchase Agreement Franchise Agreements; FDD

(a) Franchisees:
Please see list attached to Schedule 3.25

(e)

The Franchisor is not authorized to sell franchises Noble Roman’s franchises in Hawaii. The Franchisor is not authorized to sell Craft Pizza & Pub franchises in the following states:


Hawaii.

Illinois.

Maryland.

Minnesota.

New York.

North Dakota.

Rhode Island.

South Dakota.

Washington.

Wisconsin.

Schedule 3.27 To
Senior Secured Promissory Note and Warrant Purchase Agreement

Leases

Leases:


Office Lease dated August 1, 2018 by and between Nobler Roman’s, Inc. and Alidade Heritage, I, LLC

Lease dated March 21, 2018 by and between Nobler Roman’s, Inc. and Pennsylvania Way Associates, LLC.

Lease dated August 15, 2017 by and between Nobler Roman’s, Inc. and KRG Fishers Station, LLC.

Lease Agreement dated July 2017 by and between Nobler Roman’s, Inc. and Villages @ Anson IV.

Lease of Premises dated September 28, 2016 by and between Nobler Roman’s, Inc. and Greenwalt-Monon Marketplace, LLC, as amended by the First Amendment to Lease Agreement dated October 10, 2016.

Lease dated April 23, 2019 by and between Nobler Roman’s, Inc. and Paragon Carmony, LLC, as amended by the First Amendment to Retail Lease Agreement dated July 15, 2019 and the Second Amendment to Retail Lease Agreement dated September 27, 2019.

Schedule 3.30 To
Senior Secured Promissory Note and Warrant Purchase Agreement Debt
Convertible Subordinated Notes

Lender	Outstanding Principal Amount as of the Closing Date
Lawrence & Susan Stanton*	$50,000.00
Everett A. Sheslow Trust*	$25,000.00
Richard Dolan	$25,000.00
Robert Wahl*	$25,000.00
Donald Miles*	$50,000.00
Robert Settembre*	$25,000.00
Edgar & Margaret Huffman	$50,000.00
James William Anderson III Rev Trust*	$50,000.00
Robert H. Paul	$100,000.00
Nolan & Pamela Schabacker*	$50,000.00
Cleveland Family Limited Partnership*	$100,000.00
Barry W. Blank TTEE FBO Barry W. Blank Living Trust*	$200,000.00
Herbst Capital Management	$200,000.00
James & Cornelia Sullivan	$50,000.00
Neal & Maria Stanton*	$50,000.00
Roger & Darla Weissenberg	$100,000.00
Paul & Jenny Mobley*	$50,000.00
Paul & Jenny Mobley*	$100,000.00
Sidney Stregosky*	$50,000.00
Lennard Christian Zwart*	$200,000.00
Orion Capital Investments, LLC	$100,000.00
Wedbush Securities, Inc. Custodian FBO Adam Gittler IRA*	$50,000.00
Wedbush Securities, Inc. Custodian FBO Jon Large IRA*	$50,000.00
Barry W. Blank Trust DTD*	$100,000.00
Isaac Blake*	$50,000.00

TOTAL	$1,900,000.00

* To be paid off on the Closing Date

Each Convertible Subordinated Note not being paid off on the Closing Date is due and payable January 31, 2023, unless earlier converted.

Schedule 4.17 To
Senior Secured Promissory Note and Warrant Purchase Agreement Post-Closing Matters

1.
The Issuer shall deliver to the Agent, on or before the date that is 45 days after the Closing Date, a Life Insurance Assignment for each Life Insurance Policy, which shall have been acknowledged in writing by the applicable life insurance company.

2.
The Issuer shall use commercially reasonable efforts to deliver to the Agent, on or before the date that is 45 days after the Closing Date, (i) a supplement to Life Insurance Policy no. 15-701-397 or an additional Life Insurance Policy, in each case on terms and from an insurance company as are reasonably satisfactory to the Agent, with respect to A. Scott Mobley, with a death benefit in an incremental amount of at least $3,000,000, and (ii) a Life Insurance Assignment with respect to any such supplement or additional Life Insurance Policy, which shall have been acknowledged in writing by the applicable life insurance company.

3.
The Issuer shall deliver to the Agent, on or before the date that is 45 days after the Closing Date, a Collateral Access Agreement with respect to 6612 E. 75th Street, Suite 450, Indianapolis, IN 46250.

4.
The Issuer shall deliver to the Agent, on or before the date that is 45 days after the Closing Date, a Control Agreement, in form and substance reasonably satisfactory to Agent, with respect to each deposit account and securities account maintained by any Note Party at Huntington National Bank and SunTrust Bank (to the extent not an Excluded Account (as defined in the Guaranty and Security Agreement)).

5.
The Issuer shall, on or before the date that is 45 days after the Closing Date, either (i) deliver to the Agent a Control Agreement with respect to all deposit accounts and securities accounts maintained at First Financial Bank, or (ii) provide evidence to the Agent that all deposit accounts and/or securities accounts maintained by any Note Party at First Financial Bank have been closed and all funds from such deposit accounts and/or securities accounts have been transferred to a deposit account and/or securities account of such Note Party that is subject to a Control Agreement.

6.
The Issuer shall have received, on or before the date that is 10 Business Days after the Closing Date, all certificates representing the Pledged Interests (as defined in the Guaranty and Security Agreement) owned by any Note Party as of the Closing Date and undated powers endorsed in blank with respect to such certificates.

7.
The Issuer shall have received, on or before the date that is 30 days after the Closing Date, the endorsements required by Section 4.5(a) in form and substance satisfactory to the Agent.

Schedule 4.17

8.
The Issuer shall have received, on or before the date that is 3 Business Days after the Closing Date, FedEx labels and receipts and copies of checks evidencing that payment in full has been tendered with respect to each of the Convertible Subordinated Notes to be repaid on the Closing Date as identified on Schedule 3.30.

Schedule 4.17